An investor should consider each Fund’s investment objectives, risks, and charges and expenses carefully before investing or sending money. This and other important information about each Fund can be found in the Funds’ prospectus. To obtain a prospectus, call toll-free 877-757-7424. Please read the prospectus carefully before investing.

NOT FDIC INSURED	MAY LOSE VALUE	NO BANK GUARANTEE

i

LETTER TO SHAREHOLDERS

Dear Fellow Shareholders,

We are pleased to present the enclosed annual report for Regions Morgan Keegan Select Mid Cap Growth Fund, Regions Morgan Keegan Select Growth Fund, Regions Morgan Keegan Select Core Equity Fund, Regions Morgan Keegan Select Mid Cap Value Fund, Regions Morgan Keegan Select Value Fund, Regions Morgan Keegan Select Balanced Fund, Regions Morgan Keegan Select Fixed Income Fund, Regions Morgan Keegan Select Limited Maturity Fixed Income Fund, Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund, Regions Morgan Keegan Select Treasury Money Market Fund and Regions Morgan Keegan Select Money Market Fund (each a “Fund” and, collectively, the “Funds”). In this report, you will find information on each Fund’s investment objective and strategy and learn how your investment performed during the fiscal year ended November 30, 2008. The portfolio managers will also provide an overview of the market conditions and discuss some of the factors that affected investment performance during the reporting period. In addition, this report includes each Fund’s audited financial statements and portfolio of investments as of November 30, 2008.

As I write, the markets continue to operate under substantial stresses. Although, the worst appears to have passed, the current situation is far from normal. World economic worries compound our own domestic economic issues. Market places for stocks, bonds and other financial instruments continue to operate, but only marginally. Investors and lenders continue to be skeptical and unwilling to venture far from “home”. World governments are loosening credit and supporting institutions in an effort to avoid further declines. As managers of your Funds, our duty is to appraise the economic and market environment and do our best to select prudent and valuable investments. We continue in the belief that capitalism is still an outstanding economic system; that economic downturns are followed by recoveries; and that severely shaken financial markets will once again find their footings and operate normally. With these thoughts, we strive to provide you with worthwhile results.

As always, we appreciate your continued support of the Regions Morgan Keegan Select family of funds. It is important to stay focused on your long-term investment strategy. Your financial adviser can help you evaluate your portfolio’s performance to ensure that your diversified mix of investments is designed to help generate the long-term performance your goals demand. We remain committed to helping you pursue your financial goals through investments in our fund family. You have our commitment to bring you the highest level of disciplined decision-making and personal service to meet your financial needs. If you have any questions about the Funds, please call us toll-free at 877-757-7424.

Sincerely,

Brian B. Sullivan, CFA

President

Regions Morgan Keegan Select Funds

January 26, 2009

ABOUT SHAREHOLDER AND FUND EXPENSES (UNAUDITED)

All mutual funds have operating expenses and it is important for our shareholders to understand the impact of expenses on their investments. As a shareholder of a Fund, you may incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and on redemptions; and (2) operating costs, including management fees; to the extent applicable, distribution (12b-1) fees and/or shareholder services fees; and other Fund expenses. Operating costs, which are deducted from a Fund’s gross income, reduce the investment return of the Fund.

A Fund’s operating expenses are expressed as a percentage of its average net assets, which is known as the expense ratio. The following example is intended to help you to understand your ongoing costs (in dollars) of investing in the Funds and to compare these costs with the ongoing costs of investing in other mutual funds. The examples are based on an investment of $1,000 made at the beginning of the period and held for the entire six-month period beginning June 1, 2008 and ending November 30, 2008.

The following table illustrates your Fund’s costs in two ways:

Based on actual fund return.    This section helps you estimate the actual expenses that you paid over the period. The “Ending Account Value” shown is derived from the Fund’s actual return, and the fourth column shows the dollar amount that would have been paid by an investor who started with $1,000 in the Fund. You may use the information here, together with the amount you invested, to estimate the expenses that you incurred over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number given for your Fund under the heading entitled “Expenses Paid During Period.”

Based on hypothetical 5% return.    This section is intended to help you compare your Fund’s cost with those of other mutual funds. The table provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid during the period. The example is useful in making comparisons because the Securities and Exchange Commission requires all mutual funds to calculate expenses based on the 5% return. You can assess your Fund’s costs by comparing this hypothetical example with the hypothetical examples that appear in shareholder reports of other funds.

Please note that the expenses shown in the table are meant to highlight and help you compare your ongoing costs only and do not reflect any sales charges (loads) on purchases or on redemptions which may be incurred by some of the Fund’s share classes. Therefore, the hypothetical account values and expenses in the table are useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different Funds. In addition, if these sales charges (loads) were included, your overall costs would have been higher.

You can find more information about a Fund’s expenses, including annual expense ratios for the past five years, in the Financial Highlights section of this report. For additional information on operating expenses and other shareholder costs, please refer to the Funds’ prospectus.

ABOUT SHAREHOLDER AND FUND EXPENSES (UNAUDITED)

	Annualized Expense Ratio	Beginning Account Value June 1, 2008	Ending Account Value November 30, 2008	Expenses Paid During Period(1)

MID CAP GROWTH FUND
Actual
Class A Shares	1.29%	$1,000	$557.20	$5.02
Class C Shares	2.04%	1,000	554.90	7.93
Class I Shares	1.04%	1,000	557.80	4.05
Hypothetical (assuming a 5% return before expenses)
Class A Shares	1.29%	$1,000	$1,018.55	$6.51
Class C Shares	2.04%	1,000	1,014.80	10.28
Class I Shares	1.04%	1,000	1,019.80	5.25

GROWTH FUND
Actual
Class A Shares	1.30%	$1,000	$648.30	$5.36
Class C Shares	2.05%	1,000	645.70	8.43
Class I Shares	1.05%	1,000	648.90	4.33
Hypothetical (assuming a 5% return before expenses)
Class A Shares	1.30%	$1,000	$1,018.50	$6.56
Class C Shares	2.05%	1,000	1,014.75	10.33
Class I Shares	1.05%	1,000	1,019.75	5.30

CORE EQUITY FUND
Actual
Class A Shares	1.86%	$1,000	$611.40	$7.49
Class C Shares	2.61%	1,000	611.20	10.51
Class I Shares	1.61%	1,000	612.10	6.49
Hypothetical (assuming a 5% return before expenses)
Class A Shares	1.86%	$1,000	$1,015.70	$9.37
Class C Shares	2.61%	1,000	1,011.95	13.13
Class I Shares	1.61%	1,000	1,016.95	8.12

MID CAP VALUE FUND
Actual
Class A Shares	1.53%	$1,000	$643.10	$6.28
Class C Shares	2.28%	1,000	640.80	9.35
Class I Shares	1.28%	1,000	643.80	5.26
Hypothetical (assuming a 5% return before expenses)
Class A Shares	1.53%	$1,000	$1,017.35	$7.72
Class C Shares	2.28%	1,000	1,013.60	11.48
Class I Shares	1.28%	1,000	1,018.60	6.46
(1)	Expenses are equal to each Fund’s annualized expense ratio, multiplied by the average account value over the period, multiplied by 183/366 (to reflect the one-half year period).

ABOUT SHAREHOLDER AND FUND EXPENSES (UNAUDITED)

	Annualized Expense Ratio	Beginning Account Value June 1, 2008	Ending Account Value November 30, 2008	Expenses Paid During Period(1)

VALUE FUND
Actual
Class A Shares	1.31%	$1,000	$636.50	$5.36
Class C Shares	2.06%	1,000	634.10	8.42
Class I Shares	1.06%	1,000	637.30	4.34
Hypothetical (assuming a 5% return before expenses)
Class A Shares	1.31%	$1,000	$1,018.45	$6.61
Class C Shares	2.06%	1,000	1,014.70	10.38
Class I Shares	1.06%	1,000	1,019.70	5.35

BALANCED FUND
Actual
Class A Shares	1.41%	$1,000	$780.80	$6.28
Class C Shares	2.16%	1,000	778.30	9.60
Class I Shares	1.16%	1,000	781.80	5.17
Hypothetical (assuming a 5% return before expenses)
Class A Shares	1.41%	$1,000	$1,017.95	$7.11
Class C Shares	2.16%	1,000	1,014.20	10.88
Class I Shares	1.16%	1,000	1,019.20	5.86

FIXED INCOME FUND
Actual
Class A Shares	1.03%	$1,000	$943.40	$5.00
Class C Shares	1.78%	1,000	939.90	8.63
Class I Shares	0.78%	1,000	944.60	3.79
Hypothetical (assuming a 5% return before expenses)
Class A Shares	1.03%	$1,000	$1,019.85	$5.20
Class C Shares	1.78%	1,000	1,016.10	8.97
Class I Shares	0.78%	1,000	1,021.10	3.94

LIMITED MATURITY FIXED INCOME FUND
Actual
Class A Shares	1.00%	$1,000	$968.50	$4.92
Class C Shares	1.75%	1,000	964.90	8.60
Class I Shares	0.75%	1,000	969.10	3.69
Hypothetical (assuming a 5% return before expenses)
Class A Shares	1.00%	$1,000	$1,020.00	$5.05
Class C Shares	1.75%	1,000	1,016.25	8.82
Class I Shares	0.75%	1,000	1,021.25	3.79
(1)	Expenses are equal to each Fund’s annualized expense ratio, multiplied by the average account value over the period, multiplied by 183/366 (to reflect the one-half year period).

ABOUT SHAREHOLDER AND FUND EXPENSES (UNAUDITED)

	Annualized Expense Ratio	Beginning Account Value June 1, 2008	Ending Account Value November 30, 2008	Expenses Paid During Period(1)

INTERMEDIATE TAX EXEMPT BOND FUND
Actual
Class A Shares	1.00%	$1,000	$1,005.90	$5.01
Class C Shares	1.75%	1,000	1,002.20	8.76
Class I Shares	0.75%	1,000	1,008.20	3.77
Hypothetical (assuming a 5% return before expenses)
Class A Shares	1.00%	$1,000	$1,020.00	$5.05
Class C Shares	1.75%	1,000	1,016.25	8.82
Class I Shares	0.75%	1,000	1,021.25	3.79

TREASURY MONEY MARKET FUND
Actual
Class A Shares	0.65%	$1,000	$1,004.00	$3.26
Class I Shares	0.40%	1,000	1,005.30	2.01
Hypothetical (assuming a 5% return before expenses)
Class A Shares	0.65%	$1,000	$1,021.75	$3.29
Class I Shares	0.40%	1,000	1,023.00	2.02

MONEY MARKET FUND
Actual
Class A Shares	0.72%	$1,000	$1,008.10	$3.61
Class I Shares	0.47%	1,000	1,009.40	2.36
Hypothetical (assuming a 5% return before expenses)
Class A Shares	0.72%	$1,000	$1,021.40	$3.64
Class I Shares	0.47%	1,000	1,022.65	2.38
(1)	Expenses are equal to each Fund’s annualized expense ratio, multiplied by the average account value over the period, multiplied by 183/366 (to reflect the one-half year period).

REGIONS MORGAN KEEGAN SELECT MID CAP GROWTH FUND

OBJECTIVE & STRATEGY

Regions Morgan Keegan Select Mid Cap Growth Fund seeks long-term capital appreciation. The Fund invests primarily in equity securities of mid-capitalization companies (i.e., companies whose market capitalization falls within the range tracked by the Russell Mid Cap Growth Index at the time of purchase).

INVESTMENT RISKS:    Equity securities (stocks) can be more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. Mid-capitalization and growth stocks typically carry additional risk, since smaller companies generally have higher risk of failure and growth stocks generally have been more susceptible to market, economic and individual company developments and, in each case historically, these stocks have experienced a greater degree of volatility. The net asset value per share of the Fund will fluctuate as the value of the securities in the portfolio changes.

MANAGEMENT DISCUSSION OF FUND PERFORMANCE

What started out as a modest gain during the first half of the Fund’s fiscal year turned into an absolute rout in the second half of the fiscal year ended November 30, 2008. In our years of investment management experience, we have never seen stocks cascade down in price as they have over the last few months. The last few months will certainly be remembered well into the future.

For the fiscal year ended November 30, 2008, Regions Morgan Keegan Select Mid Cap Growth Fund’s Class A Shares had a total return of –41.79%, based on net asset value. The Russell Mid Cap Growth Index(1), the Fund’s benchmark, had a total return of –46.15% and the Lipper Mid Cap Growth Index(2) showed an average return of –45.29% during the same period. While the numbers were certainly not what we had envisioned at the beginning of the year, the Fund was able to outperform its index and peer group.

In what started as a long row of dominos falling over, the year began with poor performance from high-yield/structured debt funds, then on to bank stocks collapsing, a frozen financial system, and now potential major industrial problems (e.g., GM, Ford and Chrysler). We all are looking for what’s next, but perhaps all the dominos (or enough of them) have fallen over. The stock market has certainly declined enough to discount any (or most) unforeseen events.

While there were no sectors that provided positive returns, the Energy, Industrial and Consumer Discretionary sectors declined less than the market. Information Technology, Materials, and Financials were the weaker performing sectors. Individual stocks that added to performance were: Dollar Tree Stores, +47%; Southwestern Energy, +38%; Church & Dwight, +6%; and Ross Stores, +1%. While we try to avoid large price declines in stocks we hold, it was almost impossible to avoid large percentage losses in the Fund due to the overall decline of the market. The weaker performing holdings in the Fund were: Sirius XM Radio, –95%; Boyd Gaming, –88%; Health Net, –81%; CB Richard Ellis –81%; and Coventry Health, –78%.

There are any number of variables that could happen to the economy, but positive actions by the Federal Reserve and Treasury Department should lessen the economic pain and lead to eventual recovery of the economy. Unfortunately, there are no guarantees as it’s been over seventy years since the economy has suffered such financial shocks as we have over the last year.

Charles A. Murray, CFA Senior Portfolio Manager Morgan Asset Management, Inc.	David P. McGrath, CFA Senior Portfolio Manager Morgan Asset Management, Inc.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT MID CAP GROWTH FUND

Market forecasts provided in this report may not necessarily come to pass. There is no assurance that the Fund will achieve its investment objectives. These views are subject to change at any time based upon market or other conditions, and Morgan Asset Management, Inc. disclaims any responsibility to update such views. The Fund is subject to market risk, which is the possibility that the market values of securities owned by the Fund will decline and, therefore, the value of the Fund’s shares may be less than what you paid for them. Accordingly, you can lose money investing in the Fund.

TOP TEN EQUITY HOLDINGS†

AS OF NOVEMBER 30, 2008

TICKER	DESCRIPTION	% OF TOTAL NET ASSETS	TICKER	DESCRIPTION	% OF TOTAL NET ASSETS
SWN	Southwestern Energy Company	5.4%	DNB	The Dun & Bradstreet Corporation	2.2%
MDY	Midcap Standard & Poors Trust Series 1	4.3%	NEM	Newmont Mining Corporation	2.2%
NBL	Noble Energy, Inc.	3.6%	HRS	Harris Corporation	1.9%
ABX	Barrick Gold Corporation	3.3%	SUN	Sunoco, Inc.	1.8%
JEC	Jacobs Engineering Group Inc.	2.5%	NRG	NRG Energy, Inc.	1.7%

†	The Fund’s composition is subject to change.

EQUITY SECTOR DIVERSIFICATION†

AS OF NOVEMBER 30, 2008

% OF TOTAL INVESTMENTS EXCLUDING COLLATERAL FOR SECURITIES LENDING		% OF TOTAL INVESTMENTS EXCLUDING COLLATERAL FOR SECURITIES LENDING
Consumer Products	28.6%	Technology	7.0%
Energy	25.8%	Financials	4.8%
Industrials	8.8%	Communications	4.7%
Exchange Traded Funds	8.0%	Utilities	2.3%
Basic Materials	8.2%	Short Term Investments	1.8%

		Total	100.0%

†	The Fund’s composition is subject to change.

INDEX DESCRIPTIONS

(1)

The Russell Mid Cap Growth Index tracks equity securities of medium-sized companies whose market capitalization falls within the $17 million to $15.4 billion range. The index is unmanaged and, unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(2)	The Lipper Mid Cap Growth Index is the average return of the 30 largest mid-cap growth funds. Funds in the index are rebalanced quarterly. It is not possible to invest directly in an index.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT MID CAP GROWTH FUND

GROWTH OF A $10,000 INVESTMENT

CLASS A SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Mid Cap Growth Fund—Class A Shares(1) from Novemeber 30, 1998 to November 30, 2008 compared to the Russell Mid Cap Growth Index(2).

GROWTH OF A $10,000 INVESTMENT

CLASS C SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Mid Cap Growth Fund—Class C Shares from the commencement of investment operations on January 7, 2002 to November 30, 2008 compared to the Russell Mid Cap Growth Index (2).

(Unaudited)

REGIONS MORGAN KEEGAN SELECT MID CAP GROWTH FUND

GROWTH OF A $10,000 INVESTMENT

CLASS I SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Mid Cap Growth Fund—Class I Shares from the commencement of investment operations on June 23, 2004 to November 30, 2008 compared to the Russell Mid Cap Growth Index (2).

PERFORMANCE INFORMATION

	AVERAGE ANNUAL TOTAL RETURNS
AS OF NOVEMBER 30, 2008	SIX MONTHS*	1 YEAR	5 YEAR	10 YEAR	COMMENCEMENT OF INVESTMENT OPERATIONS(3)
CLASS A SHARES**(1)	-47.34%	-44.99%	-2.58%	8.02%	9.61%
(EXCLUDING SALES LOAD)(1)	-44.28%	-41.79%	-1.47%	8.63%	10.01%
CLASS C SHARES***	-45.06%	-42.95%	-2.01%	N/A	-0.06%
(EXCLUDING CDSC)	-44.51%	-42.37%	-2.01%	N/A	-0.06%
CLASS I SHARES	-44.22%	-41.62%	N/A	N/A	-2.39%
RUSSELL MID CAP GROWTH INDEX(2)	-46.59%	-46.15%	-2.83%	0.44%	—
*	Not annualized for periods less than one year.
**	Reflects the maximum sales load of 5.50%.
***	Reflects the maximum contingent deferred sales charge (CDSC) of 1.00% for shares redeemed within one year of purchase.
(1)

Effective June 4, 2004, all Class B Shares of the Fund converted to Class A Shares. Historical total return information for any period or portion thereof prior to the commencement of investment operations of Class A Shares on May 20, 1998 is that of Class B Shares and reflects all charges, expenses and fees incurred by Class B Shares, which were generally higher than the expenses of Class A Shares, during such periods.

(2)

The Russell Mid Cap Growth Index tracks equity securities of medium-sized companies whose market capitalization falls within the $17 million to $15.4 billion range. Total returns for the index shown are not adjusted to reflect sales charges, expenses or other fees that the Securities and Exchange Commission requires to be reflected in the Fund’s performance. The index is unmanaged and, unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(3)	The Fund’s Class A Shares (including predecessor Class B Shares), Class C Shares and Class I Shares commenced investment operations on June 30, 1993, January 7, 2002 and June 23, 2004, respectively.

Performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Fund performance changes over time and current performance may be lower or higher than what is stated. For the most recent performance, call toll-free 877-757-7424. The Fund’s performance results are shown on a total return basis and include the reinvestment of all dividends and capital gain distributions in the Fund. Returns shown in the chart and table above do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Mutual funds are not bank deposits or obligations, are not guaranteed by any bank and are not insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investment in mutual funds involves investment risk, including possible loss of principal.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT MID CAP GROWTH FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Shares			Value
Common Stocks–89.9%

		Basic Materials–8.2%
		Iron/ Steel–2.5%
140,000		Carpenter Technology Corporation	$2,332,400
160,000		Steel Dynamics, Inc.	1,321,600
60,000		United States Steel Corporation	1,824,000

		Total	5,478,000

		Mining–5.7%
15,000	(2)	Agnico-Eagle Mines Limited	564,900
240,000		Barrick Gold Corporation	7,070,400
140,000		Newmont Mining Corporation	4,711,000

		Total	12,346,300

		Total Basic Materials	17,824,300

		Communications–4.7%
		Media–1.9%
120,000	(1)	DISH Network Corporation	1,329,600
80,000		John Wiley & Sons, Inc.	2,876,800

		Total	4,206,400

		Radio–0.1%
700,000	(1)(2)	SIRIUS XM Radio Inc.	142,100
		Telecommunications–2.7%
140,000	(1)(2)	Ciena Corporation	1,036,000
50,000	(1)	CommScope, Inc.	564,500
120,000		Harris Corporation	4,185,600

		Total	5,786,100

		Total Communications	10,134,600

		Consumer Products–28.5%
		Agriculture–1.6%
80,000	(2)	Bunge Limited	3,396,800
		Airlines–1.1%
200,000	(1)(2)	AirTran Holdings, Inc.	682,000
200,000	(1)(2)	AMR Corporation	1,756,000

		Total	2,438,000

		Apparel–1.3%
120,000	(1)	Coach, Inc.	2,148,000
70,000	(1)(2)	The Timberland Company	710,500

		Total	2,858,500

		Beverages–1.0%
120,000		The Pepsi Bottling Group, Inc.	2,170,800
		Biotechnology–2.7%
40,000	(1)	Celgene Corporation	2,084,000
150,000	(1)(2)	Vertex Pharmaceuticals Incorporated	3,688,500

		Total	5,772,500

		Commercial Services–1.0%
50,000		Lender Processing Services, Inc.	1,103,000
90,000	(1)(2)	Monster Worldwide, Inc.	1,032,300

		Total	2,135,300

		Cosmetics/Personal Care–0.7%
70,000		Avon Products, Inc.	1,477,000
		Distribution/Wholesale–1.4%
80,000	(2)	Fastenal Company	3,080,800

Shares			Value
Common Stocks (continued)
		Healthcare Products–3.2%
60,000	(2)	DENTSPLY International, Inc.	$1,564,800
50,000	(1)	Henry Schein, Inc.	1,786,500
140,000	(1)(2)	Hologic, Inc.	1,968,400
60,000	(1)	St. Jude Medical, Inc.	1,681,800

		Total	7,001,500

		Healthcare Services–1.1%
50,000	(1)	Coventry Health Care, Inc.	623,500
60,000	(1)	Pediatrix Medical Group, Inc.	1,867,200

		Total	2,490,700

		Home Furnishings–0.4%
50,000		Harman International Industries, Incorporated	752,500
		Household Products–2.2%
40,000		Church & Dwight Co., Inc.	2,377,600
200,000	(1)(2)	Jarden Corporation	2,496,000

		Total	4,873,600

		Lodging–0.2%
100,000	(2)	Boyd Gaming Corporation	440,000
		Pharmaceuticals–2.4%
50,000		Allergan, Inc.	1,884,000
40,000	(1)	Express Scripts, Inc.	2,300,400
50,000	(1)(2)	VCA Anatech, Inc.	952,500

		Total	5,136,900

		Retail–8.2%
70,000		Advance Auto Parts, Inc.	2,125,200
130,000	(2)	American Eagle Outfitters, Inc.	1,248,000
100,000		Brinker International, Inc.	664,000
180,000	(2)	CBRL Group, Inc.	3,479,400
300,000	(1)(2)	Chico’s FAS, Inc.	765,000
56,000	(1)	Dollar Tree Stores, Inc.	2,368,240
140,000		Guess?, Inc.	1,852,200
120,000		Ross Stores, Inc.	3,180,000
80,000	(1)(2)	Urban Outfitters, Inc.	1,453,600
100,000	(2)	Williams-Sonoma, Inc.	701,000

		Total	17,836,640

		Total Consumer Products	61,861,540

		Energy–25.7%
		Coal–3.2%
230,000		Arch Coal, Inc.	3,537,400
150,000	(2)	Peabody Energy Corporation	3,514,500

		Total	7,051,900

		Energy Alternate Sources–0.1%
1,000	(1)	First Solar, Inc.	124,840
		Oil & Gas–13.9%
80,000	(1)	Cameron International Corporation	1,688,000
60,000		ENSCO International Incorporated	1,944,600
80,000	(1)	Newfield Exploration Company	1,806,400
150,000		Noble Energy, Inc.	7,842,000
30,000		Range Resources Corporation	1,244,100
340,000	(1)	Southwestern Energy Company	11,685,800
100,000	(2)	Sunoco, Inc.	3,974,000

		Total	30,184,900

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT MID CAP GROWTH FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Shares			Value
Common Stocks (continued)
		Oil & Gas Services–5.9%
80,000	(2)	Cimarex Energy Co.	$2,269,600
100,000	(1)	Denbury Resources Inc.	953,000
80,000	(1)	FMC Technologies, Inc.	2,197,600
80,000		Frontier Oil Corporation	955,200
70,000	(1)	National Oilwell Varco, Inc.	1,980,300
50,000	(1)	Oceaneering International, Inc.	1,291,000
70,000		Smith International, Inc.	2,046,800
100,000	(1)	Weatherford International Ltd.	1,277,000

		Total	12,970,500

		Pipelines–2.6%
56,000		Equitable Resources, Inc.	1,868,720
80,000		Questar Corporation	2,575,200
70,000		The Williams Companies, Inc.	1,135,400

		Total	5,579,320

		Total Energy	55,911,460

		Financials–4.8%
		Diversified Financial Services–4.6%
80,000		Ameriprise Financial, Inc.	1,476,800
24,000	(1)(2)	IntercontinentalExchange, Inc.	1,766,400
220,000	(2)	Janus Capital Group, Inc.	1,793,000
60,000		NYSE Euronext, Inc.	1,428,600
160,000	(1)(2)	The Nasdaq Stock Market, Inc.	3,440,000

		Total	9,904,800

		Real Estate Investment Trusts–0.2%
100,000	(1)	CB Richard Ellis Group, Inc.	456,000

		Total Financials	10,360,800

		Industrials–8.8%
		Diversified Machinery–1.2%
50,000		Flowserve Corporation	2,516,500
		Electrical Components & Equipment–1.8%
80,000	(1)(2)	Energizer Holdings, Inc.	3,473,600
13,386	(1)	SunPower Corporation	348,304

		Total	3,821,904

		Electronics–0.4%
40,000		Amphenol Corporation	928,800
		Engineering & Construction–3.4%
44,000		Fluor Corporation	2,003,760
120,000	(1)	Jacobs Engineering Group Inc.	5,372,400

		Total	7,376,160

		Manufacturing–0.6%
17,280		John Bean Technologies Corporation	150,855
80,000		Textron Inc.	1,218,400

		Total	1,369,255

		Metal Fabricate/Hardware–1.4%
50,000		Precision Castparts Corp.	3,135,000

		Total Industrials	19,147,619

		Technology–7.0%
		Computers–2.7%
40,000	(1)	Cognizant Technology Solutions Corporation	768,000

Shares			Value
Common Stocks (continued)
70,000	(1)(2)	DST Systems, Inc.	$2,646,700
40,000	(1)	Synopsys, Inc.	641,200
140,000	(1)	Western Digital Corporation	1,708,000

		Total	5,763,900

		Semiconductors–1.3%
100,000		Applied Materials, Inc.	958,000
100,000	(1)(2)	Cypress Semiconductor Corporation	373,000
200,000	(1)(2)	NVIDIA Corporation	1,494,000

		Total	2,825,000

		Software–3.0%
100,000		Fidelity National Information Services, Inc.	1,718,000
60,000		The Dun & Bradstreet Corporation	4,800,000

		Total	6,518,000

		Total Technology	15,106,900

		Utilities–2.2%
		Electric–2.2%
160,000	(1)(2)	NRG Energy, Inc.	3,790,400
140,000	(1)	The AES Corporation	1,076,600

		Total Utilities	4,867,000

		Total Common Stocks (identified cost $277,834,590)	195,214,219

Exchange Traded Funds–8.0%
200,000	(2)	Financial Select Sector SPDR	2,522,000
140,000	(2)	Market Vectors Gold Miners	3,729,600
100,000	(2)	Midcap Standard & Poors Trust Series 1	9,359,000
100,000	(2)	Semiconductor HOLDRs	1,664,000

		Total	17,274,600

		Total Exchange Traded Funds (identified cost $24,641,737)	17,274,600

Short-Term Investments–17.7%
34,703,387		Bank of New York Institutional Cash Reserves Fund (held as collateral for securities lending)	34,546,558
1,986,818		Fidelity Institutional Money Market Fund	1,986,818
1,986,818		Lehman Brothers Institutional Prime Money Market Fund	1,986,818

		Total Short-Term Investments (identified cost $38,677,023)	38,520,194

Principal Amount			Value
Certificates of Deposit–6.4%
$1,993,653		Bank of Ireland, 1.539%, 2/12/2009 (held as collateral for securities lending)	1,993,653

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT MID CAP GROWTH FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Principal Amount		Value
Certificates of Deposit (continued)
$2,962,950	Calyon New York, 1.463%, 2/13/2009 (held as collateral for securities lending)	$2,962,950
2,958,596	Deutsche Bank AG Yankee, 4.035%, 1/25/2010 (held as collateral for securities lending)	2,958,596
2,992,174	Nordea Bank Finland New York, 2.178%, 2/6/2009 (held as collateral securities lending)	2,992,174
1,956,114	Suntrust Bank, 1.415%, 6/25/2009 (held as collateral for securities lending)	1,956,114
957,426	Suntrust Bank, 1.471%, 1/29/2010 (held as collateral for securities lending)	957,426

	Total Certificates of Deposit (identified cost $13,820,913)	13,820,913

	Total Investments–122.0% (identified cost $354,974,263)	264,829,926

	Other Assets and Liabilities–net–(22.0)%	(47,685,651)

	Total Net Assets–100.0%	$217,144,275

Call Options Written November 30, 2008

Number of Contracts	Common Stocks/Expiration Date/Exercise Price
200	Church & Dwight Co., Inc. / January 2009 / 65.000	(14,000)
1,000	Southwestern Energy Company / January 2009 / 47.500	(105,000)

1,200	Total Call Options Written (Premiums Received $250,025)	(119,000)

(1)	Non-income producing security.
(2)	Certain shares are temporarily on loan to unaffiliated broker-dealers. See Notes 2 and 5 of the Financial Statements for additional information about securities lending.

Note: The categories of investments are shown as a percentage of total net assets at November 30, 2008.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

[THIS PAGE INTENTIONALLY LEFT BLANK]

REGIONS MORGAN KEEGAN SELECT GROWTH FUND

OBJECTIVE & STRATEGY

Regions Morgan Keegan Select Growth Fund seeks growth of capital and income. The Fund invests in common stocks of companies that are expected to achieve above-average growth in earnings.

INVESTMENT RISKS:    Equity securities (stocks) can be more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. Growth style stocks are considered to be more susceptible to developments affecting the market/economy and the individual company than common stocks in general. The net asset value per share of the Fund will fluctuate as the value of the securities in the portfolio changes.

MANAGEMENT DISCUSSION OF FUND PERFORMANCE

For the fiscal year ended November 30, 2008, Regions Morgan Keegan Select Growth Fund’s Class A Shares had a total return of –35.65%, based on net asset value. During the same period, the Standard & Poor’s 500 Index(1), the Fund’s benchmark, had a total return of –38.09% and the Lipper Large Cap Growth Index(2) had a total return of –42.88%. The miserable performance of the equity markets reflected a convergence of declining housing prices, an institutional credit crisis, skyrocketing unemployment, plunging consumer confidence (and spending), and massive government intervention. While we are not pleased with the Fund’s performance, we did avoid many major disasters in the financial sector. Also, we were underweighted in the “high expectations” stocks with high valuations that performed poorly during the year.

Only three stocks held in the Fund showed a positive return. They were Southwest Energy (+38%), Wal-Mart (+19%) and Genentech (+0.4%). The list of stocks that showed poor performance for the year is extensive, but some of the worst include Coventry Health (–78%), NYSE Euronext (–72%) and Research in Motion (–63%).

The last few months left no place for investors to hide. Only three economic sectors in the Standard & Poor’s 500 Index showed a better performance than –38% for the twelve months ended November 30, 2008. They were Consumer Staples (–13%), Energy (–26%) and Health Care (–27%). We continue to hold a slight overweight in the Energy and Material sectors as compared to the Fund’s benchmark index.

Charles A. Murray, CFA Senior Portfolio Manager Morgan Asset Management, Inc.	David P. McGrath, CFA Senior Portfolio Manager Morgan Asset Management, Inc.

Market forecasts provided in this report may not necessarily come to pass. There is no assurance that the Fund will achieve its investment objectives. These views are subject to change at any time based upon market or other conditions, and Morgan Asset Management, Inc. disclaims any responsibility to update such views. The Fund is subject to market risk, which is the possibility that the market values of securities owned by the Fund will decline and, therefore, the value of the Fund’s shares may be less than what you paid for them. Accordingly, you can lose money investing in the Fund.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT GROWTH FUND

TOP TEN EQUITY HOLDINGS†

AS OF NOVEMBER 30, 2008

TICKER	DESCRIPTION	% OF TOTAL NET ASSETS	TICKER	DESCRIPTION	% OF TOTAL NET ASSETS
XOM	Exxon Mobil Corp.	6.4%	MSFT	Microsoft Corp.	3.4%
CSCO	Cisco Systems, Inc.	4.0%	PG	The Procter & Gamble Co.	3.4%
ORCL	Oracle Corp.	3.9%	IBM	International Business Machines Corp.	3.3%
JNJ	Johnson & Johnson	3.8%	CVX	Chevron Corp.	3.2%
OIH	Oil Services HOLDRs	3.5%	ABX	Barrick Gold Corp.	3.1%

†	The Fund’s composition is subject to change.

EQUITY SECTOR DIVERSIFICATION†

AS OF NOVEMBER 30, 2008

% OF TOTAL INVESTMENTS EXCLUDING COLLATERAL FOR SECURITIES LENDING		% OF TOTAL INVESTMENTS EXCLUDING COLLATERAL FOR SECURITIES LENDING
Consumer Products	33.1%	Industrials	5.9%
Energy	21.3%	Exchange Traded Fund	5.4%
Technology	15.8%	Financials	0.8%
Communications	6.4%	Short Term Investments	5.3%

Basic Materials	6.0%	Total	100.0%

†	The Fund’s composition is subject to change.

INDEX DESCRIPTIONS

(1)

The Standard & Poor’s 500 Index is an unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregated market value of 500 stocks representing all major industries. The index is unmanaged and, unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(2)	The Lipper Large Cap Growth Index is the average return of the 30 largest large-cap growth funds. Funds in the index are rebalanced quarterly. It is not possible to invest directly in an index.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT GROWTH FUND

GROWTH OF A $10,000 INVESTMENT

CLASS A SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Growth Fund—Class A Shares(1) from November 30, 1998 to November 30, 2008 compared to the Standard & Poor’s 500 Index(2), a broad-based market index.

GROWTH OF A $10,000 INVESTMENT

CLASS C SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Growth Fund—Class C Shares from the commencement of investment operations on January 7, 2002 to November 30, 2008 compared to the Standard & Poor’s 500 Index(2), a broad-based market index.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT GROWTH FUND

GROWTH OF A $10,000 INVESTMENT

CLASS I SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Growth Fund—Class I Shares from the commencement of investment operations on May 19, 2005 to November 30, 2008 compared to the Standard & Poor’s 500 Index(2), a broad-based market index.

PERFORMANCE INFORMATION

	AVERAGE ANNUAL TOTAL RETURNS
AS OF NOVEMBER 30, 2008	SIX MONTHS*	1 YEAR	5 YEAR	10 YEAR	COMMENCEMENT OF INVESTMENT OPERATIONS(3)
CLASS A SHARES**(1)	-38.73%	-39.19%	-3.24%	-3.03%	4.62%
(EXCLUDING SALES LOAD)(1)	-35.17%	-35.65%	-2.13%	-2.48%	4.98%
CLASS C SHARES***	-36.07%	-36.93%	-2.74%	N/A	-2.68%
(EXCLUDING CDSC)	-35.43%	-36.30%	-2.74%	N/A	-2.68%
CLASS I SHARES	-35.11%	-35.53%	N/A	N/A	-3.77%
STANDARD & POOR’S 500 INDEX(2)	-35.20%	-38.09%	-1.39%	-0.93%	—
*	Not annualized for periods less than one year.
**	Reflects the maximum sales load of 5.50%.
***	Reflects the maximum contingent deferred sales charge (CDSC) of 1.00% for shares redeemed within one year of purchase.
(1)

Effective June 4, 2004, all Class B Shares of the Fund converted to Class A Shares. Historical total return information for any period or portion thereof prior to the commencement of investment operations of Class A Shares on May 20, 1998 is that of Class B Shares and reflects all charges, expenses and fees incurred by Class B Shares, which were generally higher than the expenses of Class A Shares, during such periods.

(2)

The Standard & Poor’s 500 Index is an unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregated market value of 500 stocks representing all major industries. Total returns for the index shown are not adjusted to reflect sales charges, expenses or other fees that the Securities and Exchange Commission requires to be reflected in the Fund’s performance. The index is unmanaged and, unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(3)	The Fund’s Class A Shares (including predecessor Class B Shares), Class C Shares and Class I Shares commenced investment operations on April 20, 1992, January 7, 2002 and May 19, 2005, respectively.

Performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Fund performance changes over time and current performance may be lower or higher than what is stated. For the most recent performance, call toll-free 877-757-7424. The Fund’s performance results are shown on a total return basis and include the reinvestment of all dividends and capital gain distributions in the Fund. Returns shown in the chart and table above do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Mutual funds are not bank deposits or obligations, are not guaranteed by any bank and are not insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investment in mutual funds involves investment risk, including possible loss of principal.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT GROWTH FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Shares			Value
Common Stocks–89.5%

		Basic Materials–6.0%
		Iron/Steel–1.3%
70,000		Nucor Corporation	$2,497,600
24,000		United States Steel Corporation	729,600

		Total	3,227,200

		Mining–4.7%
260,000		Barrick Gold Corporation	7,659,600
120,000		Newmont Mining Corporation	4,038,000

		Total	11,697,600

		Total Basic Materials	14,924,800

		Communications–6.4%
		Internet–0.9%
8,000	(1)	Google Inc.	2,343,680
		Telecommunications–5.5%
600,000	(1)	Cisco Systems, Inc.	9,924,000
110,000		QUALCOMM Incorporated	3,692,700

		Total	13,616,700

		Total Communications	15,960,380

		Consumer Products–33.2%
		Agriculture–0.8%
50,000	(2)	Bunge Limited	2,123,000
		Apparel–1.1%
60,000	(1)	Coach, Inc.	1,074,000
30,000		NIKE, Inc.	1,597,500

		Total	2,671,500

		Beverages–4.2%
120,000		PepsiCo, Inc.	6,804,000
70,000		The Coca-Cola Company	3,280,900
20,000		The Pepsi Bottling Group, Inc.	361,800

		Total	10,446,700

		Biotechnology–6.6%
80,000	(1)	Celgene Corporation	4,168,000
40,000	(1)	Genentech, Inc.	3,064,000
90,000	(1)	Genzyme Corporation	5,761,800
80,000	(1)	Gilead Sciences, Inc.	3,583,200

		Total	16,577,000

		Commercial Services–1.2%
20,000	(2)	MasterCard Incorporated	2,906,000
		Cosmetics/Personal Care–3.3%
130,000		The Procter & Gamble Company	8,365,500
		Healthcare Products–4.5%
160,000		Johnson & Johnson	9,372,800
60,000		Medtronic, Inc.	1,831,200

		Total	11,204,000

		Healthcare Services–2.4%
160,000		UnitedHealth Group Incorporated	3,361,600
70,000	(1)	WellPoint, Inc.	2,492,000

		Total	5,853,600

Shares			Value
Common Stocks (continued)
		Pharmaceuticals–3.8%
140,000		Abbott Laboratories	$7,334,600
60,000		Wyeth	2,160,600

		Total	9,495,200

		Retail–5.3%
40,000	(2)	CVS Corporation	1,157,200
30,000	(1)	Kohl’s Corporation	979,800
80,000		Lowe’s Companies, Inc.	1,652,800
120,000	(1)(2)	Starbucks Corporation	1,071,600
40,000		Target Corporation	1,350,400
100,000		Walgreen Co.	2,474,000
80,000		Wal-Mart Stores, Inc.	4,470,400

		Total	13,156,200

		Total Consumer Products	82,798,700

		Energy–21.4%
		Coal–0.8%
80,000	(2)	Peabody Energy Corporation	1,874,400
		Oil & Gas–18.8%
18,000		Apache Corporation	1,391,400
100,000		Chevron Corporation	7,901,000
10,000		Devon Energy Corporation	723,400
200,000		Exxon Mobil Corporation	16,030,000
10,000		Murphy Oil Corporation	440,500
90,000	(2)	Noble Corporation	2,411,100
100,000		Noble Energy, Inc.	5,228,000
80,000	(1)	Southwestern Energy Company	2,749,600
60,000	(2)	Sunoco, Inc.	2,384,400
200,000		XTO Energy Inc.	7,648,000

		Total	46,907,400

		Oil & Gas Services–1.8%
40,000		Schlumberger Limited	2,029,600
80,000		Smith International, Inc.	2,339,200
20,000	(1)	Weatherford International Ltd.	255,400

		Total	4,624,200

		Total Energy	53,406,000

		Financials–0.8%
		Diversified Financial Services–0.8%
60,000	(2)	American Express Company	1,398,600
30,000		NYSE Euronext, Inc.	714,300

		Total	2,112,900

		Total Financials	2,112,900

		Industrials–5.9%
		Aerospace/Defense–1.2%
60,000		United Technologies Corporation	2,911,800
		Electrical Components & Equipment–0.7%
50,000		Emerson Electric Co.	1,794,500
		Machinery–2.3%
100,000		Caterpillar Inc.	4,099,000
50,000		Deere & Company	1,740,500

		Total	5,839,500

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT GROWTH FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Shares			Value
Common Stocks (continued)
		Transportation–1.7%
40,000		Burlington Northern Santa Fe Corporation	$3,064,400
20,000	(2)	United Parcel Service, Inc.	1,152,000

		Total	4,216,400

		Total Industrials	14,762,200

		Technology–15.8%
		Computers–5.3%
10,000	(1)	Apple Computer, Inc.	926,700
100,000	(1)	Dell Inc.	1,117,000
180,000	(1)	EMC Corporation	1,902,600
100,000		International Business Machines Corporation	8,160,000
80,000	(1)(2)	NetApp, Inc.	1,080,000

		Total	13,186,300

		Semiconductors–2.3%
200,000	(2)	Applied Materials, Inc.	1,916,000
140,000		Intel Corporation	1,932,000
120,000		Texas Instruments Incorporated	1,868,400

		Total	5,716,400

		Software–8.2%
90,000	(1)(2)	Citrix Systems, Inc.	2,399,400
420,000		Microsoft Corporation	8,492,400
600,000	(1)	Oracle Corporation	9,654,000

		Total	20,545,800

		Total Technology	39,448,500

		Total Common Stocks (identified cost $240,352,772)	223,413,480

Exchange Traded Funds–5.4%
180,000	(2)	Market Vectors Gold Miners ETF	4,795,200
100,000		Oil Services HOLDRs	8,666,000

		Total Exchange Traded Funds (identified cost $14,039,999)	13,461,200

Short-Term Investments–11.2%
14,923,696		Bank of New York Institutional Cash Reserves Fund (held as collateral for securities lending)	14,879,068
6,586,042		Fidelity Institutional Money Market Fund	6,586,042
6,586,043		Lehman Brothers Prime Money Market Fund	6,586,043

		Total Short-Term Investments (identified cost $28,095,781)	28,051,153

Principal Amount		Value
Certificates of Deposit–2.6%
$1,993,653	Bank of Ireland, 1.539%, 2/12/2009 (held as collateral for securities lending)	$1,993,653
1,975,300	Calyon New York, 1.463%, 2/13/2009 (held as collateral for securities lending)	1,975,300
2,493,478	Nordea Bank Finland New York, 2.178%, 2/6/2009 (held as collateral for securities lending)	2,493,478

	Total Certificates of Deposit (identified cost $6,462,431)	6,462,431

	Total Investments–108.7% (identified cost $288,950,983)	271,388,264

	Other Assets and Liabilities– net–(8.7)%	(21,772,926)

	Total Net Assets–100.0%	$249,615,338

Call Options Written November 30, 2008

Number of Contracts	Common Stocks/Expiration Date/Exercise Price
1,000	Exxon Mobil Corporation / December 2008 / 85.00	(160,000)
1,000	Exxon Mobil Corporation / January 2009 / 80.00	(593,000)

2,000	Total Call Options Written (Premiums Received $542,727)	(753,000)

(1)	Non-income producing security.
(2)	Certain shares are temporarily on loan to unaffiliated broker- dealers. See Notes 2 and 5 of the financial statements for additional information about securities lending.

Note: The categories of investments are shown as a percentage of total net assets at November 30, 2008.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT CORE EQUITY FUND

OBJECTIVE & STRATEGY

Regions Morgan Keegan Select Core Equity Fund seeks long-term growth of capital, current income and growth of income. The Fund typically invests in a combination of growth stocks and value stocks. By investing in a blend of stocks that demonstrate strong long-term earnings potential and undervalued stocks, the Fund seeks to achieve strong returns with less volatility.

INVESTMENT RISKS:    Equity securities (stocks) can be more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. Growth style stocks are considered to be more susceptible to developments affecting the market/economy and the individual company than common stocks in general. Value-based investments are subject to the risk that the broad market may not recognize their intrinsic value. The net asset value per share of the Fund will fluctuate as the value of the securities in the portfolio changes.

MANAGEMENT DISCUSSION OF FUND PERFORMANCE

In the past year, we have witnessed events not seen since and reminiscent of the 1930s: the dramatic slowing economic growth; the freeze-up of the financial system; and the decline in the stock market. However, unlike the 1930s, the significant fiscal and monetary responses, although slow in coming, are unprecedented.

The stresses in the financial markets and the economy are evidenced in the negative reaction of stocks such as the decline seen in the Fund’s benchmark, the Standard & Poor’s 500 Index(1), which fell 38.09 percent for the twelve months ended November 30, 2008. Regions Morgan Keegan Select Core Equity Fund’s Class A Shares performed in line with the Fund’s benchmark with a decline of 39.36 percent, based on net asset value (1.26 percent underperformance). The Lipper Large-Cap Core Funds Index(2) fell 38.52 percent during the same period.

All sectors in the benchmark index produced negative returns. For the Fund, the best performing sector was the Financial sector because of selection. Energy was the poorest performing sector for the Fund because of underweight and selection. Much of the outperformance resulted from not owning such stocks as Lehman Brothers, Merrill Lynch, Fannie Mae, Freddie Mac and Washington Mutual. In the Energy sector, holdings of Smith International, National Oilwell Varco and Bank of America negatively affected performance. In the Healthcare sector, holdings of Gilead Sciences, Express Scripts, and Medco Health were additive to performance.

It is with trepidation that we look to 2009. Uncertainty exists concerning the recovery of the domestic economy, and fears abound that the global economy will continue to slow. Increased unemployment and a cautious consumer are strong headwinds for any improvement in economic growth here in the U.S.; and, as the U.S. slows, so does the rest of the world.

As things now stand, serious damage has been done to home prices, bond prices, and stock prices. Cash and U.S. Treasury securities seem to be the safe havens of choice. As of this writing, 90-day Treasury bills yield zero percent. The ten-year Treasury yields slightly more than two percent.

As a result of the dismal outlook and price depreciation, attractive valuations unseen for over fifty years have appeared in the stock market. For example, the dividend yield on the Standard & Poor’s 500 Index is now 3.30 percent. Compared to the Treasury yields cited previously, the yield is quite attractive and we have not seen such a spread since the 1950s.

Although the outlook for earnings is dismal, even at reduced levels, the earnings yield on stocks is significantly higher than aforementioned Treasury yields. Thus, at some point normal relative valuations could return. Money would move out of the safety of Treasury securities, and into other bonds and stocks. Cash on the sidelines has grown significantly. When money comes out of Treasury bills and cash, stocks have the potential to dramatically outperform other asset classes.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT CORE EQUITY FUND

In the meantime, building or adding to a portfolio of quality stocks presents an attractive, forward-looking strategy. The Fund provides a portfolio of domestic stocks that should participate in the ultimate stock market recovery.

Walter A. Hellwig Senior Portfolio Manager Morgan Asset Management, Inc.	John B. Russell, CFA Assistant Portfolio Manager Morgan Asset Management, Inc.

Market forecasts provided in this report may not necessarily come to pass. There is no assurance that the Fund will achieve its investment objectives. These views are subject to change at any time based upon market or other conditions, and Morgan Asset Management, Inc. disclaims any responsibility to update such views. The Fund is subject to market risk, which is the possibility that the market values of securities owned by the Fund will decline and, therefore, the value of the Fund’s shares may be less than what you paid for them. Accordingly, you can lose money investing in the Fund.

TOP TEN EQUITY HOLDINGS†

AS OF NOVEMBER 30, 2008

TICKER	DESCRIPTION	% OF TOTAL NET ASSETS	TICKER	DESCRIPTION	% OF TOTAL NET ASSETS
GILD	Gilead Sciences, Inc.	4.1%	PG	The Procter & Gamble Company	2.9%
XOM	Exxon Mobil Corp.	3.7%	MON	Monsanto Company	2.7%
T	AT&T, Inc.	3.3%	WFC	Wells Fargo & Company	2.6%
MCD	McDonald’s Corporation	3.0%	ESRX	Express Scripts, Inc.	2.6%
JNJ	Johnson & Johnson	3.0%	MO	Altria Group, Inc.	2.6%

†	The Fund’s composition is subject to change.

EQUITY SECTOR DIVERSIFICATION†

AS OF NOVEMBER 30, 2008

% OF TOTAL INVESTMENTS		% OF TOTAL INVESTMENTS
Consumer Products	23.5%	Energy	7.9%
Healthcare	18.4%	Communications	5.8%
Financials	13.0%	Basic Materials	2.7%
Technology	10.3%	Utilities	1.0%
Industrials	8.8%	Short Term Investments	8.6%

		Total	100.0%

†	The Fund’s composition is subject to change.

INDEX DESCRIPTIONS

(1)

The Standard & Poor’s 500 Index is an unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregated market value of 500 stocks representing all major industries. The index is unmanaged and, unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(2)

The Lipper Large-Cap Core Funds Index consists of managed mutual funds that, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) greater than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the Standard & Poor’s SuperComposite 1500 Index. Large-cap core funds have more latitude in the companies in which they invest. These funds typically have an average price-to-earnings ratio, price-to-book ratio and three-year sales-per-share growth value compared to the Standard & Poor’s 500 Index. The index is unmanaged and, unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT CORE EQUITY FUND

GROWTH OF A $10,000 INVESTMENT

CLASS A SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Core Equity Fund—Class A Shares from the commencement of investment operations on October 26, 2000 to November 30, 2008 compared to the Standard & Poor’s 500 Index(1), a broad-based market index, and the Lipper Large-Cap Core Funds Index(2).

GROWTH OF A $10,000 INVESTMENT

CLASS C SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Core Equity Fund—Class C Shares from the commencement of investment operations on April 3, 2006 to November 30, 2008 compared to the Standard & Poor’s 500 Index(1), a broad-based market index, and the Lipper Large-Cap Core Funds Index(2).

(Unaudited)

REGIONS MORGAN KEEGAN SELECT CORE EQUITY FUND

GROWTH OF A $10,000 INVESTMENT

CLASS I SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Core Equity Fund—Class I Shares from November 30, 1998 to November 30, 2008 compared to the Standard & Poor’s 500 Index(1), a broad-based market index, and the Lipper Large-Cap Core Funds Index(2).

PERFORMANCE INFORMATION

	AVERAGE ANNUAL TOTAL RETURNS
AS OF NOVEMBER 30, 2008	SIX MONTHS*	1 YEAR	5 YEAR	10 YEAR	COMMENCEMENT OF INVESTMENT OPERATIONS(3)
CLASS A SHARES**(3)	-42.23%	-42.69%	-4.73%	N/A	-5.62%
(EXCLUDING SALES LOAD)	-38.86%	-39.36%	-3.64%	N/A	-4.96%
CLASS C SHARES***	-39.49%	-40.06%	N/A	N/A	-14.24%
(EXCLUDING SALES LOAD)	-38.88%	-39.46%	N/A	N/A	-14.24%
CLASS I SHARES(3)	-38.79%	-39.22%	-3.39%	-2.16%	4.86%
STANDARD & POOR’S 500 INDEX(1)	-35.20%	-38.09%	-1.39%	-0.93%	—
LIPPER LARGE-CAP CORE FUNDS INDEX(2)	-36.05%	-38.52%	-2.15%	-1.45%	—
*	Not annualized for periods less than one year.
**	Reflects the maximum sales load of 5.50%.
***	Reflects the maximum contingent deferred sales charge (CDSC) of 1.00% for shares redeemed within one year of purchase.
(1)

The Standard & Poor’s 500 Index is an unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregated market value of 500 stocks representing all major industries. Total returns for the index shown are not adjusted to reflect sales charges, expenses or other fees that the Securities and Exchange Commission requires to be reflected in the Fund’s performance. The index is unmanaged and, unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(2)

The Lipper Large-Cap Core Funds Index consists of managed mutual funds that, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) greater than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the Standard & Poor’s SuperComposite 1500 Index. Large-cap core funds have more latitude in the companies in which they invest. These funds typically have an average price-to-earnings ratio, price-to-book ratio and three-year sales-per-share growth value compared to the Standard & Poor’s 500 Index. It is not possible to invest directly in an index.

(3)

The Fund began operations on February 18, 2005 as the successor to a substantially similar fund. On that date, the Fund merged with LEADER Growth & Income Fund, a series of LEADER Mutual Funds, and assumed that portfolio’s operating history and performance record. The Fund’s performance prior to February 18, 2005 is that of the Fund’s predecessor, the inception date of which was October 26, 2000 (Class A Shares) and September 1, 1994 (Class I Shares) and reflects fees and expenses paid by the predecessor fund’s Class A Shares and Class I Shares. Effective April 1, 2006, Regions Morgan Keegan Select LEADER Growth & Income Fund changed its name to Regions Morgan Keegan Select Core Equity Fund. The Fund’s Class C Shares commenced investment operations on April 3, 2006.

Performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Fund performance changes over time and current performance may be lower or higher than what is stated. For the most recent performance, call toll-free 877-757-7424. The Fund’s performance results are shown on a total return basis and include the reinvestment of all dividends and capital gain distributions in the Fund. Returns shown in the chart and table above do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Mutual funds are not bank deposits or obligations, are not guaranteed by any bank and are not insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investment in mutual funds involves investment risk, including possible loss of principal.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT CORE EQUITY FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Shares			Value
Common Stocks–92.0%

		Basic Materials–2.7%
		Chemicals–2.7%
3,000		Monsanto Company	$237,600

		Total Basic Materials	237,600

		Communications–5.9%
		Internet–0.7%
200	(1)	Google Inc.	58,592

		Telecommunications–5.2%
10,000		AT&T Inc.	285,600
5,000		QUALCOMM Inc.	167,850

		Total	453,450

		Total Communications	512,042

		Consumer Products–23.7%
		Agriculture–5.0%
14,000		Altria Group, Inc.	225,120
5,000		Philip Morris International Inc.	210,800

		Total	435,920

		Apparel–0.8%
1,250		Nike Inc.	66,563
		Cosmetics/Personal Care–5.2%
3,000		Colgate-Palmolive Company	195,210
4,000		The Procter & Gamble Company	257,400

		Total	452,610

		Food–4.6%
2,000		General Mills, Inc.	126,340
5,000		HJ Heinz Company	194,200
2,000		Kellogg Company	86,860

		Total	407,400

		Retail–7.2%
1,000		Costco Wholesale Corporation	51,470
5,000		CVS Caremark Corporation	144,650
4,500		McDonald’s Corporation	264,375
3,000		Wal-Mart Stores, Inc.	167,640

		Total	628,135

		Toys and Games–0.9%
3,000		Hasbro Inc.	80,400

		Total Consumer Products	2,071,028

		Energy–7.9%
		Oil & Gas–6.7%
2,000		Chevron Corporation	158,020
4,000		Exxon Mobil Corporation	320,600
500	(1)	Transocean, Inc.	33,440
1,250	(1)	Southwestern Energy Company	42,962
1,000		XTO Energy, Inc.	38,240

		Total	593,262

Shares			Value
Common Stocks (continued)
		Oil & Gas Services–1.2%
1,500	(1)	National Oilwell Varco, Inc.	$42,435
2,000		Smith International Inc.	58,480

		Total	100,915

		Total Energy	694,177

		Financials–13.0%
		Banks–10.5%
6,000		Bank of America Corporation	97,500
5,000		BB&T Corporation	149,850
6,000		JPMorgan Chase & Co.	189,960
3,000		The PNC Financial Services Group, Inc.	158,310
3,500		U.S. Bancorp	94,430
8,000		Wells Fargo & Company	231,120

		Total	921,170

		Diversified Financial Services–0.4%
500	(1)	IntercontinentalExchange, Inc.	36,800
		Insurance–0.8%
1,500		The Travelers Companies, Inc.	65,475
		Savings & Loan–1.3%
7,000		Hudson City Bancorp, Inc.	116,900

		Total Financials	1,140,345

		Healthcare–18.5%
		Biotechnology–5.3%
2,000	(1)	Celgene Corporation	104,200
8,000	(1)	Gilead Sciences, Inc.	358,320

		Total	462,520

		Healthcare Products–6.0%
2,000		Baxter International Inc.	105,800
4,500		Johnson & Johnson	263,610
700	(1)	Intuitive Surgical, Inc.	92,771
1,500	(1)	Varian Medical Systems, Inc.	60,540

		Total	522,721

		Pharmaceuticals–7.2%
3,750		Abbott Laboratories	196,463
4,000	(1)	Express Scripts, Inc.	230,040
5,000	(1)	Medco Health Solutions, Inc.	210,000

		Total	636,503

		Total Healthcare	1,621,744

		Industrials–8.9%
		Aerospace/Defense–5.7%
3,000		General Dynamics Corporation	155,010
4,000		Raytheon Company	195,200
3,000		United Technologies Corporation	145,590

		Total	495,800

		Electronics–0.4%
1,000	(1)	Thermo Fisher Scientific, Inc.	35,680

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT CORE EQUITY FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Shares			Value
Common Stocks (continued)
		Hand/Machine Tools–1.0%
2,500		Snap-on Incorporated	$90,125
		Transportation–1.8%
2,000		Burlington Northern Santa Fe Corporation	153,220

		Total Industrials	774,825

		Technology–10.4%
		Computers–5.5%
1,500	(1)	Apple, Inc.	139,005
5,000		Hewlett-Packard Company	176,400
2,000		International Business Machines Corporation	163,200

		Total	478,605

		Semiconductors–1.3%
8,000		Altera Corp.	117,680
		Software–3.6%
7,500		Microsoft Corporation	151,650
10,000	(1)	Oracle Corporation	160,900

		Total	312,550

		Total Technology	908,835

		Utilities–1.0%
		Electric–1.0%
1,500		Firstenergy Corp.	87,870

		Total Utilities	87,870

		Total Common Stocks (identified cost $9,307,412)	8,048,466

Short-Term Investments–8.6%
376,748		Fidelity Institutional Money Market Fund	376,748
376,748		Lehman Brothers Prime Money Market Fund	376,748

		Total Mutual Funds (identified cost $753,496)	753,496

		Total Investments–100.6% (identified cost $10,060,908)	8,801,962

		Other Assets and Liabilities– net–(0.6)%	(50,945)

		Total Net Assets–100.0%	$8,751,017

(1)	Non-income producing security.

Note: The categories of investments are shown as a percentage of total net assets at November 30, 2008.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT MID CAP VALUE FUND

OBJECTIVE & STRATEGY

Regions Morgan Keegan Select Mid Cap Value Fund seeks long-term capital appreciation. The Fund invests its assets primarily in equity securities of companies with mid-capitalizations (i.e., companies whose market capitalization falls within the range tracked by the Russell Mid Cap Value Index at the time of purchase) that are judged by the Fund’s adviser to be undervalued.

INVESTMENT RISKS:    Equity securities (stocks) can be more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. Mid-capitalization stocks typically carry additional risk, since smaller companies generally have higher risk of failure and, historically, their stocks have experienced a greater degree of volatility. Value-based investments are subject to the risk that the broad market may not recognize their intrinsic value. The net asset value per share of the Fund will fluctuate as the value of the securities in the portfolio changes.

MANAGEMENT DISCUSSION OF FUND PERFORMANCE

For the fiscal year ended November 30, 2008, Regions Morgan Keegan Select Mid Cap Value Fund’s Class A Shares had a total return of –37.35%, based on net asset value. This compares to the Russell Midcap Value Index(1) total return of –41.95% during the same period. Fund performance was impacted by underperforming stocks within the Energy, Consumer Discretionary, and Healthcare sectors, as well as high volatility and severely negative returns across the board in the U.S. and global stock markets. The financial meltdown which intensified in the second half of 2008 has created unprecedented failures and mergers of major U.S. financial institutions and a level of U.S. government, regulatory, and Federal Reserve involvement not seen since the 1930’s. A protracted recovery and continued market volatility are more likely than not for the foreseeable future as the world economy recalibrates to slower consumer and industrial activity, changes in credit availability, and the ongoing U.S. housing malaise.

From a sector perspective, the Fund’s holdings in the Materials, Industrials, and Information Technology sectors were some of the key positive contributors to overall performance relative to the benchmark. With respect to specific stocks, the Fund benefited from strong contributions by Compass Minerals International, Inc., Flowserve Corp., Peoples United Financial, and Pactiv Corporation. Fund holdings that most adversely impacted performance were found primarily in the Energy and Consumer Discretionary sectors. With respect to specific stocks, Fund performance was adversely impacted by Affiliated Managers Group, Exterran Holdings Inc., Hanesbrands Inc., and Corinthian Colleges, Inc.

With respect to the outlook for 2009, we believe that the challenges of the ongoing global financial crisis will likely impact the markets for some time. On a positive note, stock market valuations have generally become much more attractive than they have been for a long time. However, the restoration of integrity and confidence in the capital markets is an essential ingredient for improved market returns. The massive and unprecedented coordinated activities of Federal Reserve and the U.S. Treasury in October and November of 2008 appear to be having some positive impact on credit markets; however, credit spreads remained wide and unstable at year end 2008. On one hand, the credit market for residential mortgages has shown some signs of stabilizing, but many investors have shifted their focus to the consumer credit and commercial mortgage sectors of the market. The recession started in December 2007, and is expected to continue well into 2009. As a result, we feel that it may take an extended period of time, likely measured in months or quarters, before full confidence and strong economic growth reappear. There will likely continue to be market volatility as many investors continue to reassess the credit crisis and the depressed economy.

Nevertheless, we concur with Warren Buffett’s widely publicized quote from October 2008—“if you wait for the robins, the spring will be over.” In our view, U.S. stocks, including mid-cap stocks, are generally trading at attractive levels for long-term investment, though the timing of the recovery is unpredictable. Based on a traditional rule of thumb, market–recovery medicine (in the form of interest rate cuts and fiscal stimulus) takes 9-12 months to begin to take hold with the stock market serving as a leading indicator of the recovery. This suggests an economic recovery by late 2009 and a stock market recovery in advance of that. Perhaps the timetable for a classic recovery may be challenged by the severity and nature of market concerns, but we believe that this historical perspective will ultimately serve investors well.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT MID CAP VALUE FUND

Despite the painful losses that so many investors have experienced this year, we believe that a focus on high quality business franchises and valuations will provide attractive opportunities amongst the rubble for long-term investors. In general, the Fund’s portfolio companies possess strong business and attractive cash flow characteristics, and in our opinion, are likely to weather the impact of a recessionary economy and volatile markets well. Also, we are looking at more potential new investment opportunities with similar characteristics being presented these days than in many years. As such, we are cautiously optimistic about the potential for better markets and returns in 2009 and beyond.

Eric T. McKissack, CFA Chief Investment Officer Channing Capital Management, LLC

Market forecasts provided in this report may not necessarily come to pass. There is no assurance that the Fund will achieve its investment objectives. These views are subject to change at any time based upon market or other conditions, and Channing Capital Management, LLC. disclaims any responsibility to update such views. The Fund is subject to market risk, which is the possibility that the market values of securities owned by the Fund will decline and, therefore, the value of the Fund’s shares may be less than what you paid for them. Accordingly, you can lose money investing in the Fund.

TOP TEN EQUITY HOLDINGS†

AS OF NOVEMBER 30, 2008

TICKER	DESCRIPTION	% OF TOTAL NET ASSETS	TICKER	DESCRIPTION	% OF TOTAL NET ASSETS
PBCT	People’s United Financial, Inc.	4.4%	MKL	Markel Corp	3.7%
WEC	Wisconsin Energy Corp.	4.1%	HNZ	H. J. Heinz Co.	3.6%
RSG	Republic Services, Inc.	4.1%	PTV	Pactiv Corp.	3.5%
AOC	Aon Corp.	3.8%	LAZ	Lazard Ltd.	3.5%
ACN	Accenture Ltd.	3.7%	FISV	Fiserv, Inc.	3.5%

†	The Fund’s composition is subject to change.

EQUITY SECTOR DIVERSIFICATION†

AS OF NOVEMBER 30, 2008

% OF TOTAL INVESTMENTS EXCLUDING COLLATERAL FOR SECURITIES LENDING		% OF TOTAL INVESTMENTS EXCLUDING COLLATERAL FOR SECURITIES LENDING
Consumer Products	30.9%	Basic Materials	5.7%
Financials	20.7%	Communications	5.2%
Industrials	15.2%	Energy	2.3%
Technology	9.4%	Short Term Investments	2.2%

Utilities	8.4%	Total	100.0%

†	The Fund’s composition is subject to change.

INDEX DESCRIPTION

(1)

The Russell Midcap Value Index tracks equity securities of medium-sized companies whose market capitalization falls within the $17 million to $13.6 billion range. The index is unmanaged and, unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT MID CAP VALUE FUND

GROWTH OF A $10,000 INVESTMENT

CLASS A SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Mid Cap Value Fund—Class A Shares(1) from the commencement of investment operations on December 9, 2002 to November 30, 2008 compared to the Russell Midcap Value Index(2).

GROWTH OF A $10,000 INVESTMENT

CLASS C SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Mid Cap Value Fund—Class C Shares from the commencement of investment operations on December 9, 2002 to November 30, 2008 compared to the Russell Midcap Value Index (2).

(Unaudited)

REGIONS MORGAN KEEGAN SELECT MID CAP VALUE FUND

GROWTH OF A $10,000 INVESTMENT

CLASS I SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Mid Cap Value Fund—Class I Shares from the commencement of investment operations on May 10, 2005 to November 30, 2008 compared to the Russell Midcap Value Index(2).

PERFORMANCE INFORMATION

	AVERAGE ANNUAL TOTAL RETURNS
AS OF NOVEMBER 30, 2008	SIX MONTHS*	1 YEAR	5 YEAR	COMMENCEMENT OF INVESTMENT OPERATIONS(3)
CLASS A SHARES**(1)	-39.22%	-40.80%	-1.52%	0.72%
(EXCLUDING SALES LOAD)(1)	-35.69%	-37.35%	-0.40%	1.68%
CLASS C SHARES***	-36.56%	-38.63%	-1.09%	1.06%
(EXCLUDING CDSC)	-35.92%	-38.01%	-1.09%	1.06%
CLASS I SHARES	-35.62%	-37.15%	N/A	-6.42%
RUSSELL MID CAP VALUE INDEX(2)	-41.52%	-41.95%	0.22%	—
*	Not annualized for periods less than one year.
**	Reflects the maximum sales load of 5.50%.
***	Reflects the maximum contingent deferred sales charge (CDSC) of 1.00% for shares redeemed within one year of purchase.

(1)	Effective June 4, 2004, all Class B Shares of the Fund converted to Class A Shares.

(2)

The Russell Midcap Value Index tracks equity securities of medium-sized companies whose market capitalization falls within the $17 million to $13.6 billion range. Total returns for the index shown are not adjusted to reflect sales charges, expenses or other fees that the Securities and Exchange Commission requires to be reflected in the Fund’s performance. The index is unmanaged and, unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(3)	The Fund’s Class A Shares and Class C Shares commenced investment operations on December 9, 2002 and the Fund’s Class I Shares commenced investment operations on May 10, 2005.

Performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Fund performance changes over time and current performance may be lower or higher than what is stated. For the most recent performance, call toll-free 877-757-7424. The Fund’s performance results are shown on a total return basis and include the reinvestment of all dividends and capital gain distributions in the Fund. Returns shown in the chart and table above do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Mutual funds are not bank deposits or obligations, are not guaranteed by any bank and are not insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investment in mutual funds involves investment risk, including possible loss of principal.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT MID CAP VALUE FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Shares			Value
Common Stocks–97.8%

		Basic Materials–5.7%
		Chemicals–3.1%
29,057		Airgas, Inc.	$1,038,788
		Mining–2.6%
15,986		Compass Minerals International, Inc.	895,056

		Total Basic Materials	1,933,844

		Communications–5.2%
		Advertising–1.8%
20,761		Omnicom Group Inc.	587,329
		Telecommunications–3.4%
21,518	(1)(2)	Anixter International Inc.	589,593
64,974		Frontier Communications Corporation	566,573

		Total	1,156,166

		Total Communications	1,743,495

		Consumer Products–30.9%
		Apparel–3.0%
79,167	(1)	Hanesbrands Inc.	1,022,838
		Beverages–2.2%
59,391	(1)	Constellation Brands, Inc.	757,829
		Commercial Services–9.6%
28,046	(1)	Brink’s Home Security Inc.	560,920
33,151		Equifax Inc.	843,693
39,674	(1)	Hewitt Associates, Inc.	1,133,883
21,692		Manpower Inc.	682,864

		Total	3,221,360

		Distribution/Wholesale–3.2%
15,403		W.W. Grainger, Inc.	1,086,990
		Food–3.6%
31,074		H. J. Heinz Company	1,206,914
		Health Care Products–1.7%
22,379		DENTSPLY International Inc.	583,644
		Health Care Services–2.7%
14,471	(1)	Laboratory Corporation of America Holdings	916,883
		Housewares–1.0%
23,929		Newell Rubbermaid Inc.	319,691
		Pharmaceuticals–3.0%
32,273		AmerisourceBergen Corporation	1,011,758
		Retail–0.9%
25,127		Nordstrom, Inc.	285,694

		Total Consumer Products	10,413,601

		Energy–2.3%
		Oil & Gas Services–2.3%
44,984	(1)	Superior Energy Services, Inc.	757,980

		Total Energy	757,980

Shares			Value
Common Stocks (continued)

		Financials–20.7%
		Banks–2.1%
11,056		M&T Bank Corporation	$710,348
		Diversified Financial Services–6.7%
13,128	(1)(2)	Affiliated Managers Group, Inc.	367,584
37,907		Lazard Ltd	1,184,973
20,408		T. Rowe Price Group, Inc.	698,158

		Total	2,250,715

		Insurance–7.5%
28,533		Aon Corporation	1,292,545
4,001	(1)	Markel Corporation	1,232,308

		Total	2,524,853

		Savings & Loans–4.4%
77,711		People’s United Financial, Inc.	1,481,949

		Total Financials	6,967,865

		Industrials–15.2%
		Diversified Machinery–2.2%
31,695		IDEX Corporation	728,985
		Electronics–1.0%
9,885	(1)	Thermo Fisher Scientific Inc.	352,697
		Environmental Control–4.1%
57,127		Republic Services, Inc.	1,371,048
		Hand/Machine Tools–2.1%
19,773		Snap-on Incorporated	712,817
		Miscellaneous Manufacturing–2.3%
35,801		The Brink’s Company	779,388
		Packaging & Containers–3.5%
47,561	(1)	Pactiv Corporation	1,188,549

		Total Industrials	5,133,484

		Technology–9.4%
		Computers–3.7%
40,203	(2)	Accenture Ltd.	1,245,489
		Software–5.7%
34,406	(1)	Fiserv, Inc.	1,174,621
9,422		The Dun & Bradstreet Corporation	753,760

		Total	1,928,381

		Total Technology	3,173,870

		Utilities–8.4%
		Electric–8.4%
40,606		DPL Inc.	845,417
13,408		Integrys Energy Group, Inc.	592,365
32,013		Wisconsin Energy Corporation	1,391,285

		Total Utilities	2,829,067

		Total Common Stocks (identified cost $37,314,673)	$32,953,206

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT MID CAP VALUE FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Shares		Value
Short-Term Investments–4.2%
684,701	Bank of New York Institutional Cash Reserves Fund (held as collateral for securities lending)	$655,647
377,733	Fidelity Institutional Money Market Fund	377,733
377,734	Lehman Brothers Prime Money Market Fund	377,734

	Total Short-Term Investments (identified cost $1,440,168)	1,411,114

	Total Investments–102.0% (identified cost $38,754,841)	34,364,320

	Other Assets and Liabilities– net–(2.0)%	(667,153)

	Total Net Assets–100.0%	$33,697,167

(1)	Non-income producing security.
(2)	Certain shares are temporarily on loan to unaffiliated broker- dealers. See Notes 2 and 5 of the Financial Statements for additional information about securities lending.

Note: The categories of investments are shown as a percentage of total net assets at November 30, 2008.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT VALUE FUND

OBJECTIVE & STRATEGY

Regions Morgan Keegan Select Value Fund seeks income and growth of capital. The Fund invests in common and preferred stocks according to a sector-weighting strategy in which attractive market valuation levels are assigned priority over prospects for future earnings growth.

INVESTMENT RISKS:    Equity securities (stocks) can be more volatile and carry more risk than other forms of investments, including investments in high-grade fixed income securities. Value-based investments are subject to the risk that the broad market may not recognize their intrinsic value. The net asset value per share of the Fund will fluctuate as the value of the securities in the portfolio changes.

MANAGEMENT DISCUSSION OF FUND PERFORMANCE

In the past year, we have witnessed events not seen since and reminiscent of the 1930s: the dramatic slowing economic growth; the freeze-up of the financial system; and the decline in the stock market. However, unlike the 1930s, the significant fiscal and monetary responses, although slow in coming, are unprecedented.

The stresses in the financial markets and the economy are evidenced in the negative reaction of stocks such as the decline seen in the Fund’s benchmark, the Standard & Poor’s 500 Citigroup Value Index(1), which fell 40.75 percent for the twelve months ended November 30, 2008. Regions Morgan Keegan Select Value Fund’s Class A Shares performed in line with the Fund’s benchmark with a decline of 39.17 percent, based on net asset value (1.58 percent outperformance).

All sectors in the benchmark index produced negative returns. For the Fund, the best performing sector was the Financial sector because of an underweight, particularly early in the year. The Utility sector was the poorest performing sector for the Fund because of an underweight position.

Much of the outperformance resulted from not owning such stocks as Lehman Brothers, Merrill Lynch, Fannie Mae, Freddie Mac and Washington Mutual. The holdings of McDonalds, General Mills, and Monsanto were additive to performance. In the Utility sector, holdings of Entergy, Exelon, and First Energy negatively affected performance.

It is with trepidation that we look to 2009. Uncertainty exists concerning the recovery of the domestic economy, and fears abound that the global economy will continue to slow. Increased unemployment and a cautious consumer are strong headwinds for any improvement in economic growth here in the U.S.; and, as the U.S. slows, so does the rest of the world.

As things now stand, serious damage has been done to home prices, bond prices, and stock prices. Cash and U.S. Treasury securities seem to be the safe havens of choice. As of this writing, 90-day Treasury bills yield zero percent. The ten-year Treasury yields slightly more than two percent.

As a result of the dismal outlook and price depreciation, attractive valuations unseen for over fifty years have appeared in the stock market. For example, the dividend yield on the Standard & Poor’s 500 Index is now 3.30 percent. Compared to the Treasury yields cited previously, the yield is quite attractive and we have not seen such a spread since the 1950s.

Although the outlook for earnings is dismal, even at reduced levels, the earnings yield on stocks is significantly higher than aforementioned Treasury yields. Thus, at some point normal relative valuations could return. Money would move out of the safety of Treasury securities, and into other bonds and stocks. Cash on the sidelines has grown significantly. When money comes out of Treasury bills and cash, stocks have the potential to dramatically outperform other asset classes.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT VALUE FUND

In the meantime, building or adding to a portfolio of quality stocks presents an attractive, forward-looking strategy. The Fund provides a portfolio of domestic stocks that should participate in the ultimate stock market recovery.

Walter A. Hellwig

Senior Portfolio Manager

Morgan Asset Management, Inc.

Market forecasts provided in this report may not necessarily come to pass. There is no assurance that the Fund will achieve its investment objectives. These views are subject to change at any time based upon market or other conditions, and Morgan Asset Management, Inc. disclaims any responsibility to update such views. The Fund is subject to market risk, which is the possibility that the market values of securities owned by the Fund will decline and, therefore, the value of the Fund’s shares may be less than what you paid for them. Accordingly, you can lose money investing in the Fund.

TOP TEN EQUITY HOLDINGS†

AS OF NOVEMBER 30, 2008

TICKER	DESCRIPTION	% OF TOTAL NET ASSETS	TICKER	DESCRIPTION	% OF TOTAL NET ASSETS
T	AT&T Inc.	4.1%	MCD	McDonald’s Corporation	3.0%
GIS	General Mills, Inc.	3.7%	WFC	Wells Fargo & Company	3.0%
BMY	Bristol-Myers Squibb Company	3.3%	BNI	Burlington Northern Santa Fe Corp.	3.0%
USB	U.S. Bancorp	3.2%	MO	Altria Group, Inc.	2.8%
JPM	JPMorgan Chase & Co.	3.0%	PM	Philip Morris International Inc.	2.7%

†	The Fund’s composition is subject to change.

EQUITY SECTOR DIVERSIFICATION†

AS OF NOVEMBER 30, 2008

% OF TOTAL INVESTMENTS		% OF TOTAL INVESTMENTS
Consumer Products	35.3%	Basic Materials	3.5%
Financials	17.7%	Technology	3.4%
Industrials	13.0%	Utilities	3.1%
Communications	8.3%	Short Term Investments	9.6%

Energy	6.1%	Total	100.0%

†	The Fund’s composition is subject to change.

INDEX DESCRIPTION

(1)

The Standard & Poor’s 500 Citigroup Value Index is a sub-index of the Standard & Poor’s 500 Index representing 50% of the Standard & Poor’s 500 market capitalization and is comprised of those companies with value characteristics based on a series of ratios. (The Standard & Poor’s 500 Barra Value Index, which the Fund has used in the past as its benchmark, ceased to exist on June 30, 2006. The Standard & Poor’s 500 Barra Value Index was also a sub-index of the Standard & Poor’s 500 Index representing 50% of the Standard & Poor’s 500 Index market capitalization and was comprised of those companies with lower price-to-book ratios.) The index is unmanaged and, unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT VALUE FUND

GROWTH OF A $10,000 INVESTMENT

CLASS A SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Value Fund—Class A Shares(1) from November 30, 1998 to November 30, 2008 compared to the Standard & Poor’s 500 Citigroup Value Index(2), a broad-based market index.

GROWTH OF A $10,000 INVESTMENT

CLASS C SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Value Fund—Class C Shares from the commencement of investment operations on February 21, 2002 to November 30, 2008 compared to the Standard & Poor’s 500 Citigroup Value Index(2), a broad-based market index.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT VALUE FUND

GROWTH OF A $10,000 INVESTMENT

CLASS I SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Value Fund—Class I Shares from the commencement of investment operations on June 16, 2004 to November 30, 2008 compared to the Standard & Poor’s 500 Citigroup Value Index(2), a broad-based market index.

PERFORMANCE INFORMATION

	AVERAGE ANNUAL TOTAL RETURNS
AS OF NOVEMBER 30, 2008	SIX MONTHS*	1 YEAR	5 YEAR	10 YEAR	COMMENCEMENT OF INVESTMENT OPERATIONS(3)
CLASS A SHARES**(1)	-39.85%	-42.52%	-1.41%	-1.30%	4.42%
(EXCLUDING SALES LOAD)(1)	-36.35%	-39.17%	-0.28%	-0.74%	4.84%
CLASS C SHARES***	-37.22%	-40.25%	-1.00%	N/A	-1.02%
(EXCLUDING CDSC)	-36.59%	-39.64%	-1.00%	N/A	-1.02%
CLASS I SHARES	-36.27%	-39.04%	N/A	N/A	-1.07%
STANDARD & POOR’S 500 CITIGROUP VALUE INDEX(2)	-36.34%	-40.75%	-0.21%	0.01%	—
*	Not annualized for periods less than one year.
**	Reflects the maximum sales load of 5.50%.
***	Reflects the maximum contingent deferred sales charge (CDSC) of 1.00% for shares redeemed within one year of purchase.
(1)

Effective June 4, 2004, all Class B Shares of the Fund converted to Class A Shares. Historical total return information for any period or portion thereof prior to the commencement of investment operations of Class A Shares on May 20, 1998 is that of Class B Shares and reflects all charges, expenses and fees incurred by Class B Shares, which were generally higher than the expenses of Class A Shares, during such periods.

(2)

The Standard & Poor’s 500 Citigroup Value Index is a sub-index of the Standard & Poor’s 500 Index representing 50% of the Standard & Poor’s 500 market capitalization and is comprised of those companies with value characteristics based on a series of ratios. (The Standard & Poor’s 500 Barra Value Index, which the Fund has used in the past as its benchmark, ceased to exist on June 30, 2006. The Standard & Poor’s 500 Barra Value Index was also a sub-index of the Standard & Poor’s 500 Index representing 50% of the Standard & Poor’s 500 Index market capitalization and was comprised of those companies with lower price-to-book ratios and had the same returns for the periods shown as the Standard & Poor’s 500 Citigroup Value Index.) Total returns for the index shown are not adjusted to reflect sales charges, expenses or other fees that the Securities and Exchange Commission requires to be reflected in the Fund’s performance. The index is unmanaged and, unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(3)

The Fund’s Class A Shares (including predecessor Class B Shares), Class C Shares and Class I Shares commenced investment operations on December 19, 1994, February 21, 2002 and June 16, 2004, respectively.

Performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Fund performance changes over time and current performance may be lower or higher than what is stated. For the most recent performance, call toll-free 877-757-7424. The Fund’s performance results are shown on a total return basis and include the reinvestment of all dividends and capital gain distributions in the Fund. Returns shown in the chart and table above do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Mutual funds are not bank deposits or obligations, are not guaranteed by any bank and are not insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investment in mutual funds involves investment risk, including possible loss of principal.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT VALUE FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Shares			Value
Common Stocks–94.8%

		Basic Materials–3.7%
		Chemicals–2.9%
45,000		Monsanto Company	$3,564,000
12,000		Potash Corporation of Saskatchewan, Inc.	739,680
10,000		Terra Industries Inc.	147,100

		Total	4,450,780

		Iron/Steel–0.2%
10,000		Nucor Corporation	356,800
		Mining–0.6%
20,000		Freeport-McMoRan Copper & Gold Inc.	479,800
15,000		Newmont Mining Corporation	504,750

		Total	984,550

		Total Basic Materials	5,792,130

		Communications–8.7%
		Media–1.2%
50,000		Comcast Corporation	867,000
15,000	(1)	The DIRECTV Group, Inc.	330,150
75,000		Time Warner Inc.	678,750

		Total	1,875,900

		Telecommunications–7.5%
225,000		AT&T Inc.	6,426,000
20,000		QUALCOMM Incorporated	671,400
25,000	(1)	Juniper Networks, Inc.	434,500
125,000		Verizon Communications, Inc.	4,081,250

		Total	11,613,150

		Total Communications	13,489,050

		Consumer Products–37.0%
		Agriculture–7.5%
275,000		Altria Group, Inc.	4,422,000
50,000		Lorillard, Inc.	3,021,500
100,000		Philip Morris International Inc.	4,216,000

		Total	11,659,500

		Airlines–0.2%
30,000		Southwest Airlines Co.	259,500
		Apparel–0.8%
25,000		V.F. Corporation	1,307,250
		Biotechnology–0.3%
10,000	(1)	Celgene Corporation	521,000
		Cosmetics–1.8%
45,000		The Procter & Gamble Company	2,895,750
		Food–5.3%
35,000		ConAgra Foods, Inc.	516,250
90,000		General Mills, Inc.	5,685,300
25,000		H. J. Heinz Company	971,000
40,000		Kraft Foods, Inc.	1,088,400

		Total	8,260,950

Shares			Value
Common Stocks (continued)
		Healthcare Products–2.8%
35,000		Baxter International Inc.	$1,851,500
45,000		Covidien Ltd.	1,658,250
10,000		C. R. Bard, Inc.	820,300

		Total	4,330,050

		Pharmaceuticals–8.9%
55,000		Abbott Laboratories	2,881,450
15,000		Allergan, Inc.	565,200
250,000		Bristol–Myers Squibb Company	5,175,000
25,000	(1)	Medco Health Solutions	1,050,000
30,000		Merck & Co., Inc.	801,600
50,000	(1)	Mylan Inc.	470,500
180,000		Pfizer Inc.	2,957,400

		Total	13,901,150

		Retail–9.1%
15,000	(1)	Big Lots, Inc.	262,800
35,000		Costco Wholesale Corporation	1,801,450
25,000		CVS Caremark Corporation	723,250
40,000		Family Dollar Stores, Inc.	1,111,200
20,000		Macy's, Inc.	148,400
80,000		McDonald's Corporation	4,700,000
30,000		Target Corporation	1,012,800
10,000		Tiffany & Co.	197,900
75,000		Wal–Mart Stores, Inc.	4,191,000

		Total	14,148,800

		Toys–0.3%
15,000		Hasbro, Inc.	402,000

		Total Consumer Products	57,685,950

		Energy–6.3%
		Coal–0.7%
45,000		Peabody Energy Corporation	1,054,350
		Oil & Gas–3.9%
20,000		Anadarko Petroleum Corporation	821,000
40,000		Chevron Corporation	3,160,400
25,000		Hess Corporation	1,351,000
15,000		Occidental Petroleum Corporation	812,100

		Total	6,144,500

		Oil & Gas Services–1.0%
10,000	(1)	National Oilwell Varco, Inc.	282,900
100,000	(1)	Weatherford International Ltd.	1,277,000

		Total	1,559,900

		Pipelines–0.7%
150,000		El Paso Corporation	1,108,500

		Total Energy	9,867,250

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT VALUE FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Shares			Value
Common Stocks (continued)

		Financials–18.5%
		Banks–9.4%
150,000		Bank Of America Corporation	$2,437,500
20,000		The Bank of New York Mellon Corporation	604,200
20,000		BB&T Corporation	599,400
15,000		Morgan Stanley	221,250
15,000		Northern Trust Corporation	688,350
10,000		The PNC Financial Services Group, Inc.	527,700
185,000		U.S. Bancorp	4,991,300
160,000		Wells Fargo & Company	4,622,400

		Total	14,692,100

		Diversified Financial Services–5.5%
25,000		Citigroup Inc.	207,250
150,000		JPMorgan Chase & Co.	4,749,000
85,000		T. Rowe Price Group, Inc.	2,907,850
10,000		The Goldman Sachs Group, Inc.	789,900

		Total	8,654,000

		Insurance–3.6%
20,000		Aflac Incorporated	926,000
68,817		Loews Corporation	1,884,897
15,000		Prudential Financial, Inc.	325,500
55,000		The Travelers Companies, Inc.	2,400,750

		Total	5,537,147

		Total Financials	28,883,247

		Industrials–13.7%
		Aerospace/ Defense–1.7%
55,000		Raytheon Company	2,684,000
		Electronics–1.4%
60,000	(1)	Thermo Fisher Scientific, Inc.	2,140,800
		Engineering & Construction–0.4%
12,000		Chicago Bridge & Iron Company N.V.	631,560
		Hand Tools–0.4%
15,000		Snap–on Incorporated	540,750
		Machinery–0.6%
25,000		Deere & Company	870,250
		Manufacturing–2.5%
20,000		Cooper Industries, Ltd.	482,800
200,000		General Electric Company	3,434,000

		Total	3,916,800

		Transportation–6.7%
60,000		Burlington Northern Santa Fe Corporation	4,596,600
25,000		CSX Corporation	931,000
50,000		Norfolk Southern Corporation	2,473,500
50,000		Union Pacific Corporation	2,502,000

		Total	10,503,100

		Total Industrials	21,287,260

Shares			Value
Common Stocks (continued)

		Technology–3.6%
		Computers–1.7%
5,000	(1)	Apple, Inc.	$463,350
25,000		Hewlett–Packard Company	882,000
15,000		International Business Machines Corporation	1,224,000

		Total	2,569,350

		Semiconductors–1.9%
50,000		Applied Materials, Inc.	479,000
150,000		Intel Corporation	2,070,000
25,000		Xilinx, Inc.	409,000

		Total	2,958,000

		Total Technology	5,527,350

		Utilities–3.3%
		Electric–3.3%
15,000		Dominion Resources, Inc.	552,300
30,000		Entergy Corporation	2,553,000
20,000		Exelon Corporation	1,124,200
15,000		FirstEnergy Corp.	878,700

		Total Utilities	5,108,200

		Total Common Stocks (identified cost $171,905,446)	147,640,437

Short-Term Investments–10.0%
7,792,902		Fidelity Institutional Money Market Fund	7,792,902
7,792,902		Lehman Brothers Prime Money Market Fund	7,792,902

		Total Short-Term Investments (identified cost $15,585,804)	15,585,804

		Total Investments–104.8% (identified cost $187,491,250)	163,226,241

		Other Assets and Liabilities– net–(4.8)%	(7,472,626)

		Total Net Assets–100.0%	$155,753,615

(1)	Non-income producing security.

Note: The categories of investments are shown as a percentage of total net assets at November 30, 2008.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT BALANCED FUND

OBJECTIVE & STRATEGY

Regions Morgan Keegan Select Balanced Fund seeks total return through capital appreciation, dividends and interest. The Fund invests primarily in common and preferred stocks, convertible securities, and fixed-income securities.

INVESTMENT RISKS:    Stocks can be more volatile and carry more risk and return potential than other forms of investments. Bonds offer a relatively stable level of income, although bond prices will fluctuate, providing the potential for principal gain or loss. Cash equivalents offer low risk and low return potential. The net asset value per share of the Fund will fluctuate as the value of the securities in the portfolio changes.

MANAGEMENT DISCUSSION OF FUND PERFORMANCE

For the fiscal year ended November 30, 2008, Regions Morgan Keegan Select Balanced Fund’s Class A Shares had a total return of –20.78%, based on net asset value. The Standard & Poor’s 500 Index(1) and the Barclays Capital (formerly, Lehman Brothers) Government/Credit Total Index(2) had total returns of –38.09% and 1.32%, respectively, during the same period. A market-index return comprised of 60% Standard & Poor’s 500 Index and 40% Merrill Lynch 1-10 Year Government/Corporate A Rated and Above Index(3) was –22.32%. The peer group, as represented by the Lipper Balanced Index(4), showed a return of –28.91%. While we were not pleased with the absolute return of the Fund, the relative outperformance as compared to the blended index (141 basis points) and the peer group (813 basis points) helps ease some of the pain.

What began as a modest return at midyear turned into a financial horror movie by year-end. Concerns of bank failures, a frozen credit market, weak consumer spending and plunging consumer confidence led to a market decline for the ages, or the worst stock market return since 1931. What strikes this 35-year investment veteran is how many financial and economic comparisons to the 1930’s were made over the last few months.

The Fund performed well relative to the indices and our peer group probably due to two reasons: the Fund had no major exposure to any poorly performing assets, and we did not rebalance the Fund from bonds to stocks as the market declined. The Fund was underweighted in Financials during the year, and the bond portion of the Fund held no bonds of the bankrupt financial institutions. An over-weighted position in U.S. Treasury securities helped as the rush to quality assets pushed their prices higher offsetting some of the stock declines.

As mentioned above, we did not rebalance the Fund during the second half of the year. Rebalancing is the process of selling the outperforming asset class and reinvesting in the underperforming asset class. This kept the Fund from always buying into stocks as they were steadily declining.

Charles A. Murray, CFA
Senior Portfolio Manager
Morgan Asset Management, Inc.

Market forecasts provided in this report may not necessarily come to pass. There is no assurance that the Fund will achieve its investment objectives. These views are subject to change at any time based upon market or other conditions, and Morgan Asset Management, Inc. disclaims any responsibility to update such views. The Fund is subject to market risk, which is the possibility that the market values of securities owned by the Fund will decline and, therefore, the value of the Fund’s shares may be less than what you paid for them. Accordingly, you can lose money investing in the Fund.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT BALANCED FUND

TOP TEN EQUITY HOLDINGS†

AS OF NOVEMBER 30, 2008

TICKER	DESCRIPTION	% OF TOTAL NET ASSETS	TICKER	DESCRIPTION	% OF TOTAL NET ASSETS
XOM	Exxon Mobil Corp.	4.5%	ABT	Abbott Laboratories	3.0%
DVN	Devon Energy Corp.	4.3%	PG	The Proctor & Gamble Co.	2.5%
ABX	Barrick Gold Corp.	4.2%	NEM	Newmont Mining Corp.	2.4%
XLF	Financial Select Sector SPDR	3.7%	PM	Philip Morris International, Inc.	2.4%
WMT	Wal-Mart Stores, Inc.	3.2%	SLV	iShares Silver Trust	2.3%

†	The Fund’s composition is subject to change.

EQUITY SECTOR DIVERSIFICATION†

AS OF NOVEMBER 30, 2008

% OF TOTAL INVESTMENTS EXCLUDING COLLATERAL FOR SECURITIES LENDING
Consumer Products	15.1%
Energy	11.1%
Industrials	7.0%
Technology	5.9%
Basic Materials	5.5%
Financials	4.0%
Exchange Traded Funds	3.7%
Communications	3.4%

Total	55.7%

†	The Fund’s composition is subject to change.

FIXED INCOME DIVERSIFICATION†

AS OF NOVEMBER 30, 2008

% OF TOTAL INVESTMENTS EXCLUDING COLLATERAL FOR SECURITIES LENDING
Corporate Bonds	23.7%
U.S. Treasury Obligations	8.0%
Government & Agency Securities	5.8%
Mortgage-Backed Securities	3.6%
Short Term Investments	3.2%

Total	44.3%

INDEX DESCRIPTIONS

(1)

The Standard & Poor’s 500 Index is an unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregated market value of 500 stocks representing all major industries. The index is unmanaged and, unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(2)

The Barclays Capital (formerly Lehman Brothers) Government/Credit Total Index is comprised of approximately 5,000 issues which include: non-convertible bonds publicly issued by the U.S. government or its agencies; corporate bonds guaranteed by the U.S. government and quasi-federal corporations; and publicly issued, fixed rate, non-convertible domestic bonds of companies in industry, public utilities and finance. The index is unmanaged and, unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(3)

The Standard & Poor’s 500 Index/Merrill Lynch 1-10 Year Government/Corporate A Rated and Above Index is a 60%/40% weight between the two indexes. It is sometimes used as a standard market mix to measure a balanced fund’s performance against market indexes. The Fund’s asset allocation allowed by the prospectus is between 75% equity securities and 25% fixed income securities to 25% equity securities and 75% fixed income securities. The Merrill Lynch 1-10 Year Government/Corporate A Rated and Above Index is comprised of publicly placed, non-convertible, coupon-bearing domestic debt with maturities between 1 and 9.99 years, rated “A” or better. The index is unmanaged and, unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(4)	The Lipper Balanced Index is the average return of the 30 largest balanced mutual funds. Funds in the index are rebalanced quarterly. It is not possible to invest directly in an index.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT BALANCED FUND

GROWTH OF A $10,000 INVESTMENT

CLASS A SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Balanced Fund—Class A Shares(1) from November 30, 1998 to November 30, 2008 compared to the Standard & Poor’s 500 Index(2) and the Barclays Capital (formerly, Lehman Brothers) Government/Credit Total Index(2), two separate broad-based market indexes, and to the Standard & Poor’s 500 Index/Merrill Lynch 1-10 Year Government/Corporate A Rated and Above Index(2).

GROWTH OF A $10,000 INVESTMENT

CLASS C SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Balanced Fund—Class C Shares from the commencement of investment operations on January 14, 2002 to November 30, 2008 compared to the Standard & Poor’s 500 Index(2) and the Barclays Capital (formerly, Lehman Brothers) Government/Credit Total Index(2), two separate broad-based market indexes, and to the Standard & Poor’s 500 Index/Merrill Lynch 1-10 Year Government/Corporate A Rated and Above Index(2).

(Unaudited)

REGIONS MORGAN KEEGAN SELECT BALANCED FUND

GROWTH OF A $10,000 INVESTMENT

CLASS I SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Balanced Fund—Class I Shares from the commencement of investment operations on September 1, 2005 to November 30, 2008 compared to the Standard & Poor’s 500 Index(2) and the Barclays Capital (formerly, Lehman Brothers) Government/Credit Total Index(2), two separate broad-based market indexes, and to the Standard & Poor’s 500 Index/Merrill Lynch 1-10 Year Government/Corporate A Rated and Above Index(2).

PERFORMANCE INFORMATION

	AVERAGE ANNUAL TOTAL RETURNS
AS OF NOVEMBER 30, 2008	SIX MONTHS*	1 YEAR	5 YEAR	10 YEAR	COMMENCEMENT OF INVESTMENT OPERATIONS(3)
CLASS A SHARES**(1)	-26.21%	-25.13%	1.12%	1.31%	5.57%
(EXCLUDING SALES LOAD)(1)	-21.92%	-20.78%	2.27%	1.89%	6.00%
CLASS C SHARES***	-22.95%	-22.13%	1.54%	N/A	1.18%
(EXCLUDING CDSC)	-22.17%	-21.34%	1.54%	N/A	1.18%
CLASS I SHARES	-21.82%	-20.58%	N/A	N/A	-0.47%
STANDARD & POOR’S 500 INDEX(2)	-35.20%	-38.09%	-1.39%	-0.93%	—
BARCLAYS CAPITAL GOVERNMENT/CREDIT TOTAL INDEX(2)	0.25%	1.32%	3.92%	5.20%	—
STANDARD & POOR’S 500 INDEX/MERRILL LYNCH 1-10 YEAR GOVERNMENT/CORPORATE A RATED AND ABOVE INDEX(2)	-21.82%	-22.32%	0.98%	1.81%	—
*	Not annualized for periods less than one year.
**	Reflects the maximum sales load of 5.50%.
***	Reflects the maximum contingent deferred sales charge (CDSC) of 1.00% for shares redeemed within one year of purchase.
(1)

Effective June 4, 2004, all Class B Shares of the Fund converted to Class A Shares. Historical total return information for any period or portion thereof prior to the commencement of investment operations of Class A Shares on May 20, 1998 is that of Class B Shares and reflects all charges, expenses and fees incurred by Class B Shares, which were generally higher than the expenses of Class A Shares, during such periods.

(2)

The Standard & Poor’s 500 Index is a capitalization-weighted index of 500 stocks representing all major industries. The Barclays Capital (formerly Lehman Brothers) Government/Credit Total Index is comprised of approximately 5,000 issues which include: non-convertible bonds publicly issued by the U.S. government or its agencies; corporate bonds guaranteed by the U.S. government and quasi-federal corporations; and publicly issued, fixed rate, non-convertible domestic bonds of companies in industry, public utilities, and finance. The Standard & Poor’s 500 Index/Merrill Lynch 1-10 Year Government/Corporate A Rated and Above Index is a 60%/40% weight between the two indexes. (Returns greater than one year assume rebalancing at the end of each fiscal year.) The Merrill Lynch 1-10 Year Government/Corporate A Rated and Above Index is comprised of publicly placed, non-convertible, coupon-bearing domestic debt with maturities between 1 and 9.99 years, rated “A” or better. Total returns for the indexes shown are not adjusted to reflect sales charges, expenses or other fees that the Securities and Exchange Commission requires to be reflected in the Fund’s performance. The indexes are unmanaged and, unlike the Fund, are not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(3)

The Fund’s Class A Shares (including predecessor Class B Shares), Class C Shares and Class I Shares commenced investment operations on December 18, 1994, January 14, 2002 and September 1, 2005, respectively.

Performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Fund performance changes over time and current performance may be lower or higher than what is stated. For the most recent performance, call toll-free 877-757-7424. The Fund’s performance results are shown on a total return basis and include the reinvestment of all dividends and capital gain distributions in the Fund. Returns shown in the chart and table above do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Mutual funds are not bank deposits or obligations, are not guaranteed by any bank and are not insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investment in mutual funds involves investment risk, including possible loss of principal.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT BALANCED FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Shares			Value
Common Stocks–51.7%

		Basic Materials–5.4%
		Iron/Steel–0.8%
20,000		Nucor Corporation	$713,600
10,000		United States Steel Corporation	304,000

			1,017,600

		Mining–4.6%
36,000	(2)	Agnico-Eagle Mines Limited	1,355,760
100,000		Barrick Gold Corporation	2,946,000
50,000		Newmont Mining Corporation	1,682,500

		Total	5,984,260

		Total Basic Materials	7,001,860

		Communications–3.4%
		Internet–0.9%
4,000	(1)	Google, Inc.	1,171,840
		Telecommunications–2.5%
90,000	(1)	Cisco Systems, Inc.	1,488,600
5,000		Nokia Corporation	70,850
30,000		QUALCOMM Inc.	1,007,100
20,000		Verizon Communications Inc.	653,000

		Total	3,219,550

		Total Communications	4,391,390

		Consumer Products–15.0%
		Agriculture–2.6%
40,000		Altria Group, Inc.	643,200
24,000	(2)	Bunge Limited	1,019,040
40,000		Philip Morris International Inc.	1,686,400

		Total	3,348,640

		Airlines–0.3%
50,000	(1)	AMR Corporation	439,000
		Apparel–0.2%
5,000		NIKE, Inc.	266,250
		Beverages–0.9%
20,000		PepsiCo, Inc.	1,134,000
		Biotechnology–1.9%
16,000	(1)	Celgene Corporation	833,600
12,000	(1)	Genentech, Inc.	919,200
10,000	(1)	Genzyme Corporation	640,200

		Total	2,393,000

		Commercial Services–0.5%
4,000		MasterCard Inc.	581,200
		Cosmetics/ Personal Care–1.4%
28,000		The Procter & Gamble Company	1,801,800
		Healthcare Products–1.8%
24,000		Johnson & Johnson	1,405,920
28,000		Medtronic, Inc.	854,560

		Total	2,260,480

		Healthcare Services–0.3%
10,000		UnitedHealth Group Inc.	210,100
6,000	(1)	WellPoint, Inc.	213,600

		Total	423,700

Shares			Value
Common Stocks (continued)
		Pharmaceuticals–2.6%
40,000		Abbott Laboratories	$2,095,600
10,000		Eli Lilly and Company	341,500
20,000	(1)	Gilead Sciences, Inc.	895,800

		Total	3,332,900

		Retail–2.5%
20,000		Lowe's Companies, Inc.	413,200
20,000	(1)	Starbucks Corporation	178,600
15,000		The Home Depot, Inc.	346,650
40,000		Wal-Mart Stores, Inc.	2,235,200

		Total	3,173,650

		Total Consumer Products	19,154,620

		Energy–11.0%
		Coal–0.8%
40,000		Arch Coal, Inc.	615,200
20,000		Peabody Energy Corporation	468,600

		Total	1,083,800

		Oil & Gas–9.1%
42,000		Devon Energy Corporation	3,038,280
40,000		Exxon Mobil Corporation	3,206,000
30,000		Occidental Petroleum Corporation	1,624,200
30,000	(1)	Southwestern Energy Company	1,031,100
40,000		Sunoco, Inc.	1,589,600
30,000		XTO Energy Inc.	1,147,200

		Total	11,636,380

		Oil and Gas Services–0.8%
20,000		Halliburton Company	352,000
1,000		Schlumberger Limited	50,740
10,000		Smith International, Inc.	292,400
20,000	(1)	Weatherford International Limited	255,400

		Total	950,540

		Pipelines–0.3%
50,000		El Paso Corporation	369,500

		Total Energy	14,040,220

		Financials–4.0%
		Diversified Financial Services–3.8%
20,000		American Express Company	466,200
16,000		Bank of New York Mellon Corporation	483,360
32,000		Citigroup Inc.	265,280
1,600		CME Group Inc.	339,120
20,000		Franklin Resources Inc.	1,215,000
20,000		The Goldman Sachs Group Inc.	1,579,800
20,000		US Bancorp	539,600

		Total	4,888,360

		Insurance–0.2%
5,000		Aflac Inc.	231,500

		Total Financials	5,119,860

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT BALANCED FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Shares			Value
Common Stocks (continued)

		Industrials–7.0%
		Aerospace/Defense–0.9%
24,000		United Technologies Corporation	$1,164,720
		Engineering and Construction–1.1%
4,000		Fluor Corporation	182,160
28,000	(1)	Jacobs Engineering Group Inc.	1,253,560

		Total	1,435,720

		Machinery–1.8%
30,000		Caterpillar, Inc.	1,229,700
30,000		Deere & Company	1,044,300

		Total	2,274,000

		Manufacturing–0.6%
30,000		General Electric Company	515,100
12,000		Textron Inc.	182,760

		Total	697,860

		Metal Fabrication–0.3%
6,000		Precision Castparts Corp.	376,200
		Transportation–2.3%
18,000		Burlington Northern Santa Fe Corporation	1,378,980
32,000		Union Pacific Corporation	1,601,280

		Total	2,980,260

		Total Industrials	8,928,760

		Technology–5.9%
		Computers–2.6%
40,000	(1)	Dell Inc.	446,800
34,000		Hewlett-Packard Company	1,199,520
20,000		International Business Machines Corporation	1,632,000

		Total	3,278,320

		Semiconductors–1.0%
50,000		Applied Materials, Inc.	479,000
40,000		Intel Corporation	552,000
20,000		Texas Instruments Inc.	311,400

		Total	1,342,400

		Software–2.3%
80,000	(1)	Oracle Corporation	1,287,200
80,000		Microsoft Corporation	1,617,600

		Total	2,904,800

		Total Technology	7,525,520

		Total Common Stocks (identified cost $67,437,560)	$66,162,230

Principal Amount		Value
Corporate Bonds–23.5%

	Consumer Staples–1.6%
	Food–0.8%
$1,000,000	Kraft Foods, Inc., 4.125%, 11/12/2009	$988,831
	Personal Products–0.8%
1,000,000	The Procter & Gamble Company, 6.875% 9/15/2009	1,037,233

	Total Consumer Staples	2,026,064

	Energy–0.4%
	Oil & Gas–0.4%
500,000	ConocoPhillips, 4.750%, 10/15/2012	492,170

	Total Energy	492,170

	Financials–10.9%
	Banks–2.3%
500,000	Bank of America Corporation, 6.250%, 4/15/2012	503,331
500,000	Bank of America Corporation, 4.750%, 8/15/2013	469,717
500,000	Bank of New York Mellon, 5.125%, 8/27/2013	496,088
500,000	Goldman Sachs Group Inc., 5.450%, 11/1/2012	446,007
1,000,000	Wells Fargo & Company, 5.125%, 9/1/2012	991,859

	Total	2,907,002

	Diversified Financial Services–6.6%
1,000,000	Boeing Capital Corporation, 7.375%, 9/27/2010	1,041,700
1,000,000	Caterpillar Financial Services, 4.500% 6/15/2009	994,402
500,000	Caterpillar Financial Services, 5.050% 12/1/2010	492,480
1,000,000	Citigroup Inc, 4.625%, 8/3/2010	953,550
500,000	General Electric Company, 4.250%, 9/13/2010	493,240
1,000,000	General Electric Company, 4.875%, 10/21/2010	994,540
1,000,000	General Electric Company, 5.500%, 11/15/2011	981,865
500,000	IBM Intl Group, 5.050%, 10/22/2012	497,634
1,000,000	John Deere Capital Corporation, 4.875%, 3/16/2009	1,001,651
1,000,000	National Rural Utilities, 7.250%, 3/1/2012	985,667

	Total	8,436,729

	Insurance–0.4%
500,000	MetLife Inc, 5.375% 12/15/2012	462,438
	Investment Services–1.1%
500,000	Goldman Sachs Group, Inc., 4.500%, 6/15/2010	472,061
1,000,000	Morgan Stanley, 5.050% 1/21/2011	944,609

	Total	1,416,670

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT BALANCED FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Principal Amount		Value
Corporate Bonds (continued)
	Leasing Companies–0.5%
$1,000,000	International Lease Finance, 5.450%, 3/24/2011	$707,431

	Total Financials	13,930,270

	Healthcare–2.0%
	Healthcare Products–0.8%
1,000,000	Johnson & Johnson, 5.150% 8/15/2012	1,069,522
	Pharmaceuticals–1.2%
1,000,000	Abbott Laboratories, Note, 3.500%, 2/17/2009	1,000,533
500,000	Abbott Laboratories, 5.600% 5/15/2011	516,997

		1,517,530

	Total Healthcare	2,587,052

	Industrials–1.5%
	Brewery–0.7%
1,000,000	Anheuser-Bush Inc., 4.700%, 4/15/2012	924,231
	Industrial Conglomerates–0.8%
1,000,000	United Technologies Corporation, 4.375%, 5/1/2010	1,004,938

	Total Industrials	1,929,169

	Services–0.7%
	Retail–0.7%
1,000,000	The Home Depot, Inc., 5.200%, 3/1/2011	929,576

	Total Services	929,576

	Technology–0.4%
	Software–0.4%
500,000	Oracle Corporation, 5.000% 1/15/2011	498,950

	Total Technology	498,950

	Telecommunication Services–4.9%
	Diversified Telecommunication Services–4.9%
1,500,000	AT&T Inc, 5.300% 11/15/2010	1,488,670
500,000	AT&T Inc, 5.875% 2/1/2012	492,515
1,000,000	AT&T Inc, 5.875%, 8/15/2012	982,769
1,000,000	AT&T Inc, 4.950% 01/15/2013	942,930
500,000	AT&T Inc, 5.100% 9/15/2014	448,491
1,000,000	New York Telephone Corporation, 6.125% 1/15/2010	985,814
1,000,000	Verizion Pennsylvania, 5.650% 11/15/2011	961,915

	Total Telecommunication Services	6,303,104

	Utilities–1.1%
	Electric Utilities–1.1%
1,000,000	Cons Edison NY, 3.850%, 6/15/2013	915,666
500,000	Detroit Edison Company, 6.125%, 10/1/2010	497,923

	Total Utilities	1,413,589

	Total Corporate Bonds (identified cost $30,970,202)	$30,109,944

Principal Amount			Value
Government & Agency Securities–5.7%
		Federal Home Loan Bank–2.8%
$1,000,000		6.210%, 6/2/2009	$1,025,010
1,000,000		4.375%, 10/22/2010	1,034,239
500,000		3.625%, 5/29/2013	509,350
1,000,000		4.750%, 1/19/2016	1,056,584

		Total Federal Home Loan Bank	3,625,183

		Federal National Mortgage Association–2.9%
1,500,000	(2)	4.250%, 8/15/2010	1,551,678
1,000,000	(2)	5.000%, 10/15/2011	1,057,898
1,000,000		4.625%, 10/15/2013	1,070,790

		Total Federal National Mortgage Association	3,680,366

		Total Government and Agency Securities (identified cost $6,987,159)	7,305,549

Mortgage-Backed Securities–3.6%
		Government National Mortgage Association–3.6%
550,107		5.000%, 2/15/2018	568,206
620,816		5.000%, 2/15/2018	641,240
622,315		5.000%, 3/15/2018	642,789
641,155		5.000%, 5/15/2018	662,249
944,287		5.000%, 6/15/2019	973,881
1,014,793		5.000%, 8/15/2019	1,046,597

		Total Mortgage-Backed Securities (identified cost $4,496,295)	4,534,962

U.S. Treasury Obligations–7.9%
		U.S. Treasury Notes–7.9%
1,000,000	(2)	3.500%, 12/15/2009	1,028,438
1,000,000	(2)	4.500%, 11/30/2011	1,093,594
1,000,000	(2)	4.375%, 8/15/2012	1,119,141
4,000,000	(2)	4.875%, 8/15/2016	4,599,064
2,000,000	(2)	4.625%, 2/15/2017	2,261,406

		Total U.S. Treasury Obligations (identified cost $9,051,988)	10,101,643

Shares
Exchange Traded Funds–3.7%
200,000		Financial Select Sector SPDR	2,522,000
12,000	(2)	iShares MSCI EAFE Index	500,040
160,000	(1)	iShares Silver Trust	1,636,800

		Total Exchange Traded Funds (identified cost $4,855,589)	4,658,840

Short-Term Investments–12.5%
11,996,133		Bank of New York Institutional Cash Reserves Fund (held as collateral for securities lending)	11,930,049
2,002,310		Fidelity Institutional Money Market Fund	2,002,310

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT BALANCED FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Shares		Value
Short-Term Investments (continued)
2,002,310	Lehman Brothers Prime Money Market Fund	$2,002,310

	Total Short-Term Investments (identified cost $16,000,753)	15,934,669

Principal Amount		Value
Certificates of Deposit–0.8%
$996,827	Bank of Ireland, 1.539%, 2/12/2009 (held as collateral for securities lending)	996,827

	Total Certificates of Deposit (identified cost $996,827)	996,827

	Total Investments–109.4% (identified cost $140,796,374)	139,804,664

	Other Assets and Liabilities–net–(9.4%)	(12,054,071)

	Total Net Assets–100.0%	$127,750,593

Call Options Written November 30, 2008

Number of Contracts	Common Stocks/Expiration Date/Exercise Price
200	Exxon Mobil Corp. / January / 90	(34,000)
50	Genzyme Corp. / January / 90	(1,250)

250	Total Call Options Written (Premiums Received $48,470)	(35,250)

(1)	Non-income producing security.
(2)	Certain shares are temporarily on loan to unaffiliated broker-dealers. See Notes 2 and 5 of the Financial Statements for additional information about securities lending.

Note: The categories of investments are shown as a percentage of total net assets at November 30, 2008.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FIXED INCOME FUND

OBJECTIVE & STRATEGY

Regions Morgan Keegan Select Fixed Income Fund seeks current income with capital appreciation as a secondary objective. The Fund invests a majority of its total assets in investment-grade debt securities, including debt securities of the U.S. Treasury and government agencies, mortgage-backed and asset-backed securities, and corporate bonds. The Fund may invest up to 10% of its total assets in below investment grade debt securities. The debt securities purchased by the Fund will be rated, at the time of investment, at least CCC (or a comparable rating) by at least one nationally recognized statistical rating organization or, if unrated, determined by the Fund’s adviser to be of comparable quality.

INVESTMENT RISKS:    Investors in any bond fund should anticipate fluctuations in price. Bond prices and the value of bond funds decline as interest rates rise. Bonds with longer-term maturities generally are more vulnerable to interest rate risk than bonds with shorter-term maturities. Below investment grade debt securities are considered speculative with respect to an issuer’s capacity to pay interest and repay principal and are susceptible to default or decline in market value due to adverse economic and business developments. An economic downturn or period of rising interest rates could adversely affect the ability of issuers, especially issuers of below investment grade debt, to service primary obligations and an unanticipated default could cause the Fund to experience a reduction in value of its shares. The net asset value per share of the Fund will fluctuate as the value of the securities in the portfolio changes.

MANAGEMENT DISCUSSION OF FUND PERFORMANCE

The sluggish economic growth that characterized the first half of the Fund’s fiscal year gave way to a full blown recession as 2008 drew to a close. Declining home prices, delinquencies and foreclosures forced banks to tighten credit standards and slow lending. Faced with declining home prices, falling equity prices, rising unemployment and slowing global growth, consumer confidence dropped sharply. The result has been a decline in consumer spending that has spread to businesses as they cut jobs and reduce capital spending plans. On almost all fronts, incoming data suggest the recession will be deeper and longer than many thought a few months ago. After growing over 3.0% during the first half of the year, GDP declined 0.5% in the third quarter with a sharper decline expected in the last quarter.

After a modest total return of 0.25% during the first half of the year, the Regions Morgan Keegan Select Fixed Income Fund’s Class A Shares total return was –5.66% for the six months ended November 30, 2008. The result was a total return for the year of –5.42%. This compares with the Fund’s benchmark return of 3.04% for the Merrill Lynch U.S. Corporate/Government/Mortgage Index(1). The underperformance of the Fund relative to the index was the result two factors. First, investor flight to quality has favored U.S. Treasury securities, a sector which we have underweighted. Second, the Fund retains a small position in non-agency mortgage securities. Despite the still solid credit characteristics of these mortgage bonds, most are rated AAA, prices have been adversely affected by a decline in mortgage market fundamentals and insufficient market liquidity.

Looking into the coming year, we expect the economic environment to remain challenging as the housing market seeks to stabilize and rising unemployment further dampens consumer demand. While this recession looks to be deeper and perhaps longer than other post-war downturns, we feel the economy will rebound in the second half of 2009. The Administration, Congress, and the Federal Reserve have been very aggressive with a combination of monetary and fiscal policy stimulus. While some of this stimulus has already been felt, much has yet to work its way through the economy. Additional policy actions by the Federal Reserve and the Obama Administration to stoke the economic engine are expected over the next several months. We believe the Fund is currently positioned to benefit in the coming year. The Fund remains underweight in the Treasury sector. The Fund is overweight high quality corporate and U.S. agency mortgages, the areas we expect to lead performance in 2009.

Scott M. Flurry, CFA Senior Portfolio Manager Morgan Asset Management, Inc.	William C. Rice, CFA Senior Portfolio Manager Morgan Asset Management, Inc.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT FIXED INCOME FUND

Market forecasts provided in this report may not necessarily come to pass. There is no assurance that the Fund will achieve its investment objectives. These views are subject to change at any time based upon market or other conditions, and Morgan Asset Management, Inc. disclaims any responsibility to update such views. The Fund is subject to market risk, which is the possibility that the market values of securities owned by the Fund will decline and, therefore, the value of the Fund’s shares may be less than what you paid for them. Accordingly, you can lose money investing in the Fund.

PORTFOLIO STATISTICS†

AS OF NOVEMBER 30, 2008

Average Credit Quality	AA+
Current Yield	5.93%
Yield to Maturity	7.93%
Duration	4.8 Years
Average Effective Maturity	5.5 Years
Total Number of Holdings	51

†	The Fund’s composition is subject to change.

ASSET ALLOCATION†

AS OF NOVEMBER 30, 2008

% OF TOTAL INVESTMENTS EXCLUDING COLLATERAL FOR SECURITIES LENDING
Government & Agency Securities	42.3%
Corporate Bonds	28.2%
Mortgage-Backed Securities	18.5%
U. S. Treasury Obligations	9.0%
Short-Term Investments	2.0%

Total	100.0%

CREDIT QUALITY†

AS OF NOVEMBER 30, 2008

% OF TOTAL INVESTMENTS		% OF TOTAL INVESTMENTS
AAA	12.0%	BB	0.1%
AA	12.8%	Agency	46.9%
A	14.5%	Treasury	8.9%
BBB	3.0%	Cash	1.8%

		Total	100.0%

†	The Fund’s composition is subject to change.

INDEX DESCRIPTION

(1)

The Merrill Lynch U.S. Corporate/Government/Mortgage Index is composed of U.S. dollar denominated SEC-registered investment grade public corporate and government debt. Treasuries, mortgage-backed securities, global bonds (debt issued simultaneously in the Eurobond and U.S. domestic bond markets) and some Yankee Bonds (debt of foreign issuers issued in the U.S. domestic market) are included in the Merrill Lynch U.S. Corporate/Government/Mortgage Index. The index is unmanaged, and unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT FIXED INCOME FUND

GROWTH OF A $10,000 INVESTMENT

CLASS A SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Fixed Income Fund—Class A Shares(1) from November 30, 1998 to November 30, 2008 compared to the Merrill Lynch U.S. Corporate/Government/Mortgage Index(2) a broad-based market index.

GROWTH OF A $10,000 INVESTMENT

CLASS C SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Fixed Income Fund—Class C Shares from the commencement of investment operations on December 3, 2001 to November 30, 2008 compared to the Merrill Lynch U.S. Corporate/Government/Mortgage Index(2) a broad-based market index.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT FIXED INCOME FUND

GROWTH OF A $10,000 INVESTMENT

CLASS I SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Fixed Income Fund—Class I Shares from the commencement of investment operations on August 14, 2005 to November 30, 2008 compared to the Merrill Lynch U.S. Corporate/Government/Mortgage Index(2) a broad-based market index.

PERFORMANCE INFORMATION

	AVERAGE ANNUAL TOTAL RETURNS
AS OF NOVEMBER 30, 2008	SIX MONTHS*	1 YEAR	5 YEAR	10 YEAR	COMMENCEMENT OF INVESTMENT OPERATIONS(3)
CLASS A SHARES**(1)	-7.55%	-7.31%	-0.64%	2.50%	4.25%
(EXCLUDING SALES LOAD)(1)	-5.66%	-5.42%	-0.24%	2.71%	4.37%
CLASS C SHARES***	-6.95%	-7.16%	-0.98%	N/A	0.49%
(EXCLUDING CDSC)	-6.01%	-6.22%	-0.98%	N/A	0.49%
CLASS I SHARES	-5.54%	-5.18%	N/A	N/A	-0.74%
MERRILL LYNCH U.S. CORPORATE/GOVERNMENT/MORTGAGE INDEX(2)	1.67%	3.04%	4.45%	5.46%	—
*	Not annualized for periods less than one year.
**	Reflects the maximum sales load of 2.00%.
***	Reflects the maximum contingent deferred sales charge (CDSC) of 1.00% for shares redeemed within one year of purchase.
(1)

Effective June 4, 2004, all Class B Shares of the Fund converted to Class A Shares. Historical total return information for any period or portion thereof prior to the commencement of investment operations of Class A Shares on May 20, 1998 is that of Class B Shares and reflects all charges, expenses and fees incurred by Class B Shares, which were generally higher than the expenses of Class A Shares, during such periods.

(2)

The Merrill Lynch U.S. Corporate/Government/Mortgage Index is composed of U.S. dollar denominated SEC-registered investment grade public corporate and government debt. Treasuries, mortgage-backed securities, global bonds (debt issued simultaneously in the Eurobond and U.S. domestic bond markets) and some Yankee Bonds (debt of foreign issuers issued in the U.S. domestic market) are included in the Merrill Lynch U.S. Corporate/Government/Mortgage Index. Total returns for the index shown are not adjusted to reflect taxes, sales charges, expenses or other fees that the Securities and Exchange Commission requires to be reflected in the Fund’s performance. The index is unmanaged, and unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(3)

The Fund’s Class A Shares (including predecessor Class B Shares), Class C Shares and Class I Shares commenced investment operations on April 20, 1992, December 3, 2001 and August 14, 2005, respectively.

Performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Fund performance changes over time and current performance may be lower or higher than what is stated. For the most recent performance, call toll-free 877-757-7424. The Fund’s performance results are shown on a total return basis and include the reinvestment of all dividends and capital gain distributions in the Fund. Returns shown in the chart and table above do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Mutual funds are not bank deposits or obligations, are not guaranteed by any bank and are not insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investment in mutual funds involves investment risk, including possible loss of principal.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT FIXED INCOME FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Principal Amount		Value
Corporate Bonds–28.1%

	Energy–1.6%
	Oil & Gas–1.6%
$2,000,000	Atlantic Richfield Co, 5.900% 4/15/2009	$2,017,074

	Total Energy	2,017,074

	Financials–15.5%
	Commercial Banks–6.6%
3,000,000	Bank of America Corp, 7.800% 2/15/2010	3,040,659
2,000,000	JPMorgan Chase & Co, 7.000% 11/15/2009	2,000,672
1,500,000	Northern Trust Co/The, 7.100% 8/1/2009	1,514,101
2,000,000	Wachovia Corp, 5.750% 6/15/17	1,806,772

	Total	8,362,204

	Consumer Finance–3.5%
4,750,000	American General Finance Corp, 4.625% 9/1/2010	2,407,215
2,000,000	BP Capital Markets PLC, 5.250% 11/7/2013	2,006,280

		4,413,495

	Diversified Telecommunication Services–1.6%
1,200,000	AT&T Inc, 5.600% 5/15/2018	1,039,183
1,000,000	Bellsouth Capital Funding Corp, 7.750% 2/15/2010	1,017,370

	Total	2,056,553

	Investment Services–2.5%
2,000,000	Goldman Sachs Group Inc/The, 5.500% 11/15/2014	1,650,378
2,000,000	Merrill Lynch & Co Inc, 6.110% 1/29/2037	1,449,878

	Total	3,100,256

	Property/Casualty Insurance–1.3%
2,000,000	Travelers Cos Inc/The, 6.250% 6/15/2037	1,586,862

	Total Financials	19,519,370

	Industrials–7.6%
	Beverages–0.9%
1,000,000	PepsiCo Inc/NC, 7.900% 11/1/2018	1,115,839
	Diversified Machinery–1.0%
1,400,000	Ingersoll-Rand Global Holding Co Ltd, 6.875% 8/15/2018	1,280,791
	Food–2.0%
2,500,000	Kellogg Co, 5.125% 12/3/2012	2,458,843
	Retail–3.7%
1,200,000	McDonald's Corp, 5.350% 3/1/2018	1,173,396
2,000,000	Target Corp, 5.375% 5/1/2017	1,645,204
2,000,000	Wal-Mart Stores Inc, 5.875% 4/5/2027	1,870,340

	Total	4,688,940

	Total Industrials	9,544,413

Principal Amount		Value
Corporate Bonds (continued)

	Technology–2.6%
	Computers–1.3%
$1,700,000	Hewlett-Packard Co, 4.500% 3/1/2013	$1,645,649
	Software–1.3%
1,800,000	Oracle Corp, 5.750% 4/15/2018	1,687,036

	Total Technology	3,332,685

	Utility–0.8%
	Electric–0.8%
1,000,000	Alabama Power Co, 4.850% 12/15/2012	980,212

	Total Utility	980,212

	Total Corporate Bonds (identified cost $40,169,599)	35,393,754

Government & Agency Securities–42.1%
	Federal Home Loan Bank–1.5%
1,000,000	7.375% 2/12/2010	1,062,698
800,000	4.000% 3/30/2012	825,993

	Total	1,888,691

	Federal Home Loan Mortgage Corporation–17.0% (2)
3,000,000	5.750% 1/15/2012	3,233,226
3,000,000	5.000% 4/15/2025	3,010,566
7,000,000	5.000% 6/15/2033	6,874,007
8,118,408	6.000% 7/1/2037	8,298,474

	Total	21,416,273

	Federal National Mortgage Association–23.6% (2)
2,338,112	5.000% 1/1/2020	2,376,317
2,700,000	5.000% 3/25/2024	2,646,672
7,000,000	5.000% 7/25/2033	6,885,144
12,481,060	5.500% 7/1/2034	12,707,092
5,024,094	6.000% 4/1/2036	5,135,529

	Total	29,750,754

	Total Government & Agency Securities (identified cost $52,474,956)	53,055,718

Mortgage-Backed Securities–18.4%
	Government National Mortgage Association–4.7%
1,217,629	5.500% 10/15/2017	1,262,852
888,603	5.500% 2/15/2018	920,913
995,862	5.500% 2/15/2018	1,032,072
1,241,062	5.500% 9/15/2019	1,285,219
1,422,782	5.500% 11/15/2019	1,473,405

	Total	5,974,461

	Collateralized Mortgage Obligations–13.7%
7,000,000	Countrywide Alternative Loan Trust 2005-6CB, 5.500% 4/25/2035	5,378,786
813,255	Downey Savings & Loan 2004-AR3 2A 2A, 1.844% 7/19/2044	515,916
2,239,775	GSR Mortgage Loan Trust 2004-7 2A1, 4.144% 6/25/2034	2,131,479

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FIXED INCOME FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Principal Amount			Value
Mortgage-Backed Securities (continued)
$4,980,758		JP Morgan Mortgage Trust 2005-A1 3A3, 4.900% 2/25/2035	$3,767,590
3,499,178		Master Mortgage 2005-1 9A1, 5.194% 1/25/2035	2,310,619
1,859,919		Merrill Lynch 2005-A1 2A1, 4.538% 12/25/2034	1,090,050
500,000		Residential Funding Mortgage 2004-S9, 5.500% 12/25/2034	454,695
4,217,340		Structured Mortgage 2005-1 5A2, 5.164% 2/25/2035	1,420,889
1,000,000		Structured Adjustable Rate Mortgage 2006-3 3A2, 5.750% 4/25/2036	154,894

		Total	17,224,918

		Total Mortgage-Backed Securities (identified cost $32,165,038)	23,199,379

U.S. Treasury Obligations–8.9%
		U.S. Treasury Notes–8.9%
2,000,000		4.500% 3/31/2012	2,210,624
3,000,000	(1)	4.750% 5/15/2014	3,438,516
1,500,000	(1)	4.125% 5/15/2015	1,665,936
2,500,000	(1)	4.250% 8/15/2015	2,804,297
1,000,000	(1)	4.500% 2/15/2016	1,138,750

		Total U.S. Treasury Notes (identified cost $10,116,494)	$11,258,123

Shares		Value
Short–Term Investments–8.8%
8,564,259	Bank of New York Institutional Cash Reserves Fund (held as collateral for securities lending)	$8,523,048
1,248,416	Federated U.S. Treasury Cash Reserve Fund	1,248,416
1,248,415	Fidelity Institutional Money Market Fund	1,248,415

	Total Short-Term Investments (identified cost $11,061,090)	11,019,879

	Total Investments–106.3% (identified cost $145,987,177)	133,926,853

	Other Assets and Liabilities– net–(6.3)%	(7,922,243)

	Total Net Assets–100.0%	$126,004,610

(1)	Certain principal amounts are temporarily on loan to unaffiliated broker-dealers. See Notes 2 and 5 of the Financial Statements for additional information about securities lending.
(2)	The issuer is a publicly-traded company that operates under a congressional charter.

Note: The categories of investments are shown as a percentage of total net assets at November 30, 2008.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT

LIMITED MATURITY FIXED INCOME FUND

OBJECTIVE & STRATEGY

Regions Morgan Keegan Select Limited Maturity Fixed Income Fund seeks current income. The Fund invests a majority of its total assets in investment-grade debt securities, including debt securities of the U.S. Treasury and government agencies, mortgage-backed and asset-backed securities, and corporate bonds. The Fund may invest up to 10% of its total assets in below investment grade debt securities. The debt securities purchased by the Fund will be rated, at the time of investment, at least CCC (or a comparable rating) by at least one nationally recognized statistical rating organization or, if unrated, determined by the Fund’s adviser to be of comparable quality.

INVESTMENT RISKS:    Investors in any bond fund should anticipate fluctuations in price. Bond prices and the value of bond funds decline as interest rates rise. Bonds with longer-term maturities generally are more vulnerable to interest rate risk than bonds with shorter-term maturities. Below investment grade debt securities are considered speculative with respect to an issuer’s capacity to pay interest and repay principal and are susceptible to default or decline in market value due to adverse economic and business developments. An economic downturn or period of rising interest rates could adversely affect the ability of issuers, especially issuers of below investment grade debt, to service primary obligations and an unanticipated default could cause the Fund to experience a reduction in value of its shares. The net asset value per share of the Fund will fluctuate as the value of the securities in the portfolio changes.

MANAGEMENT DISCUSSION OF FUND PERFORMANCE

For the fiscal year ended November 30, 2008, Regions Morgan Keegan Select Limited Maturity Fixed Income Fund’s Class A Shares had a total return of –7.01%, based on net asset value. During the same period, the Merrill Lynch 1-3 Year Government/Corporate A Rated and Above Index(1) had a total return of 4.30%.

The market events and the deteriorating economic data throughout 2008 created turmoil in the financial markets. As a result, investor confidence fell to extremely low levels. Investors continued to choose U.S. Treasury securities over other sectors in the fixed income market. Thus, U.S. Treasuries outperformed other sectors, such as non-agency mortgages and corporate bonds. Credit characteristics of many investment grade securities became secondary, as prices suffered from a decline in overall market fundamentals and little market liquidity.

We expect that economic conditions will struggle to improve over the next year, as the credit markets seek liquidity and rising unemployment weakens consumer demand. The fiscal and monetary policies that have been passed should serve as a stimulus to the economy as these policies are implemented. Going forward, we believe the Fund is properly structured heading into the coming year, as it is underweight the Treasury sector and has a duration short to that of its benchmark. Furthermore, the Fund is overweight the Corporate sector and has a AAA average quality rating.

Scott M. Flurry, CFA Senior Portfolio Manager Morgan Asset Management, Inc.	George R. McCurdy IV, CFA Portfolio Manager Morgan Asset Management, Inc.

Market forecasts provided in this report may not necessarily come to pass. There is no assurance that the Fund will achieve its investment objectives. These views are subject to change at any time based upon market or other conditions, and Morgan Asset Management, Inc. disclaims any responsibility to update such views. The Fund is subject to market risk, which is the possibility that the market values of securities owned by the Fund will decline and, therefore, the value of the Fund’s shares may be less than what you paid for them. Accordingly, you can lose money investing in the Fund.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT

LIMITED MATURITY FIXED INCOME FUND

PORTFOLIO STATISTICS†

AS OF NOVEMBER 30, 2008

Average Credit Quality	AAA
Current Yield	4.03%
Yield to Maturity	3.06%
Duration	0.82 Years
Average Effective Maturity	1.47 Years
Total Number of Holdings	15

†	The Fund’s composition is subject to change.

ASSET ALLOCATION†

AS OF NOVEMBER 30, 2008

% OF TOTAL INVESTMENTS EXCLUDING COLLATERAL FOR SECURITIES LENDING
U. S. Treasury Obligations	47.1%
Mortgage-Backed Securities	18.4%
Government & Agency Securities	13.9%
Corporate Bonds	13.6%
Short-Term Investments	7.0%

Total	100.0%

CREDIT QUALITY†

AS OF NOVEMBER 30, 2008

% OF TOTAL INVESTMENTS		% OF TOTAL INVESTMENTS
AAA	18.3%	Agency .	13.9%
A	11.4%	Treasury	47.3%
BBB	2.2%	Cash	6.9%

		Total	100.0%

†	The Fund’s composition is subject to change.

INDEX DESCRIPTIONS

(1)

The Merrill Lynch 1-3 Year Government/Corporate A Rated and Above Index is an unmanaged index composed of U.S. government and U.S. dollar denominated SEC registered corporate bonds with an investment grade rating of “A” or higher. Issuers have a maturity of between 1 and 3 years. The index is unmanaged, and unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT

LIMITED MATURITY FIXED INCOME FUND

GROWTH OF A $10,000 INVESTMENT

CLASS A SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Limited Maturity Fixed Income Fund—Class A Shares(2) from November 30, 1998 to November 30, 2008(1) compared to the Merrill Lynch 1-3 Year Government/Corporate A Rated and Above Index(3), a broad-based market index.

GROWTH OF A $10,000 INVESTMENT

CLASS C SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Limited Maturity Fixed Income Fund—Class C Shares from the commencement of investment operations on December 14, 2001 to November 30, 2008(1) compared to the Merrill Lynch 1-3 Year Government/Corporate A Rated and Above Index(3), a broad-based market index.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT

LIMITED MATURITY FIXED INCOME FUND

GROWTH OF A $10,000 INVESTMENT

CLASS I SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Limited Maturity Fixed Income Fund—Class I Shares from the commencement of investment operations on September 1, 2005 to November 30, 2008(1) compared to the Merrill Lynch 1-3 Year Government/Corporate A Rated and Above Index(3), a broad-based market index.

PERFORMANCE INFORMATION

	AVERAGE ANNUAL TOTAL RETURNS
AS OF NOVEMBER 30, 2008(1)	SIX MONTHS*	1 YEAR	5 YEAR	10 YEAR	COMMENCEMENT OF INVESTMENT OPERATIONS(4)
CLASS A SHARES**(2)	-4.60%	-8.41%	-1.77%	1.36%	2.57%
(EXCLUDING SALES LOAD)(2)	-3.15%	-7.01%	-1.47%	1.51%	2.68%
CLASS C SHARES***	-4.48%	-8.63%	-2.21%	N/A	-1.04%
(EXCLUDING CDSC)	-3.51%	-7.71%	-2.21%	N/A	-1.04%
CLASS I SHARES	-3.09%	-7.08%	N/A	N/A	-2.57%
MERRILL LYNCH 1-3 YEAR GOVERNMENT/CORPORATE A RATED AND ABOVE INDEX(3)	2.15%	4.30%	3.72%	4.66%	—
*	Not annualized for periods less than one year.
**	Reflects the maximum sales load of 1.50%.
***	Reflects the maximum contingent deferred sales charge (CDSC) of 1.00% for shares redeemed within one year of purchase.
(1)

Effective April 1, 2008, the Fund’s adviser voluntarily agreed to waive fees and reimburse expenses to the extent that the Fund’s total annual operating expenses (excluding brokerage, interest, taxes, and extraordinary expenses) exceed 1.00%, 1.75% and 0.75% of net assets of Class A Shares, Class C Shares and Class I Shares, respectively, on an annualized basis for the period that the voluntary waiver is in effect. The Fund’s adviser will evaluate the continuance of this voluntary waiver at each month-end and it can terminate this voluntary waiver at any time. If not for this waiver, performance would have been lower.

(2)

Effective June 4, 2004, all Class B Shares of the Fund converted to Class A Shares. Historical total return information for any period or portion thereof prior to the commencement of investment operations of Class A Shares on May 20, 1998 is that of Class B Shares and reflects all charges, expenses and fees incurred by Class B Shares, which were generally higher than the expenses of Class A Shares, during such periods.

(3)

The Merrill Lynch 1-3 Year Government/Corporate A Rated and Above Index is an unmanaged index composed of U.S. government and U.S. dollar denominated SEC registered corporate bonds with an investment grade rating of “A” or higher. Issuers have a maturity of between 1 and 3 years. Total returns for the index shown are not adjusted to reflect taxes, sales charges, expenses or other fees that the SEC requires to be reflected in the Fund’s performance. The index is unmanaged, and unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(4)

The Fund’s Class A Shares (including predecessor Class B Shares), Class C Shares and Class I Shares commenced investment operations on December 12, 1993, December 14, 2001 and September 1, 2005, respectively.

Performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Fund performance changes over time and current performance may be lower or higher than what is stated. For the most recent performance, call toll-free 877-757-7424. The Fund’s performance results are shown on a total return basis and include the reinvestment of all dividends and capital gain distributions in the Fund. Returns shown in the chart and table above do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Mutual funds are not bank deposits or obligations, are not guaranteed by any bank and are not insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investment in mutual funds involves investment risk, including possible loss of principal.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT

LIMITED MATURITY FIXED INCOME FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Principal Amount			Value
Corporate Bonds–13.9%
		Chemicals–2.4%
$100,000		E.I. Du Pont de Nemours & Co., 6.875% 10/15/2009	$102,655
		Finance–4.6%
100,000		Caterpillar Financial Services Corporation, 4.500% 6/15/2009	99,440
100,000		Marshall & Ilsley Corporation, 4.375% 8/1/2009	92,616

		Total	192,056

		Food & Beverage–2.3%
100,000		Diageo Capital PLC, 4.375% 5/3/2010	98,816
		Retail–2.3%
100,000		Home Depot Inc., 3.750% 9/15/09	97,470
		Telecommunications–2.3%
100,000	(1)	AT&T Inc., 4.125% 9/15/2009	99,169

		Total Corporate Bonds (identified cost $601,391)	590,166

Government & Agency Securities–14.3%
		Federal Home Loan Mortgage Corporation–1.2% (2)
51,701		5.000%, 1/15/2016	51,737
		Federal National Mortgage Association–13.1% (2)
550,000		2.500%, 4/9/2010	553,926

		Total Government & Agency Securities (identified cost $599,664)	605,663

Mortgage-Backed Securities–19.0%
		Collateralized Mortgage Obligations–19.0%
256,817		Downey Savings & Loan 2004-AR3 2A2A, 1.844% 7/19/44	162,921
671,932		GSR Mortgage Loan Trust 2004-7 2A1, 4.144% 6/25/34	639,444

		Total Mortgage-Backed Securities (identified cost $924,744)	802,365

U.S. Treasury Obligations–48.4%
		U.S. Treasury Notes–48.4%
500,000	(1)	4.750%, 2/28/2009	505,507
1,500,000	(1)	4.875%, 8/15/2009	1,542,305

		Total U. S. Treasury Obligations (identified cost $2,001,029)	$2,047,812

Principal Amount		Value
Short-Term Investments–28.8%
$917,275	Bank of New York Institutional Cash Reserves Fund (held as collateral for securities lending)	$914,966
151,821	Fidelity Institutional Money Market Fund	151,821
151,822	Lehman Brothers Prime Money Market Fund	151,822

	Total Short-Term Investments (identified cost $1,220,918)	1,218,609

	Total Investments–124.4% (identified cost $5,347,746)	5,264,615

	Other Assets and Liabilities– net–(24.4)%	(1,032,087)

	Total Net Assets–100%	$4,232,528

(1)	Certain principal amounts are temporarily on loan to unaffiliated broker-dealers. See Notes 2 and 5 of the Financial Statements for additional information about securities lending.
(2)	The issuer is a publicly-traded company that operates under a congressional charter.

Note: The categories of investments are shown as a percentage of total net assets at November 30, 2008.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

[THIS PAGE INTENTIONALLY LEFT BLANK]

REGIONS MORGAN KEEGAN SELECT

INTERMEDIATE TAX EXEMPT BOND FUND

OBJECTIVE & STRATEGY

Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund seeks current income that is exempt from federal income tax. The Fund invests its assets primarily in a highly diversified portfolio of tax-exempt bonds.

INVESTMENT RISKS:    Investors in any bond fund should anticipate fluctuations in price. Bond prices and the value of bond funds decline as interest rates rise. Bonds with longer-term maturities generally are more vulnerable to interest rate risk than bonds with shorter-term maturities. A portion of the Fund’s income may be subject to the federal alternative minimum tax and/or certain state and local taxes. The net asset value per share of the Fund will fluctuate as the value of the securities in the portfolio changes.

MANAGEMENT DISCUSSION OF FUND PERFORMANCE

For the fiscal year ended November 30, 2008, Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund’s Class A Shares had a total return of 2.40%, based on net asset value. The Merrill Lynch 3-7 Year Municipal Index, the Fund’s benchmark, had a total return of 4.51% during the same period.

At the beginning of the fiscal year, yields on investment grade tax-exempt bonds were at multi-year lows, and the Fund was positioned defensively with a relatively short maturity structure and relatively high credit quality profile.

Soon after the start of 2008 severe disruptions began to occur in the municipal market, mainly as a result of the fallout from mortgage market problems. Bond insurers were downgraded by the credit rating agencies because of the insurers’ exposure to subprime mortgage-backed securities. The municipal market had long relied on AAA-rated insurance to facilitate valuation of diverse credits. The very functioning of short-term tax-exempt credit markets depended on having AAA-rated insurance available. While the Fund did not hold any securities whose underlying credit quality was in question, the market dysfunction affected security valuation and trading across most market sectors. As the yield curve steepened in the first half of the fiscal year, with shorter term securities increasing in value and longer term ones declining, the Fund benefited from holding shorter bonds.

In the second half of the fiscal year the volatility of tax-exempt yields increased as economic and financial market problems increased. Liquidity in the tax-exempt market was very poor during this period. Despite the volatility the net change in municipal yields was a small increase from about 7 years to 30 years and little change in the shorter maturities. The Fund had a small positive return for the period as interest earned exceeded the slight decline in market value.

The Fund is once again defensively positioned for a difficult market. Both maturity structure and duration are shorter than those of the benchmark.

Dorothy E. Thomas, CFA Senior Portfolio Manager Morgan Asset Management, Inc.

Market forecasts provided in this report may not necessarily come to pass. There is no assurance that the Fund will achieve its investment objectives. These views are subject to change at any time based upon market or other conditions, and Morgan Asset Management, Inc. disclaims any responsibility to update such views. The Fund is subject to market risk, which is the possibility that the market values of securities owned by the Fund will decline and, therefore, the value of the Fund’s shares may be less than what you paid for them. Accordingly, you can lose money investing in the Fund.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT

INTERMEDIATE TAX EXEMPT BOND FUND

PORTFOLIO STATISTICS†

AS OF NOVEMBER 30, 2008

Average Credit Quality	AA
Current Yield	4.65%
Yield to Maturity	3.00%
Duration	3.6 Years
Average Effective Maturity	4.3 Years
Total Number of Holdings	51

†	The Fund’s composition is subject to change.

CREDIT QUALITY†

AS OF NOVEMBER 30, 2008

% OF TOTAL INVESTMENTS
AAA	17.3%
AA	57.5%
A	25.2%

Total	100.0%

STATE DIVERSIFICATION†

AS OF NOVEMBER 30, 2008

% OF TOTAL INVESTMENTS		% OF TOTAL INVESTMENTS
Alabama . . . . . . . . . . . . . . . . . . . . . . . .	19.4%	Colorado	3.9%
Texas . . . . . . . . . . . . . . . . . . . . . . . . . . .	12.5%	Arkansas	3.0%
North Carolina. . . . . . . . . . . . . . . . . . . .	10.0%	California	2.1%
South Carolina . . . . . . . . . . . . . . . . . . .	8.8%	Illinois	2.1%
Missouri . . . . . . . . . . . . . . . . . . . . . . . .	7.1%	Maryland	2.1%
Virginia . . . . . . . . . . . . . . . . . . . . . . . . .	6.0%	Kentucky	2.0%
Florida . . . . . . . . . . . . . . . . . . . . . . . . .	5.9%	Washington	1.9%
Georgia . . . . . . . . . . . . . . . . . . . . . . . . .	4.9%	Kansas	1.2%
Indiana . . . . . . . . . . . . . . . . . . . . . . . . . .	4.2%	Short-Term Investments	2.9%

		Total	100.0%

†	The Fund’s composition is subject to change.

INDEX DESCRIPTION

(1)

The Merrill Lynch 3-7 Year Municipal Index is a total performance benchmark for the intermediate-term municipal bond market. The index is unmanaged and, unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT

INTERMEDIATE TAX EXEMPT BOND FUND

GROWTH OF A $10,000 INVESTMENT

CLASS A SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund—Class A Shares from the commencement of investment operations on February 9, 2004 to November 30, 2008 compared to the Merrill Lynch 3-7 Year Municipal Index(1), a broad-based market index.

GROWTH OF A $10,000 INVESTMENT

CLASS C SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund—Class C Shares from the commencement of investment operations on February 9, 2004 to November 30, 2008 compared to the Merrill Lynch 3-7 Year Municipal Index(1), a broad-based market index.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT

INTERMEDIATE TAX EXEMPT BOND FUND

GROWTH OF A $10,000 INVESTMENT

CLASS I SHARES

The graph below illustrates a hypothetical investment of $10,000 in Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund—Class I Shares from the commencement of investment operations on February 9, 2004 to November 30, 2008 compared to the Merrill Lynch 3-7 Year Municipal Index(1), a broad-based market index.

PERFORMANCE INFORMATION

	AVERAGE ANNUAL TOTAL RETURNS
AS OF NOVEMBER 30, 2008	SIX MONTHS*	1 YEAR	COMMENCEMENT OF INVESTMENT OPERATIONS(2)
CLASS A SHARES**	-1.42%	0.35%	1.69%
(EXCLUDING SALES LOAD)	0.59%	2.40%	2.12%
CLASS C SHARES***	-0.79%	0.51%	1.72%
(EXCLUDING CDSC)	0.22%	1.53%	1.72%
CLASS I SHARES	0.82%	2.76%	2.28%
MERRILL LYNCH 3-7 YEAR MUNICIPAL INDEX (1)	1.78%	4.51%	—
*	Not annualized for periods less than one year.
**	Reflects the maximum sales load of 2.00%.
***	Reflects the maximum contingent deferred sales charge (CDSC) of 1.00% for shares redeemed within one year of purchase.

(1)

The Merrill Lynch 3-7 Year Municipal Index is a total performance benchmark for the intermediate-term municipal bond market. Total returns for the index shown are not adjusted to reflect sales charges, expenses or other fees that the Securities and Exchange Commission requires to be reflected in the Fund’s performance. The index is unmanaged and, unlike the Fund, is not affected by cash flows or trading and other expenses. It is not possible to invest directly in an index.

(2)	The Fund commenced investment operations on February 9, 2004.

Performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Fund performance changes over time and current performance may be lower or higher than what is stated. For the most recent performance, call toll-free 877-757-7424. The Fund’s performance results are shown on a total return basis and include the reinvestment of all dividends and capital gain distributions in the Fund. Returns shown in the chart and table above do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Mutual funds are not bank deposits or obligations, are not guaranteed by any bank and are not insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investment in mutual funds involves investment risk, including possible loss of principal.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT

INTERMEDIATE TAX EXEMPT BOND FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Principal Amount		Value
Municipal Bonds–96.1%
	Alabama–19.2%
$1,000,000	Alabama State Public School & College Authority Capital Improvement, Revenue Bonds, 5.000%, 12/1/2018	$1,054,050
500,000	Alabama Water Pollution Control Authority, Revenue Bonds, 4.750% (AMBAC INS), 8/15/2014	500,295
430,000	Athens, Alabama , GO UT Warrants, 4.650% (AMBAC INS), 8/1/2011	433,457
500,000	Huntsville, Alabama Health Care Authority, Revenue Bond, 4.700% (MBIA INS), 6/1/2012	524,610
500,000	Limestone County Alabama Water Authority, 4.700% (AMBAC INS), 12/1/2009	505,480
250,000	Mobile, Alabama, GO UT Warrants, 5.200% (AMBAC INS), 2/15/2010	260,710
500,000	Scottsboro, Alabama Waterworks Sewer & Gas Board, Revenue Bonds, 4.400% (MBIA INS), 8/1/2012	504,365
500,000	Shelby County Alabama Board of Education, GO LTD, 4.750%, 2/1/2013	507,145
250,000	Southeast Alabama Gas District, Revenue Bonds (Series A), 5.250% (AMBAC INS), 6/1/2011	268,382
500,000	Tuscaloosa, Alabama, GO UT Warrants, 4.500%, 2/15/2013	520,840

	Total	5,079,334

	Arkansas–2.9%
250,000	Arkansas State Development Finance Authority, Revenue Bonds, 4.000% (AMBAC INS), 12/1/2011	258,340
500,000	Little Rock, Arkansas, GO LTD, 4.000% (FSA LOC), 4/1/2014	518,440

	Total	776,780

	California–2.1%
500,000	California State, GO UT, 6.000%, 2/1/2016	555,460
	Colorado–3.9%
85,000	Lower Colorado River Authority, Prerefunded, Revenue Bonds, 5.250%, 5/15/2021	94,293
915,000	Lower Colorado River Authority, Unrefunded, Revenue Bonds, 5.250%, 5/15/2021	918,212

	Total	1,012,505

Principal Amount		Value
Municipal Bonds (continued)
	Florida–5.8%
$750,000	Broward County Florida, GO UT (Series B), 5.000%, 1/1/2012	$794,678
250,000	Florida State Department of Transportation, GO UT (Series A), 5.000%, 7/1/2016	264,270
500,000	JEA Florida Electric Systems, Revenue Bonds (Series D), 4.400%, 10/1/2018	484,445

	Total	1,543,393

	Georgia–4.9%
500,000	Augusta, Georgia Water & Sewer Authority, Revenue Bonds, 4.000% (FSA LOC), 10/1/2012	516,110
250,000	Fayette County Georgia School District, GO UT, 4.625%, 3/1/2010	256,487
500,000	Gwinnett County Georgia Water & Sewer Authority, Revenue Bonds, 4.000%, 8/1/2015	518,940

	Total	1,291,537

	Illinois–2.0%
500,000	Illinois Health Facilities Authority, Revenue Bonds, 6.125%, 11/15/2022	538,945
	Indiana–4.1%
500,000	Indiana State Office Building & Facility, Revenue Bonds, 5.250% (FGIC INS), 7/1/2015	535,520
500,000	Indianapolis, Indiana Public Improvement Board, Revenue Bonds, 6.000%, 1/10/2020	554,795

	Total	1,090,315

	Kansas–1.2%
300,000	Kansas State Development Finance Authority, Revenue Bonds, 5.000% (MBIA INS), 6/1/2011	316,461
	Kentucky–2.0%
500,000	Kentucky State Property & Building Commission, Revenue Bonds, 5.750%, 10/1/2012	534,590
	Maryland–2.1%
500,000	Maryland State & Local Facilities, GO UT (Series II), 5.500%, 7/15/2013	556,465
	Missouri–7.1%
500,000	Missouri State Environmental Energy Authority, Revenue Bonds (Series B), 5.125%, 1/1/2020	511,320
750,000	Missouri State Highway & Transportation, Revenue Bonds (Series A), 5.625%, 2/1/2018	808,523
500,000	Missouri State Highway & Transportation, Revenue Bonds (Series A), 5.250%, 2/1/2020	545,345

	Total	1,865,188

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT

INTERMEDIATE TAX EXEMPT BOND FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Principal Amount		Value
	Municipal Bonds (continued)
	North Carolina–9.9%
$500,000	Greensboro, North Carolina, GO UT (Series A), 4.000%, 2/1/2013	$522,795
500,000	Mecklenburg County North Carolina, GO UT (Series A), 4.000%, 2/1/2015	514,790
250,000	North Carolina Infrastructure Financial Corp., Revenue Bonds, 5.000%, 10/1/2011	266,107
500,000	Wake County North Carolina, GO UT Refunding Bonds, 4.000%, 3/1/2015	520,730
750,000	Wake County North Carolina, GO UT (Series A), 4.000%, 4/1/2013	785,175

	Total	2,609,597

	South Carolina–8.7%
500,000	South Carolina State, GO UT, 4.000%, 1/1/2014	514,205
500,000	South Carolina State, GO UT (Series A), 4.600%, 5/1/2012	513,540
500,000	South Carolina State Public Service Authority, Revenue Bonds (Series A), 5.000% (AMBAC), 1/1/2018	517,640
750,000	South Carolina State Public Service Authority, Revenue Bonds (Series A), 5.000% (AMBAC), 1/1/2022	754,538

	Total	2,299,923

	Texas–12.4%
500,000	Dallas, Texas Waterworks & Sewer System, Revenue Bonds, 4.125% (FSA LOC), 4/1/2013	521,620
500,000	Denton, Texas Utility, Prerefunded, Revenue Bonds, 5.125% (AMBAC INS), 12/1/2018	538,215
500,000	Fort Worth, Texas, GO LTD, 4.000%, 3/1/2013	518,760
500,000	San Antonio, Texas, GO LTD (Series A), 5.250%, 2/1/2010	520,015
275,000	Texas State Public Finance Authority, GO UT, 5.000%, 10/1/2017	284,754
500,000	Tomball, Texas, GO UT, 4.500% (MBIA INS), 2/15/2011	521,260
350,000	University of Texas, Revenue Bonds (Series B), 5.250%, 8/15/2013	384,104

	Total	3,288,728

	Virginia–5.9%
500,000	Virginia Commonwealth Transportation Board Revenue, 5.000%, 5/15/2012	536,780
500,000	Virginia State Public Building Authority, Revenue Refunding Bonds (Series A), 5.000%, 8/1/2015	524,345
500,000	Virginia State Resource Authority Infrastructure, Revenue Pooled Loan Bond (Series D), 5.000%, 5/1/2020	504,155

	Total	1,565,280

Principal Amount		Value
	Municipal Bonds (continued)
	Washington–1.9%
$500,000	Washington State, GO UT (Series B), 5.500%, 5/1/2009	$508,825

	Total Municipal Bonds (identified cost $25,210,390)	25,433,326

Short-Term Investments–2.9%
770,745	Federated Tax-Free Obligations Money Market Fund	770,745

	Total Short-Term Investments (identified cost $770,745)	770,745

	Total Investments–99.0% (identified cost $25,981,134)	26,204,071

	Other Assets and Liabilities– net–1.0%	265,058

	Total Net Assets–100.0%	$26,469,129

At November 30,2008, the Fund held no securities that are subject to federal alternative minimum tax (AMT).

Note: The categories of investments are shown as a percentage of total net assets at November 30, 2008.

The following acronyms are used throughout this portfolio:

AMBAC—American Municipal Bond Assurance Corporation

FGIC—Financial Guaranty Insurance Company

FSA—Financial Security Assurance

GO—General Obligation

INS—Insured

LOC—Letter of Credit

LTD—Limited Tax

MBIA—Municipal Bond Investors Assurance Corporation

UT—Unlimited Tax

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT

TREASURY MONEY MARKET FUND

OBJECTIVE & STRATEGY

Regions Morgan Keegan Select Treasury Money Market Fund seeks current income consistent with stability of principal and liquidity. The Fund invests primarily in U.S. Treasury obligations maturing in 397 days or less and in repurchase agreements collateralized by U.S. Treasury obligations.

INVESTMENT RISKS:    An investment in the Fund is neither guaranteed nor insured by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

MANAGEMENT DISCUSSION OF FUND PERFORMANCE

For the fiscal year ended November 30, 2008, Regions Morgan Keegan Select Treasury Money Market Fund’s Class A Shares had a total return 1.35%, based on net asset value. During this time period, the Federal Reserve Board cut the Federal Funds Rate from 4.50% to 1.00%, as economic growth concerns overshadowed inflationary risks.

The market events this year have been nothing short of astonishing, and as a result, investor confidence remains extremely low. Demand for liquid, government guaranteed securities has driven U.S. Treasury yields to historically low levels. The three-month U.S. Treasury bill began the fiscal year at 3.14%, yet ended at 0.04%, which is a decline of 310 basis points, or 3.10%.

The Fund maintains a 60-day or less weighted average life in order to qualify for its AAA rating from Standard & Poor’s. A positively sloped yield curve and a decline in interest rates mean longer dated securities have yielded a higher return than shorter-dated securities. Therefore, the Fund purchased longer-dated U.S. Treasury securities when possible.

Our current strategy is to take advantage of any short-term fluctuations in interest rates, as well as exploiting any yield disparities between U.S. Treasury Bills and money market eligible U.S. Treasury Notes. Due to the slightly positive slope of the yield curve, the low interest rate environment, and the Federal Reserve Board’s monetary outlook, we will maintain a weighted average life of the Fund near 50 days as liquidity considerations and trading conditions permit.

George R. McCurdy IV, CFA Portfolio Manager Morgan Asset Management, Inc.

Market forecasts provided in this report may not necessarily come to pass. There is no assurance that the Fund will achieve its investment objectives. These views are subject to change at any time based upon market or other conditions, and Morgan Asset Management, Inc. disclaims any responsibility to update such views. The Fund is subject to market risk, which is the possibility that the market values of securities owned by the Fund will decline and, therefore, the value of the Fund’s shares may be less than what you paid for them. Accordingly, you can lose money investing in the Fund.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT

TREASURY MONEY MARKET FUND

MATURITY BREAKDOWN†

AS OF NOVEMBER 30, 2008

% OF TOTAL INVESTMENTS
1-14 Days	21.6%
15-29 Days	17.4%
30-59 Days	23.5%
60-179 Days	37.5%

Total	100.0%

†	The Fund’s composition is subject to change.

PERFORMANCE INFORMATION

		AVERAGE ANNUAL TOTAL RETURNS
AS OF NOVEMBER 30, 2008(1)	SEVEN-DAY YIELD*(2)	SIX MONTHS*	1 YEAR	5 YEAR	10 YEAR	COMMENCEMENT OF INVESTMENT OPERATIONS(4)
CLASS A SHARES**(3)	0.06%	0.40%	1.35%	2.48%	2.76%	3.35%
CLASS I SHARES**	0.31%	0.53%	1.61%	N/A	N/A	3.20%
*	Not annualized for periods less than one year.
**	The Fund’s shares are not sold subject to a sales (load) charge; therefore, the total returns displayed above are based upon net asset value.

(1)

In light of recent extraordinary market events, effective November 20, 2008, the Fund’s adviser has voluntarily agreed to waive fees and reimburse expenses to the extent necessary to prevent a negative yield for each class of shares of the Fund. This undertaking is voluntary and may be modified or discontinued by the Fund’s adviser at any time.

(2)

The Seven-Day Yield more closely reflects the current earnings of the Fund than does the total return quotation. Investors may call the Fund toll-free at 877-757-7424 to acquire the current Seven-Day Yield.

(3)

Effective June 4, 2004, all Class B Shares of the Fund converted to Class A Shares. Historical total return information for any period or portion thereof prior to the commencement of investment operations of Class A Shares on May 20, 1998 is that of Class B Shares and reflects all charges, expenses and fees incurred by Class B Shares, which were generally higher than the expenses of Class A Shares, during such periods.

(4)	The Fund’s Class A Shares and Class I Shares commenced investment operations on April 14, 1992 and April 3, 2006, respectively.

Performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Fund performance changes over time and current performance may be lower or higher than what is stated. For the most recent performance, call toll-free 877-757-7424. The Fund’s performance results are shown on a total return basis and include the reinvestment of all dividends and capital gain distributions in the Fund. Returns shown in the chart and table above do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Although the money market funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in these funds. Mutual funds are not bank deposits or obligations, are not guaranteed by any bank and are not insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investment in mutual funds involves investment risk, including possible loss of principal.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT

TREASURY MONEY MARKET FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Principal Amount			Value
U.S. Treasury Obligations–90.5%
		U.S. Treasury Bills–67.3%
$60,000,000	(1)	0.38% - 1.75%, 12/4/2008	$59,997,024
60,000,000	(1)	0.06% - 0.70%, 12/11/2008	59,991,397
40,000,000	(1)	0.10% - 0.61%, 12/18/2008	39,991,028
80,000,000	(1)	0.10% - 0.72%, 12/26/2008	79,977,499
130,000,000	(1)	0.02% - 0.99%, 1/2/2009	129,919,422
50,000,000	(1)	1.79%, 1/15/2009	49,890,237
50,000,000	(1)	0.49% - 1.01%, 1/22/2009	49,942,915
35,000,000	(1)	1.16%, 1/29/2009	34,934,465
50,000,000	(1)	0.36% - 0.42%, 2/5/2009	49,965,717
35,000,000	(1)	0.26%, 2/19/2009	34,979,778
40,000,000	(1)	0.52%, 3/5/2009	39,946,211
20,000,000	(1)	0.63%, 3/19/2009	19,963,100
10,000,000	(1)	0.76%, 4/29/2009	9,968,958

			659,467,751

		U.S. Treasury Notes–23.2%
30,000,000	(1)	0.84%, 5/15/2009	30,634,699
50,000,000	(1)	0.96%, 12/15/2008	50,045,943
20,000,000	(1)	0.49%, 4/15/2009	20,194,888
30,000,000	(1)	0.09%, 2/15/2009	30,272,824
95,000,000	(1)	0.44% - 0.62%, 4/30/2009	96,550,510

			227,698,864

		Total U.S. Treasury Obligations (amortized cost $887,166,615)	$887,166,615

Shares		Value
Short-Term Investments–9.4%
41,053,546	BlackRock Liquidity Funds Treasury Trust Fund Portfolio	$41,053,546
41,968,401	Federated U.S. Treasury Cash Reserve Fund	41,968,401
9,085,933	Goldman Sachs Financial Square Trust	9,085,933

	Total Short-Term Investments (amortized cost $92,107,880)	92,107,880

	Total Investments–99.9% (amortized cost $979,274,495) (2)	979,274,495

	Other Assets and Liabilities– net–0.1%	1,024,288

	Total Net Assets–100.0%	$980,298,783

(1)	Yield at date of purchase.
(2)	Also represents cost for federal income tax purposes.

Note: The categories of investments are shown as a percentage of total net assets at November 30, 2008.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

[THIS PAGE INTENTIONALLY LEFT BLANK]

REGIONS MORGAN KEEGAN SELECT MONEY MARKET FUND

OBJECTIVE & STRATEGY

Regions Morgan Keegan Select Money Market Fund seeks maximum current income consistent with preservation of capital and liquidity. The Fund invests in high quality, short-term money market instruments with remaining maturities of 397 days or less.

INVESTMENT RISKS:    An investment in the Fund is neither guaranteed nor insured by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

MANAGEMENT DISCUSSION OF FUND PERFORMANCE

For the fiscal year ended November 30, 2008, Regions Morgan Keegan Select Money Market Fund’s Class A Shares had a total return of 2.26%, based on net asset value. During this time period, the Federal Reserve Board cut the Federal Funds Rate from 4.50% to 1.00%, as economic growth concerns overshadowed inflationary risks.

Unprecedented market events, such as the failure of some major financial institutions and U.S. government intervention, along with deteriorating economic conditions have caused investors to seek principal preservation over investment returns. This flight to quality has driven U.S. Treasury yields to historically low levels. The three-month U.S. Treasury bill began the fiscal year at 3.14%, yet ended at 0.04%, which is a decline of 310 basis points, or 3.10%.

Investor preference to government guaranteed securities shifted funds from corporations, which limited their ability to raise capital at reasonable rates. This disruption in the credit markets resulted in a decline in outstanding commercial paper. Our focus on quality and a shrinking commercial paper market caused the Fund’s sector allocation to shift heavily to money market eligible U.S. government securities. We will continue managing the Fund to take advantage of any short-term market fluctuations without exposing it to any unnecessary risks.

George R. McCurdy IV, CFA

Portfolio Manager

Morgan Asset Management, Inc.

Market forecasts provided in this report may not necessarily come to pass. There is no assurance that the Fund will achieve its investment objectives. These views are subject to change at any time based upon market or other conditions, and Morgan Asset Management, Inc. disclaims any responsibility to update such views. The Fund is subject to market risk, which is the possibility that the market values of securities owned by the Fund will decline and, therefore, the value of the Fund’s shares may be less than what you paid for them. Accordingly, you can lose money investing in the Fund.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT MONEY MARKET FUND

MATURITY BREAKDOWN†

AS OF NOVEMBER 30, 2008

% OF TOTAL INVESTMENTS
1-14 Days	19.0%
15-29 Days	17.2%
30-59 Days	32.8%
60-179 Days	24.2%
180-397 Days	6.8%

Total	100.0%

†	The Fund’s composition is subject to change.

PERFORMANCE INFORMATION

	AVERAGE ANNUAL TOTAL RETURNS
AS OF NOVEMBER 30, 2008	SEVEN-DAY YIELD*(1)	SIX MONTHS*	1 YEAR	5 YEAR	COMMENCEMENT OF INVESTMENT OPERATIONS(2)
CLASS A SHARES**	0.91%	0.81%	2.26%	2.65%	2.33%
CLASS I SHARES**	1.16%	0.94%	2.52%	3.00%	3.10%
*	Not annualized for periods less than one year.
**	The Fund’s shares are not sold subject to a sales (load) charge; therefore, the total returns displayed above are based upon net asset value.

(1)

The Seven-Day Yield more closely reflects the current earnings of the Fund than does the total return quotation. Investors may call the Fund toll-free at 877-757-7424 to acquire the current Seven-Day Yield.

(2)

The Fund began operations on February 18, 2005 as the successor to a substantially similar investment company. On that date, the Fund merged with LEADER Money Market Fund, a series of LEADER Mutual Funds, and assumed that portfolio’s operating history and performance record. The Fund’s performance prior to February 18, 2005 is that of the Fund’s predecessor, the inception date of which was October 4, 2000 (Class A Shares) and July 7, 1999 (Class I Shares). The performance information assumes reinvestment of dividends and other distributions and, for the periods prior to February 18, 2005, reflects fees and expenses paid by the predecessor fund’s Class A Shares and Class I Shares.

Performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Fund performance changes over time and current performance may be lower or higher than what is stated. For the most recent performance, call toll-free 877-757-7424. The Fund’s performance results are shown on a total return basis and include the reinvestment of all dividends and capital gain distributions in the Fund. Returns shown in the chart and table above do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Although the money market funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in these funds. Mutual funds are not bank deposits or obligations, are not guaranteed by any bank and are not insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investment in mutual funds involves investment risk, including possible loss of principal.

(Unaudited)

REGIONS MORGAN KEEGAN SELECT MONEY MARKET FUND

PORTFOLIO OF INVESTMENTS

NOVEMBER 30, 2008

Principal Amount			Value
Commercial Paper–13.1%
		Auto Manufacturers–2.9%
$1,000,000	(1)	Toyota Motor Corporation, 0.700%, 12/3/2008	$999,961
2,000,000	(1)	Toyota Motor Corporation, 3.265%, 12/8/2008	1,998,736

		Total Auto Manufacturers	2,998,697

		Beverages–2.0%
2,000,000	(1)	Coca-Cola Company, 1.703%, 12/2/2008	1,999,906
		Computers–1.5%
1,500,000	(1)	Hewlett-Packard Corp., 0.850%, 12/2/2008	1,499,965
		Electric–1.9%
2,000,000	(1)	Southern Company, 1.251%, 12/4/2008	1,999,792
		Media–1.9%
2,000,000	(1)	Walt Disney, 1.755%, 12/11/2008	1,999,028
		Oil & Gas–2.9%
3,000,000	(1)	Chevron Corp., 1.002%, 1/20/2009	2,995,833

		Total Commercial Paper
		(amortized cost $13,493,221)	13,493,221

U.S. Government Agencies–80.9%
		Federal National Mortgage Association–25.1% (2)
2,000,000	(1)	1.089%, 12/1/2008	2,000,000
1,303,000	(1)	0.200% - 0.254%, 12/11/2008	1,302,924
2,000,000	(1)	0.203%, 12/15/2008	1,999,844
4,289,000	(1)	0.601% - 0.701%,1/27/2009	4,284,292
2,000,000	(1)	1.002%, 1/28/2009	1,996,778
100,000	(1)	0.919%, 2/3/2009	99,837
2,000,000	(1)	1.096%, 2/18/2009	1,995,282
6,105,000	(1)	0.816% - 2.625%, 1/15/2009	6,127,877
1,025,000	(1)	2.526%, 4/15/2009	1,033,816
4,000,000	(1)	2.587%, 12/15/2008	4,001,184
1,070,000	(1)	2.524%, 4/20/2009	1,080,056

			25,921,890

		Federal Home Loan Bank–27.9%
200,000	(1)	0.651%, 1/7/2009	199,866
2,000,000	(1)	0.601%, 1/12/2009	1,998,600
480,000	(1)	0.250%,1/14/2009	479,853
200,000	(1)	0.662%, 1/20/2009	199,819
3,000,000	(1)	0.551%, 1/22/2009	2,997,617
4,400,000	(1)	0.647% - 2.364, 1/26/2009	4,384,982
1,500,000	(1)	0.500%, 12/29/2008	1,505,381
4,000,000	(1)	2.733%, 1/14/2009	4,011,857
1,000,000	(1)	2.646%, 1/22/2009	1,000,667
4,000,000	(1)	2.250%, 3/3/2009	4,005,778
5,000,000	(1)	2.635%, 3/5/2009	5,001,023
3,000,000	(1)	2.529%, 4/14/2009	2,995,869

			28,781,312

Principal Amount			Value
		Federal Home Loan Mortgage Corporation–27.9% (2)
$3,000,000	(1)	(1.901)%, 12/26/2008	$3,003,745
4,000,000	(1)	3.080%, 6/12/2009	3,996,171
3,000,000	(1)	1.393%, 6/5/2009	3,002,147
628,000	(1)	0.254%, 12/16/2008	627,935
3,000,000	(1)	1.303%, 12/17/2008	2,998,267
2,000,000	(1)	1.002%, 12/22/2008	1,998,834
3,500,000	(1)	1.708%, 2/11/2009	3,488,100
1,580,000	(1)	1.470%, 12/19/2008	1,582,434
5,000,000	(1)	2.308% - 2.468%, 5/21/2009	5,065,995
3,000,000	(1)	2.658%, 1/16/2009	3,008,668

			28,772,296

		Total U.S. Government Agencies
		(amortized cost $83,475,498)	83,475,498

Shares			Value
Short-Term Investments–5.6%
2,906,847		Fidelity Institutional Money Market Fund	2,906,847
2,906,847		Lehman Brothers Prime Money Market Fund	2,906,847

		Total Short-Term Investments (amortized cost $5,813,694)	5,813,694

		Total Investments–99.6% (amortized cost $102,782,413) (3)	102,782,413

		Other Assets and Liabilities– net–0.4%	449,643

		Total Net Assets–100.0%	$103,232,056

(1)	Yield at date of purchase.
(2)	The issuer is a publicly traded company that operates under a congressional charter.
(3)	Also represents cost for federal income tax purposes.

Note: The categories of investments are shown as a percentage of total net assets at November 30, 2008.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

STATEMENTS OF ASSETS AND LIABILITIES

NOVEMBER 30, 2008

	Mid Cap Growth Fund		Growth Fund		Core Equity Fund	Mid Cap Value Fund		Value Fund	Balanced Fund
Assets:
Investments in securities, at value	$264,829,926	(1)	$271,388,264	(1)	$8,801,962	$34,364,320	(1)	$163,226,241	$139,804,664	(1)
Cash	251,962		—		—	—		—	—
Interest and dividends receivable	283,978		574,612		16,654	75,646		377,058	761,256
Receivable for fund shares sold	100,936		171,206		—	10,223		150,386	389,811
Receivable for investments sold	664,420		—		—	—		—	—
Other assets	17,682		—		—	—		429	—

Total assets	266,148,904		272,134,082		8,818,616	34,450,189		163,754,114	140,955,731

Liabilities:
Payable for fund shares redeemed	122,188		73,150		31,558	11,292		31,649	23,777
Dividends payable	—		37,835		12,913	8,333		5,559	—
Payable for investments purchased	—		—		—	—		7,791,163	—
Call options written, at value (premiums received $250,025, $542,727, and $48,470) (Note 6)	119,000		753,000		—	—		—	35,250
Payable upon return of securities on loan	48,524,300		21,386,127		—	684,701		—	12,992,960
Accrued expenses:
Advisory fees (Note 3)	129,410		151,868		5,536	20,233		97,252	76,880
Administration fees (Note 3)	15,529		18,224		664	2,428		11,670	9,226
Custodian fees (Note 3)	3,595		4,062		185	675		2,798	2,255
Accounting fees (Note 3)	5,177		6,075		222	809		3,890	3,075
Shareholder services fees (Note 3)	20,438		20,392		383	2,143		9,332	5,645
Distribution services fees (Note 3)	2,677		1,358		—	187		712	1,475
Transfer agent fees (Note 3)	10,431		9,429		3,555	4,935		5,876	5,766
Other	51,884		57,224		12,583	17,286		40,598	48,829

Total liabilities	49,004,629		22,518,744		67,599	753,022		8,000,499	13,205,138

Net Assets:	217,144,275		249,615,338		8,751,017	33,697,167		155,753,615	127,750,593

Composition of Net Assets:
Paid-in capital	$305,855,163		$271,019,284		$4,907,609	$41,363,344		$188,677,994	$129,191,783
Undistributed net investment income/(loss)	—		402,777		(1,848)	36,619		673,502	571,603
Accumulated net realized gains/(losses) on investments	1,302,424		(4,033,731)		5,104,202	(3,312,275)		(9,332,872)	(1,034,303)
Net unrealized appreciation/(depreciation) on investments	(90,013,312)		(17,772,992)		(1,258,946)	(4,390,521)		(24,265,009)	(978,490)

Net Assets	$217,144,275		$249,615,338		$8,751,017	$33,697,167		$155,753,615	$127,750,593

Investments, at identified cost	$354,974,263		$288,950,983		$10,060,908	$38,754,841		$187,491,250	$140,796,374

Shares Outstanding† and Net Asset Value Per Share:
Class A Shares:
Net assets	$97,154,490		$97,374,201		$1,841,498	$10,256,772		$43,545,982	$25,532,269
Shares outstanding	10,134,966		7,501,643		143,789	1,561,106		3,561,374	2,034,037
Net asset value and redemption price per share	$9.59		$12.98		$12.81	$6.57		$12.23	$12.55
Offering price per share	$10.15	(2)	$13.74	(2)	$13.56 (2)	$6.95	(2)	$12.94 (2)	$13.28	(2)

Class C Shares:
Net assets	$4,457,209		$2,234,146		$66	$311,803		$1,128,649	$2,394,524
Shares outstanding	490,292		179,385		5	49,581		92,304	190,602
Net asset value, offering and redemption price* per share	$9.09		$12.45		$12.80	$6.29		$12.23	$12.56

Class I Shares:
Net assets	$115,532,576		$150,006,991		$6,909,453	$23,128,592		$111,078,984	$99,823,800
Shares outstanding	11,912,171		11,561,761		537,639	3,510,398		9,090,874	7,940,343
Net asset value, offering and redemption price per share	$9.70		$12.97		$12.85	$6.59		$12.22	$12.57
†	The Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value) for each class of shares.
*	Redemption price per share varies by length of time shares are held.
(1)	Including $47,597,457, $21,077,540, $664,872, and $12,848,547 of securities loaned, respectively.
(2)	Computation of offering price per share: 100/94.5% of net asset value.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

STATEMENTS OF ASSETS AND LIABILITIES

NOVEMBER 30, 2008

	Fixed Income Fund		Limited Maturity Fixed Income Fund		Intermediate Tax Exempt Bond Fund		Treasury Money Market Fund	Money Market Fund
Assets:
Investments in securities, at value	$133,926,853	(1)	$5,264,615	(1)	$26,204,071		$979,274,495	$102,782,413
Interest and dividends receivable	1,083,837		39,182		352,661		1,740,660	612,121
Receivable for fund shares sold	58,542		—		—		—	—
Due from affiliates	—		22,959		—		—	—

Total assets	135,069,232		5,326,756		26,556,732		981,015,155	103,394,534

Liabilities:
Payable for fund shares redeemed	5,581		140,370		—		—	—
Dividends payable	381,751		9,307		64,043		127,183	95,716
Payable upon return of securities on loan	8,564,259		917,275		—		—	—
Accrued expenses:
Advisory fees (Note 3)	52,188		1,451		5,588		162,961	20,893
Administration fees (Note 3)	9,394		327		2,012		73,332	7,522
Custodian fees (Note 3)	2,292		91		559		7,967	1,876
Accounting fees (Note 3)	3,131		109		670		24,444	2,507
Shareholder services fees (Note 3)	12,613		892		4,504		201,781	18,824
Distribution services fees (Note 3)	875		175		203		—	—
Transfer agent fees (Note 3)	5,182		3,242		4,686		3,825	3,196
Other	27,356		20,989		5,338		114,879	11,944

Total liabilities	9,064,622		1,094,228		87,603		716,372	162,478

Net Assets:	126,004,610		4,232,528		26,469,129		980,298,783	103,232,056

Composition of Net Assets:
Paid-in capital	$161,001,345		$14,388,336		$26,163,576		$978,855,078	$103,441,657
Undistributed net investment income/(loss)	—		21,043		(9,141)		—	(8,840)
Accumulated net realized gains/(losses) on investments	(22,936,411)		(10,093,720)		91,757		1,443,705	(200,761)
Net unrealized appreciation/(depreciation) of investments	(12,060,324)		(83,131)		222,937		—	—

Net Assets	$126,004,610		$4,232,528		$26,469,129		$980,298,783	$103,232,056

Investments, at identified cost	$145,987,177		$5,347,746		$25,981,134		$979,274,495	$102,782,413

Shares Outstanding† and Net Asset Value Per Share:
Class A Shares:
Net assets	$59,138,996		$3,880,058		$21,119,194		$973,252,205	$91,465,850
Shares outstanding	6,834,834		496,310		2,238,876		971,825,777	91,515,410
Net asset value and redemption price per share	$8.65		$7.82		$9.43		$1.00	$1.00
Offering price per share	$8.83	(2)	$7.94	(3)	$9.62	(2)	$1.00	$1.00

Class C Shares:
Net assets	$1,427,268		$283,696		$315,497		—	—
Shares outstanding	164,959		36,290		33,442		—	—
Net asset value, offering and redemption price* per share	$8.65		$7.82		$9.43		—	—

Class I Shares:
Net assets	$65,438,346		$68,774		$5,034,438		$7,046,578	$11,766,206
Shares outstanding	7,565,335		8,792		533,935		7,036,397	11,755,844
Net asset value, offering and redemption price per share	$8.65		$7.82		$9.43		$1.00	$1.00
†	The Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value) for each class of shares.
*	Redemption price per share varies by length of time shares are held.
(1)	Including $8,433,857 and $900,408 of securities loaned, respectively.
(2)	Computation of Offering Price Per Share: 100/98% of net asset value.
(3)	Computation of Offering Price Per Share: 100/98.5% of net asset value.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED NOVEMBER 30, 2008

	Mid Cap Growth Fund	Growth Fund	Core Equity Fund
Investment Income:
Dividend income	$3,205,840 (1)	$4,993,802 (2)	$402,798 (3)
Proceeds from securities lending	267,971	148,123	—

Total investment income	3,473,811	5,141,925	402,798

Expenses:
Advisory fees	2,608,242	2,950,781	225,134
Administration fees	312,989	354,094	27,016
Custodian fees	61,613	65,181	7,364
Accounting fees	104,329	118,031	9,005
Shareholder service fees—Class A Shares	484,474	470,494	8,390
Shareholder service fees—Class C Shares	20,467	9,610	—
Distribution service fees—Class C Shares	61,400	28,830	—
Transfer agent fees	202,530	201,490	43,346
Legal fees	64,454	72,893	5,406
Audit fees	24,611	25,636	10,244
Registration fees	42,910	44,007	17,687
Trustees’ fees	7,089	7,089	7,088
Insurance premiums	2,808	3,319	857
Printing and postage fees	37,214	43,066	4,074
Other	21,460	24,516	7,750

Total expenses	4,056,590	4,419,037	373,361

Net investment income/(loss)	(582,779)	722,888	29,437

Realized and Unrealized Gains/(Losses) on Investments:
Net realized gains/(losses) on investments	503,989	(4,458,968)	7,997,951
Net realized gains on expired or closed options	707,255	469,232	106,950
Change in unrealized depreciation on investments	(162,838,720)	(143,617,926)	(18,519,317)

Net realized and unrealized losses on investments	(161,627,476)	(147,607,662)	(10,414,416)

Change in net assets resulting from operations	$(162,210,255)	$(146,884,774)	$(10,384,979)

(1)	Net of foreign taxes withheld of $14,220.

(2)	Net of foreign taxes withheld of $16,141.

(3)	Net of foreign taxes withheld of $414.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED NOVEMBER 30, 2008

	Mid Cap Value Fund	Value Fund	Balanced Fund
Investment Income:
Dividend income	$709,036 (1)	$5,018,153 (2)	$1,840,770 (3)
Interest income	—	—	2,472,820
Proceeds from securities lending	37,027	—	155,219

Total investment income	746,063	5,018,153	4,468,809

Expenses:
Advisory fees	392,465	1,722,614	1,245,402
Administration fees	47,096	206,714	149,449
Custodian fees	12,816	46,675	35,710
Accounting fees	15,698	68,904	49,816
Shareholder service fees—Class A Shares	58,038	223,198	191,130
Shareholder service fees—Class C Shares	1,572	5,076	11,247
Distribution service fees—Class C Shares	4,715	15,228	33,740
Transfer agent fees	64,177	128,736	166,984
Legal fees	9,751	42,185	30,249
Audit fees	12,063	19,691	27,169
Registration fees	39,521	42,481	41,811
Trustees’ fees	7,088	7,088	7,089
Insurance premiums	753	1,921	1,591
Printing and postage fees	5,233	22,732	15,990
Other	7,887	15,849	12,499

Total expenses	678,873	2,569,092	2,019,876

Net investment income/(loss)	67,190	2,449,061	2,448,933

Realized and Unrealized Gains/(Losses) on Investments:
Net realized losses on investments	(3,257,945)	(9,508,189)	(2,168,490)
Net realized gains on expired or closed options	—	178,270	1,240,272
Change in unrealized depreciation on investments	(19,185,849)	(94,399,395)	(36,673,347)

Net realized and unrealized losses on investments	(22,443,794)	(103,729,314)	(37,601,565)

Change in net assets resulting from operations	$(22,376,604)	$(101,280,253)	$(35,152,632)

(1)	Net of foreign taxes withheld of $395.

(2)	Net of foreign taxes withheld of $3,691.

(3)	Net of foreign taxes withheld of $6,845.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED NOVEMBER 30, 2008

	Fixed Income Fund	Limited Maturity Fixed Income Fund	Intermediate Tax Exempt Bond Fund
Investment Income:
Interest income	$8,036,105	$458,452	$1,501,145
Dividend income	74,835	9,975	20,225
Proceeds from securities lending	123,156	13,429	—

Total investment income	8,234,096	481,856	1,521,370

Expenses:
Advisory fees	780,971	42,021	93,948
Administration fees	140,575	9,455	33,821
Custodian fees	33,738	2,626	9,387
Accounting fees	46,858	3,152	11,274
Shareholder service fees—Class A Shares	229,254	24,425	78,007
Shareholder service fees—Class C Shares	5,559	1,645	2,713
Distribution service fees—Class C Shares	16,676	4,936	8,138
Transfer agent fees	81,420	38,403	54,634
Legal fees	20,006	1,845	3,416
Audit fees	9,918	13,994	7,277
Registration fees	34,007	42,897	24,632
Trustees’ fees	7,088	7,088	7,088
Insurance premiums	1,702	346	696
Printing and postage fees	12,252	1,240	2,228
Other	12,597	7,284	5,547

Total expenses	1,432,621	201,357	342,806
Expenses voluntarily waived by the Fund’s adviser (Note 3)	—	(87,859)	—

Net Expenses	1,432,621	113,498	342,806

Net investment income	6,801,475	368,358	1,178,564

Realized and Unrealized Gains/(Losses) on Investments:
Net realized gains/(losses) on investments	(7,276,721)	(1,889,634)	70,237
Change in unrealized appreciation/(depreciation) on investments	(7,330,125)	745,049	(240,961)

Net realized and unrealized losses on investments	(14,606,846)	(1,144,585)	(170,724)

Change in net assets resulting from operations	$(7,805,371)	$(776,227)	$1,007,840

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED NOVEMBER 30, 2008

	Treasury Money Market Fund	Money Market Fund
Investment Income:
Interest income	$21,291,420	$3,862,760
Dividend income	1,004,184	251,160
Proceeds from securities lending	194,208	—

Total investment income	22,489,812	4,113,920

Expenses:
Advisory fees	2,202,499	337,464
Administration fees	991,126	121,487
Custodian fees	102,561	29,497
Accounting fees	330,374	40,496
Shareholder service fees—Class A Shares	2,742,283	311,319
Transfer agent fees	234,924	25,660
Legal fees	208,855	17,531
Audit fees	117,116	5,991
Registration fees	30,699	11,045
Trustees’ fees	7,089	7,088
Insurance premiums	48,181	469
Printing and postage fees	102,014	3,038
Other	70,573	1,244

Total expenses	7,188,294	912,329

Net investment income	15,301,518	3,201,591

Realized and Unrealized Gains/(Losses) on Investments:
Net realized gains/(losses) on investments	1,443,705	(2,687)
Change in unrealized appreciation/(depreciation) on investments	—	—

Net realized and unrealized gains/(losses) on investments	1,443,705	(2,687)

Change in net assets resulting from operations	$16,745,223	$3,198,904

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

STATEMENTS OF CHANGES IN NET ASSETS

	Mid Cap Growth Fund		Growth Fund
	Year Ended November 30, 2008	Year Ended November 30, 2007	Year Ended November 30, 2008	Year Ended November 30, 2007
Change in Net Assets:
Operations:
Net investment income/(loss)	$(582,779)	$(1,225,033)	$722,888	$593,805
Net realized gains/(losses) on investments	1,211,244	45,784,252	(3,989,736)	45,263,010
Net change in unrealized appreciation/(depreciation) on investments	(162,838,720)	2,298,192	(143,617,926)	20,226,334

Change in net assets resulting from operations	(162,210,255)	46,857,411	(146,884,774)	66,083,149

Distributions to Shareholders:
Distributions from net investment income:
Class A Shares	—	—	(63,501)	(426,641)
Class C Shares	—	—	—	—
Class I Shares	—	—	(287,602)	(248,364)
Distributions from net realized gain on investments:
Class A Shares	(35,505,979)	(44,384,965)	(11,292,017)	—
Class C Shares	(1,235,800)	(1,195,467)	(171,931)	—
Class I Shares	(7,889,191)	(518,880)	(3,701,691)	—

Change in net assets resulting from distributions to shareholders	(44,630,970)	(46,099,312)	(15,516,742)	(675,005)

Capital Transactions:
Change in net assets resulting from capital transactions (Note 7)	38,209,098	19,474,335	(94,212,917)	22,657,020

Change in net assets	(168,632,127)	20,232,434	(256,614,433)	88,065,164
Net Assets:
Beginning of period	385,776,402	365,543,968	506,229,771	418,164,607

End of period	$217,144,275	$385,776,402	$249,615,338	$506,229,771

Undistributed net investment income/(loss)	$—	$(1,223,840)	$402,777	$31,991

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

STATEMENTS OF CHANGES IN NET ASSETS

	Core Equity Fund		Mid Cap Value Fund
	Year Ended November 30, 2008	Year Ended November 30, 2007	Year Ended November 30, 2008	Year Ended November 30, 2007
Change in Net Assets:
Operations:
Net investment income/(loss)	$29,437	$601,811	$67,190	$70,380
Net realized gains/(losses) on investments	8,104,901	9,806,579	(3,257,945)	5,608,095
Net change in unrealized appreciation/(depreciation) on investments	(18,519,317)	(2,573,834)	(19,185,849)	(2,492,622)

Change in net assets resulting from operations	(10,384,979)	7,834,556	(22,376,604)	3,185,853

Distributions to Shareholders:
Distributions from net investment income:
Class A Shares	(5,603)	(36,740)	—	—
Class C Shares	—	—	—	—
Class I Shares	(99,876)	(677,088)	(100,052)	—
Distributions from net realized gain on investments:
Class A Shares	(714,711)	(1,237,931)	(3,253,965)	(2,964,671)
Class C Shares	(16)	(21)	(55,170)	(51,238)
Class I Shares	(9,092,455)	(19,477,443)	(1,094,247)	(5,233)

Change in net assets resulting from distributions to shareholders	(9,912,661)	(21,429,223)	(4,503,434)	(3,021,142)

Capital Transactions:
Change in net assets resulting from capital transactions (Note 7)	(37,572,930)	(19,873,318)	(13,612,466)	(3,168,597)

Change in net assets	(57,870,570)	(33,467,985)	(40,492,504)	(3,003,886)
Net Assets:
Beginning of period	66,621,587	100,089,572	74,189,671	77,193,557

End of period	$8,751,017	$66,621,587	$33,697,167	$74,189,671

Undistributed net investment income/(loss)	$(1,848)	$74,194	$36,619	$70,380

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

STATEMENTS OF CHANGES IN NET ASSETS

	Value Fund		Balanced Fund
	Year Ended November 30, 2008	Year Ended November 30, 2007	Year Ended November 30, 2008	Year Ended November 30, 2007
Change in Net Assets:
Operations:
Net investment income/(loss)	$2,449,061	$2,518,750	$2,448,933	$2,029,034
Net realized gains/(losses) on investments	(9,329,919)	20,098,966	(928,218)	14,821,402
Net change in unrealized appreciation/(depreciation) on investments	(94,399,395)	17,163,968	(36,673,347)	1,339,593

Change in net assets resulting from operations	(101,280,253)	39,781,684	(35,152,632)	18,190,029

Distributions to Shareholders:
Distributions from net investment income:
Class A Shares	(1,111,385)	(2,331,976)	(1,186,798)	(2,047,156)
Class C Shares	—	—	(22,451)	(5,878)
Class I Shares	(1,352,991)	(132,289)	(1,100,504)	(6,629)
Distributions from net realized gain on investments:
Class A Shares	(2,924,393)	—	(14,126,867)	(5,291,763)
Class C Shares	(35,164)	—	(603,750)	(28,204)
Class I Shares	(426,905)	—	(19,152)	(16,916)

Change in net assets resulting from distributions to shareholders	(5,850,838)	(2,464,265)	(17,059,522)	(7,396,546)

Capital Transactions:
Change in net assets resulting from capital transactions (Note 7)	(2,215,941)	(26,564,813)	6,194,931	(14,799,267)

Change in net assets	(109,347,032)	10,752,606	(46,017,223)	(4,005,784)
Net Assets:
Beginning of period	265,100,647	254,348,041	173,767,816	177,773,600

End of period	$155,753,615	$265,100,647	$127,750,593	$173,767,816

Undistributed net investment income/(loss)	$673,502	$689,354	$571,603	$381,965

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

STATEMENTS OF CHANGES IN NET ASSETS

	Fixed Income Fund		Limited Maturity Fixed Income Fund
	Year Ended November 30, 2008	Year Ended November 30, 2007	Year Ended November 30, 2008	Year Ended November 30, 2007
Change in Net Assets:
Operations:
Net investment income/(loss)	$6,801,475	$11,009,240	$368,358	$1,519,520
Net realized gains/(losses) on investments	(7,276,721)	(10,796,662)	(1,889,634)	(1,939,293)
Net change in unrealized appreciation/(depreciation) on investments	(7,330,125)	(4,536,576)	745,049	(1,232,991)

Change in net assets resulting from operations	(7,805,371)	(4,323,998)	(776,227)	(1,652,764)

Distributions to Shareholders:
Distributions from net investment income:
Class A Shares	(3,967,115)	(8,196,929)	(381,780)	(1,703,665)
Class C Shares	(79,288)	(111,583)	(20,916)	(31,593)
Class I Shares	(2,816,760)	(2,803,171)	(653)	(5)

Change in net assets resulting from distributions to shareholders	(6,863,163)	(11,111,683)	(403,349)	(1,735,263)

Capital Transactions:
Change in net assets resulting from capital transactions (Note 7)	(41,684,606)	(73,909,580)	(16,801,059)	(26,828,049)

Change in net assets	(56,353,140)	(89,345,261)	(17,980,635)	(30,216,076)
Net Assets:
Beginning of period	182,357,750	271,703,011	22,213,163	52,429,239

End of period	$126,004,610	$182,357,750	$4,232,528	$22,213,163

Undistributed net investment income/(loss)	$—	$(102,443)	$21,043	$(1,623)

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

STATEMENTS OF CHANGES IN NET ASSETS

	Intermediate Tax Exempt Bond Fund
	Year Ended November 30, 2008	Year Ended November 30, 2007
Change in Net Assets:
Operations:
Net investment income/(loss)	$1,178,564	$1,656,605
Net realized gains/(losses) on investments	70,237	28,911
Net change in unrealized appreciation/(depreciation) on investments	(240,961)	(145,091)

Change in net assets resulting from operations	1,007,840	1,540,425

Distributions to Shareholders:
Distributions from net investment income:
Class A Shares	(974,209)	(1,426,501)
Class C Shares	(26,034)	(22,448)
Class I Shares	(173,603)	(181,127)
Distributions from net realized gain on investments:
Class A Shares	(38,898)	—
Class C Shares	(2,663)	—
Class I Shares	(5,313)	—

Change in net assets resulting from distributions to shareholders	(1,220,720)	(1,630,076)

Capital Transactions:
Change in net assets resulting from capital transactions (Note 7)	(28,020,451)	2,087,718

Change in net assets	(28,233,331)	1,998,067
Net Assets:
Beginning of period	54,702,460	52,704,393

End of period	$26,469,129	$54,702,460

Undistributed net investment income/(loss)	$(9,141)	$—

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

STATEMENTS OF CHANGES IN NET ASSETS

	Treasury Money Market Fund		Money Market Fund
	Year Ended November 30, 2008	Year Ended November 30, 2007	Year Ended November 30, 2008	Year Ended November 30, 2007
Change in Net Assets:
Operations:
Net investment income	$15,301,518	$49,263,771	$3,201,591	$5,100,767
Net realized gains/(losses) on investments	1,443,705	707,214	(2,687)	(2,890)

Change in net assets resulting from operations	16,745,223	49,970,985	3,198,904	5,097,877

Distributions to Shareholders:
Distributions from net investment income:
Class A Shares	(15,261,633)	(49,245,664)	(2,918,130)	(4,678,888)
Class I Shares	(39,880)	(18,112)	(248,102)	(466,078)
Distributions from net realized gain on investments:
Class A Shares	(706,476)	—	—	—
Class I Shares	(614)	—	—	—

Change in net assets resulting from distributions to shareholders	(16,008,603)	(49,263,776)	(3,166,232)	(5,144,966)

Capital Transactions:
Change in net assets resulting from capital transactions (Note 7)	(278,708,781)	171,011,389	(44,799,831)	58,916,144

Change in net assets	(277,972,161)	171,718,598	(44,767,159)	58,869,055
Net Assets:
Beginning of period	1,258,270,944	1,086,552,346	147,999,215	89,130,160

End of period	$980,298,783	$1,258,270,944	$103,232,056	$147,999,215

Undistributed net investment income/(loss)	$—	$(5)	$(8,840)	$1,206

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

[THIS PAGE INTENTIONALLY LEFT BLANK]

REGIONS MORGAN KEEGAN SELECT FUNDS

FINANCIAL HIGHLIGHTS

SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD INDICATED:

	Net Asset Value, Beginning of Period	Net Investment Income/(Loss)	Net Realized and Unrealized Gains/(Losses) on Investments	Total From Investment Operations	Dividends from Net Investment Income	Distributions from Capital Gains
Mid Cap Growth Fund
Class A Shares
Year Ended November 30, 2008	$18.63	(0.05)	(6.84)	(6.89)	—	(2.15)
Year Ended November 30, 2007	$18.82	(0.06)	2.27	2.21	—	(2.40)
Year Ended November 30, 2006	$18.06	(0.06)	1.82	1.76	—	(1.00)
Year Ended November 30, 2005	$16.57	(0.07)	2.93	2.86	—	(1.37)
Year Ended November 30, 2004	$15.49	(0.11)	1.19	1.08	—	—

Mid Cap Growth Fund
Class C Shares
Year Ended November 30, 2008	$17.93	(0.17)	(6.52)	(6.69)	—	(2.15)
Year Ended November 30, 2007	$18.24	(0.18)	2.27	2.09	—	(2.40)
Year Ended November 30, 2006	$17.61	(0.06)	1.69	1.63	—	(1.00)
Year Ended November 30, 2005	$16.24	(0.07)	2.81	2.74	—	(1.37)
Year Ended November 30, 2004	$15.29	(0.11)	1.06	0.95	—	—

Mid Cap Growth Fund
Class I Shares
Year Ended November 30, 2008	$18.77	—	(6.92)	(6.92)	—	(2.15)
Year Ended November 30, 2007	$18.92	(0.02)	2.27	2.25	—	(2.40)
Year Ended November 30, 2006	$18.11	(0.06)	1.87	1.81	—	(1.00)
Year Ended November 30, 2005	$16.59	(0.07)	2.96	2.89	—	(1.37)
Period Ended November 30, 2004 (7)	$16.16	(0.11)	0.54	0.43	—	—

Growth Fund
Class A Shares
Year Ended November 30, 2008	$20.82	(0.01)	(7.20)	(7.21)	— (6)	(0.63)
Year Ended November 30, 2007	$18.21	0.02	2.61	2.63	(0.02)	—
Year Ended November 30, 2006	$16.93	0.02	1.28	1.30	(0.02)	—
Year Ended November 30, 2005	$15.33	0.04	1.65	1.69	(0.09)	—
Year Ended November 30, 2004	$15.04	0.06	0.23	0.29	—	—

Growth Fund
Class C Shares
Year Ended November 30, 2008	$20.19	(0.17)	(6.94)	(7.11)	—	(0.63)
Year Ended November 30, 2007	$17.69	—	2.50	2.50	—	—
Year Ended November 30, 2006	$16.52	—	1.17	1.17	—	—
Year Ended November 30, 2005	$15.02	0.01	1.55	1.56	(0.06)	—
Year Ended November 30, 2004	$14.84	0.06	0.12	0.18	—	—

Growth Fund
Class I Shares
Year Ended November 30, 2008	$20.80	0.08	(7.25)	(7.17)	(0.03)	(0.63)
Year Ended November 30, 2007	$18.19	0.07	2.61	2.68	(0.07)	—
Year Ended November 30, 2006	$16.94	0.10	1.25	1.35	(0.10)	—
Period Ended November 30, 2005 (8)	$15.52	(0.04)	1.47	1.43	(0.01)	—

(1)	Total return is based on net asset value, which excludes the sales charge or contingent deferred sales charge, if applicable.

(2)	Not annualized for periods less than one year.

(3)	Ratio annualized for periods less than one year.

(4)	Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

(5)	This voluntary expense decrease is reflected in both the net expense and net investment income/(loss) ratios shown.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

			Ratios to Average Net Assets			Supplemental Data
Total Distributions	Net Asset Value, End of Period	Total Return (1, 2)	Net Investment Income (3)	Net Expenses (3)	Expenses Waiver/ Reimbursement (3, 5)	Net Assets, End of Period (000's)	Portfolio Turnover Rate (4)

(2.15)	$9.59	(41.79)%	(0.25)%	1.25%	—	$97,154	38%
(2.40)	$18.63	13.72%	(0.34)%	1.23%	—	$308,921	52%
(1.00)	$18.82	10.27%	(0.32)%	1.25%	—	$352,742	67%
(1.37)	$18.06	18.91%	(0.40)%	1.26%	—	$318,644	73%
—	$16.57	6.97%	(0.69)%	1.29%	—	$294,325	56%

(2.15)	$9.09	(42.37)%	(1.00)%	2.00%	—	$4,457	38%
(2.40)	$17.93	13.48%	(1.09)%	1.98%	—	$10,345	52%
(1.00)	$18.24	9.76%	(1.07)%	2.00%	—	$9,168	67%
(1.37)	$17.61	18.54%	(1.15)%	2.01%	—	$5,984	73%
—	$16.24	6.21%	(1.39)%	1.99%	—	$5,353	56%

(2.15)	$9.70	(41.62)%	—	1.00%	—	$115,533	38%
(2.40)	$18.77	13.87%	(0.09)%	0.98%	—	$66,510	52%
(1.00)	$18.92	10.52%	(0.07)%	1.00%	—	$3,634	67%
(1.37)	$18.11	19.09%	(0.15)%	1.01%	—	$1,315	73%
—	$16.59	2.66%	(0.40)%	1.00%	—	$1,032	56%

(0.63)	$12.98	(35.65)%	0.06%	1.25%	—	$97,374	26%
(0.02)	$20.82	14.46%	0.10%	1.21%	—	$379,550	41%
(0.02)	$18.21	7.67%	0.12%	1.25%	—	$387,871	27%
(0.09)	$16.93	11.06%	0.22%	1.23%	0.05%	$385,900	53%
—	$15.33	1.93%	0.37%	1.27%	0.05%	$411,785	33%

(0.63)	$12.45	(36.30)%	(0.69)%	2.00%	—	$2,234	26%
—	$20.19	14.13%	(0.65)%	1.96%	—	$5,562	41%
—	$17.69	7.08%	(0.63)%	2.00%	—	$3,609	27%
(0.06)	$16.52	10.43%	(0.53)%	1.98%	0.05%	$3,082	53%
—	$15.02	1.21%	(0.32)%	1.96%	0.05%	$2,955	33%

(0.66)	$12.97	(35.53)%	0.31%	1.00%	—	$150,007	26%
(0.07)	$20.80	14.75%	0.35%	0.96%	—	$121,118	41%
(0.10)	$18.19	7.98%	0.37%	1.00%	—	$26,685	27%
(0.01)	$16.94	9.24%	0.47%	0.98%	0.05%	$33,118	53%

(6)	Represents less than $0.005.

(7)	From the commencement of investment operations on June 23, 2004.

(8)	From the commencement of investment operations on May 19, 2005.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

FINANCIAL HIGHLIGHTS

SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD INDICATED:

	Net Asset Value, Beginning of Period	Net Investment Income	Net Realized and Unrealized Gains/(Losses) on Investments	Total From Investment Operations	Dividends from Net Investment Income		Distributions from Capital Gains
Core Equity Fund
Class A Shares
Year Ended November 30, 2008	$24.92	(0.02)	(8.33)	(8.35)	(0.03)		(3.73)
Year Ended November 30, 2007	$28.53	0.15	2.41	2.56	(0.18)		(5.99)
Year Ended November 30, 2006	$27.94	0.26	0.59	0.85	(0.26)		—
Period Ended November 30, 2005 (9)	$27.56	0.05	0.39	0.44	(0.06)		—
Year Ended August 31, 2005	$24.38	0.27 (6)	3.15 (6)	3.42	(0.24)		—
Year Ended August 31, 2004	$22.68	0.12 (6)	1.73 (6)	1.85	(0.15)		—

Core Equity Fund
Class C Shares
Year Ended November 30, 2008	$24.93	(0.05)	(8.33)	(8.38)	(0.02)		(3.73)
Year Ended November 30, 2007	$28.53	0.10	2.42	2.52	(0.13)		(5.99)
Period Ended November 30, 2006 (10)	$29.07	0.14	(0.54)	(0.40)	(0.14)		—

Core Equity Fund
Class I Shares
Year Ended November 30, 2008	$24.95	0.05	(8.38)	(8.33)	(0.04)		(3.73)
Year Ended November 30, 2007	$28.56	0.22	2.41	2.63	(0.25)		(5.99)
Year Ended November 30, 2006	$27.97	0.33	0.59	0.92	(0.33)		—
Period Ended November 30, 2005 (9)	$27.59	0.07	0.39	0.46	(0.08)		—
Year Ended August 31, 2005	$24.42	0.34 (6)	3.16 (6)	3.50	(0.33)		—
Year Ended August 31, 2004	$22.71	0.19 (6)	1.73 (6)	1.92	(0.21)		—

Mid Cap Value Fund
Class A Shares
Year Ended November 30, 2008	$11.16	(0.02)	(3.92)	(3.94)	—		(0.65)
Year Ended November 30, 2007	$11.10	—	0.50	0.50	—		(0.44)
Year Ended November 30, 2006	$11.43	—	0.97	0.97	—		(1.30)
Year Ended November 30, 2005	$12.73	(0.06)	1.34	1.28	—		(2.58)
Year Ended November 30, 2004	$11.27	(0.06)	2.35	2.29	(0.00	)(7)	(0.83)

Mid Cap Value Fund
Class C Shares
Year Ended November 30, 2008	$10.82	(0.11)	(3.77)	(3.88)	—		(0.65)
Year Ended November 30, 2007	$10.85	(0.14)	0.55	0.41	—		(0.44)
Year Ended November 30, 2006	$11.26	—	0.89	0.89	—		(1.30)
Year Ended November 30, 2005	$12.63	(0.06)	1.27	1.21	—		(2.58)
Year Ended November 30, 2004	$11.25	(0.06)	2.27	2.21	—		(0.83)

Mid Cap Value Fund
Class I Shares
Year Ended November 30, 2008	$11.22	0.08	(4.00)	(3.92)	(0.06)		(0.65)
Year Ended November 30, 2007	$11.14	0.04	0.48	0.52	—		(0.44)
Year Ended November 30, 2006	$11.44	—	1.00	1.00	—		(1.30)
Period Ended November 30, 2005 (11)	$10.50	(0.06)	1.00	0.94	—		—

(1)	Total return is based on net asset value, which excludes the sales charge or contingent deferred sales charge, if applicable.

(2)	Not annualized for periods less than one year.

(3)	Ratio annualized for periods less than one year.

(4)	Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

(5)	This voluntary expense decrease is reflected in both the net expense and net investment income/(loss) ratios shown.

(6)	Per share data calculated using average shares for the period.

(7)	Represents less than $0.005.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

			Ratios to Average Net Assets				Supplemental Data
Total Distributions	Net Asset Value, End of Period	Total Return (1, 2)	Net Investment Income (3)		Net Expenses (3)	Expenses Waiver/ Reimbursement (3, 5)	Net Assets, End of Period (000's)		Portfolio Turnover Rate (4)

(3.76)	$12.81	(39.36)%	(0.12)%		1.47%	—	$1,841		143%
(6.17)	$24.92	11.35%	0.59	%(12)	1.28%	—	$4,764		113%
(0.26)	$28.53	3.06%	0.87%		1.27%	—	$5,990		120%
(0.06)	$27.94	1.59%	0.75%		1.43%	—	$5,346		6%
(0.24)	$27.56	14.08%	0.95%		1.42%	0.02%	$5,941		31%
(0.15)	$24.38	8.16%	0.48%		1.43%	0.05%	$12,445		10%

(3.75)	$12.80	(39.46)%	(0.87)%		2.22%	—	$—	(8)	143%
(6.12)	$24.93	11.16%	(0.16	)%(12)	2.03%	—	$—	(8)	113%
(0.14)	$28.53	(1.35)%	0.12%		2.02%	—	$—	(8)	120%

(3.77)	$12.85	(39.22)%	0.13%		1.22%	—	$6,909		143%
(6.24)	$24.95	11.63%	0.84	%(12)	1.03%	—	$61,858		113%
(0.33)	$28.56	3.34%	1.12%		1.02%	—	$94,099		120%
(0.08)	$27.97	1.65%	1.01%		1.18%	—	$112,720		6%
(0.33)	$27.59	14.39%	1.27%		1.15%	0.16%	$119,450		31%
(0.21)	$24.42	8.48%	0.77%		1.13%	0.35%	$136,532		10%

(0.65)	$6.57	(37.35)%	—		1.43%	—	$10,257		63%
(0.44)	$11.16	4.58%	0.08%		1.31%	—	$56,249		66%
(1.30)	$11.10	9.75%	—		1.30%	—	$75,786		33%
(2.58)	$11.43	11.93%	(0.44)%		1.25%	0.05%	$89,810		68%
(0.83)	$12.73	21.76%	(0.70)%		1.38%	0.05%	$106,222		23%

(0.65)	$6.29	(38.01)%	(0.75)%		2.18%	—	$312		63%
(0.44)	$10.82	3.83%	(0.67)%		2.06%	—	$930		66%
(1.30)	$10.85	9.13%	(0.75)%		2.05%	—	$1,274		33%
(2.58)	$11.26	11.38%	(1.19)%		2.00%	0.05%	$848		68%
(0.83)	$12.63	21.00%	(1.13)%		1.81%	0.05%	$384		23%

(0.71)	$6.59	(37.15)%	0.25%		1.18%	—	$23,129		63%
(0.44)	$11.22	4.75%	0.33%		1.06%	—	$17,011		66%
(1.30)	$11.14	10.03%	0.25%		1.05%	—	$134		33%
—	$11.44	8.95%	(0.19)%		1.00%	0.05%	$140		68%

(8)	Represents less than $1,000.

(9)	For the period September 1, 2005 to November 30, 2005.

(10)	From the commencement of investment operations on April 3, 2006.

(11)	From the commencement of investment operations on May 10, 2005.

(12)	Net investment income includes a one-time special cash dividend of $21.50 per share of Florida East Coast Industries, Inc. Excluding this dividend, the net investment income ratio to average net assets would have been 0.15%, (0.60)% and 0.40% for Class A Shares, Class C Shares and Class I Shares, respectively.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

FINANCIAL HIGHLIGHTS

SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD INDICATED:

	Net Asset Value, Beginning of Period	Net Investment Income/(Loss)		Net Realized and Unrealized Gains/(Losses) on Investments	Total From Investment Operations	Dividends from Net Investment Income	Distributions from Capital Gains
Value Fund
Class A Shares
Year Ended November 30, 2008	$20.56	0.17		(8.06)	(7.89)	(0.17)	(0.27)
Year Ended November 30, 2007	$17.76	0.20		2.79	2.99	(0.19)	—
Year Ended November 30, 2006	$16.23	0.13		1.52	1.65	(0.12)	—
Year Ended November 30, 2005	$14.40	0.15		1.86	2.01	(0.18)	—
Year Ended November 30, 2004	$13.13	0.12		1.23	1.35	(0.08)	—

Value Fund
Class C Shares
Year Ended November 30, 2008	$20.53	—		(8.03)	(8.03)	—	(0.27)
Year Ended November 30, 2007	$17.68	0.01		2.84	2.85	—	—
Year Ended November 30, 2006	$16.16	0.01		1.51	1.52	—	—
Year Ended November 30, 2005	$14.33	0.04		1.86	1.90	(0.07)	—
Year Ended November 30, 2004	$13.13	0.08		1.16	1.24	(0.04)	—

Value Fund
Class I Shares
Year Ended November 30, 2008	$20.56	0.22		(8.07)	(7.85)	(0.22)	(0.27)
Year Ended November 30, 2007	$17.76	0.25		2.79	3.04	(0.24)	—
Year Ended November 30, 2006	$16.26	0.20		1.49	1.69	(0.19)	—
Year Ended November 30, 2005	$14.42	0.18		1.87	2.05	(0.21)	—
Period Ended November 30, 2004 (7)	$13.69	0.07		0.70	0.77	(0.04)	—

Balanced Fund
Class A Shares
Year Ended November 30, 2008	$17.57	0.22		(3.54)	(3.32)	(0.20)	(1.50)
Year Ended November 30, 2007	$16.47	0.20		1.60	1.80	(0.20)	(0.50)
Year Ended November 30, 2006	$15.40	0.19		1.10	1.29	(0.19)	(0.03)
Year Ended November 30, 2005	$13.97	0.16		1.46	1.62	(0.19)	—
Year Ended November 30, 2004	$13.54	0.22	(6)	0.40	0.62	(0.19)	—

Balanced Fund
Class C Shares
Year Ended November 30, 2008	$17.56	0.09		(3.52)	(3.43)	(0.07)	(1.50)
Year Ended November 30, 2007	$16.46	0.08		1.60	1.68	(0.08)	(0.50)
Year Ended November 30, 2006	$15.38	0.06		1.11	1.17	(0.06)	(0.03)
Year Ended November 30, 2005	$13.95	0.06		1.46	1.52	(0.09)	—
Year Ended November 30, 2004	$13.54	0.13	(6)	0.39	0.52	(0.11)	—

Balanced Fund
Class I Shares
Year Ended November 30, 2008	$17.60	0.26		(3.54)	(3.28)	(0.25)	(1.50)
Year Ended November 30, 2007	$16.49	0.24		1.61	1.85	(0.24)	(0.50)
Year Ended November 30, 2006	$15.42	0.23		1.10	1.33	(0.23)	(0.03)
Period Ended November 30, 2005 (8)	$15.15	0.01		0.30	0.31	(0.04)	—

(1)	Total return is based on net asset value, which excludes the sales charge or contingent deferred sales charge, if applicable.

(2)	Not annualized for periods less than one year.

(3)	Ratio annualized for periods less than one year.

(4)	Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

(5)	This voluntary expense decrease is reflected in both the net expense and net investment income/(loss) ratios shown.

(6)	Per share data calculated using average shares for the period.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

			Ratios to Average Net Assets				Supplemental Data
Total Distributions	Net Asset Value, End of Period	Total Return (1, 2)	Net Investment Income (3)		Net Expenses (3)	Expenses Waiver/ Reimbursement (3, 5)	Net Assets, End of Period (000's)	Portfolio Turnover Rate (4)

(0.44)	$12.23	(39.17)%	0.92%		1.26%	—	$43,546	182%
(0.19)	$20.56	16.93%	1.03	%(9)	1.22%	—	$230,288	89%
(0.12)	$17.76	10.19%	0.73%		1.23%	—	$250,627	72%
(0.18)	$16.23	14.05%	0.97%		1.25%	0.05%	$224,301	58%
(0.08)	$14.40	10.29%	0.92%		1.29%	0.05%	$169,772	59%

(0.27)	$12.23	(39.64)%	0.17%		2.01%	—	$1,129	182%
—	$20.53	16.12%	0.28	%(9)	1.97%	—	$2,734	89%
—	$17.68	9.41%	(0.02)%		1.98%	—	$2,633	72%
(0.07)	$16.16	13.31%	0.22%		2.00%	0.05%	$2,255	58%
(0.04)	$14.33	9.45%	0.18%		2.00%	0.05%	$2,056	59%

(0.49)	$12.22	(39.04)%	1.17%		1.01%	—	$111,079	182%
(0.24)	$20.56	17.23%	1.28	%(9)	0.97%	—	$32,079	89%
(0.19)	$17.76	10.46%	0.98%		0.98%	—	$1,088	72%
(0.21)	$16.26	14.31%	1.22%		1.00%	0.05%	$806	58%
0.04	$14.42	5.63%	1.16%		1.02%	0.05%	$531	59%

(1.70)	$12.55	(20.78)%	1.37%		1.33%	—	$25,532	40%
(0.70)	$17.57	11.36%	1.19%		1.25%	—	$166,421	34%
(0.22)	$16.47	8.51%	1.23%		1.28%	—	$176,281	29%
(0.19)	$15.40	11.72%	1.16%		1.28%	0.05%	$127,954	22%
(0.19)	$13.97	4.63%	1.62%		1.33%	0.05%	$117,968	79%

(1.57)	$12.56	(21.34)%	0.62%		2.08%	—	$2,395	40%
(0.58)	$17.56	10.54%	0.44%		2.00%	—	$7,097	34%
(0.09)	$16.46	7.69%	0.48%		2.03%	—	$932	29%
(0.09)	$15.38	10.96%	0.41%		2.03%	0.05%	$1,382	22%
(0.11)	$13.95	3.86%	0.92%		2.08%	0.05%	$2,084	79%

(1.75)	$12.57	(20.58)%	1.62%		1.08%	—	$99,824	40%
(0.74)	$17.60	11.69%	1.44%		1.00%	—	$250	34%
(0.26)	$16.49	8.76%	1.48%		1.03%	—	$561	29%
(0.04)	$15.42	2.06%	1.41%		1.03%	0.05%	$47,565	22%

(7)	From the commencement of investment operations on June 16, 2004.

(8)	From the commencement of investment operations on September 1, 2005.

(9)	Net investment income includes a one-time special cash dividend of $21.50 per share of Florida East Coast Industries, Inc. Excluding this dividend, the net investment income ratio to average net assets would have been 0.90%, 0.15% and 1.15% for Class A Shares, Class C Shares and Class I Shares, respectively.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

FINANCIAL HIGHLIGHTS

SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD INDICATED:

	Net Asset Value, Beginning of Period	Net Investment Income	Net Realized and Unrealized Gains/(Losses) on Investments	Total From Investment Operations	Dividends from Net Investment Income	Distributions from Capital Gains
Fixed Income Fund
Class A Shares
Year Ended November 30, 2008	$9.55	0.40	(0.90)	(0.50)	(0.40)	—
Year Ended November 30, 2007	$10.24	0.48	(0.68)	(0.20)	(0.49)	—
Year Ended November 30, 2006	$10.23	0.47	0.02	0.49	(0.48)	—
Year Ended November 30, 2005	$10.54	0.39	(0.31)	0.08	(0.39)	—
Year Ended November 30, 2004	$11.02	0.37	(0.27)	0.10	(0.37)	(0.21)

Fixed Income Fund
Class C Shares
Year Ended November 30, 2008	$9.56	0.33	(0.91)	(0.58)	(0.33)	—
Year Ended November 30, 2007	$10.24	0.41	(0.67)	(0.26)	(0.42)	—
Year Ended November 30, 2006	$10.23	0.39	0.02	0.41	(0.40)	—
Year Ended November 30, 2005	$10.55	0.31	(0.32)	(0.01)	(0.31)	—
Year Ended November 30, 2004	$11.02	0.28	(0.25)	0.03	(0.29)	(0.21)

Fixed Income Fund
Class I Shares
Year Ended November 30, 2008	$9.55	0.42	(0.90)	(0.48)	(0.42)	—
Year Ended November 30, 2007	$10.24	0.50	(0.68)	(0.18)	(0.51)	—
Year Ended November 30, 2006	$10.23	0.49	0.02	0.51	(0.50)	—
Period Ended November 30, 2005 (8)	$10.40	0.13	(0.17)	(0.04)	(0.13)	—

Limited Maturity Fixed Income Fund
Class A Shares
Year Ended November 30, 2008	$8.75	0.32	(0.92)	(0.60)	(0.33)	—
Year Ended November 30, 2007	$9.69	0.41	(0.90)	(0.49)	(0.45)	—
Year Ended November 30, 2006	$9.65	0.35	0.04	0.39	(0.35)	—
Year Ended November 30, 2005	$9.84	0.29	(0.18)	0.11	(0.30)	—
Year Ended November 30, 2004	$10.11	0.27	(0.27)	— (6)	(0.27)	—

Limited Maturity Fixed Income Fund
Class C Shares
Year Ended November 30, 2008	$8.75	0.26	(0.92)	(0.66)	(0.27)	—
Year Ended November 30, 2007	$9.69	0.34	(0.90)	(0.56)	(0.38)	—
Year Ended November 30, 2006	$9.65	0.28	0.04	0.32	(0.28)	—
Year Ended November 30, 2005	$9.84	0.22	(0.18)	0.04	(0.23)	—
Year Ended November 30, 2004	$10.11	0.20	(0.28)	(0.08)	(0.19)	—

Limited Maturity Fixed Income Fund
Class I Shares
Year Ended November 30, 2008	$8.75	0.31	(0.92)	(0.61)	(0.32)	—
Year Ended November 30, 2007	$9.69	0.44	(0.90)	(0.46)	(0.48)	—
Year Ended November 30, 2006	$9.64	0.34	0.05	0.39	(0.34)	—
Period Ended November 30, 2005 (9)	$9.74	0.07	(0.08)	(0.01)	(0.08)	—

(1)	Total return is based on net asset value, which excludes the sales charge or contingent deferred sales charge, if applicable.

(2)	Not annualized for periods less than one year.

(3)	Ratio annualized for periods less than one year.

(4)	Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

(5)	This voluntary expense decrease is reflected in both the net expense and net investment income/(loss) ratios shown.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

			Ratios to Average Net Assets			Supplemental Data
Total Distributions	Net Asset Value, End of Period	Total Return (1, 2)	Net Investment Income (3)	Net Expenses (3)	Expenses Waiver/ Reimbursement (3, 5)	Net Assets, End of Period (000's)		Portfolio Turnover Rate (4)

(0.40)	$8.65	(5.42)%	4.27%	1.01%	—	$59,139		13%
(0.49)	$9.55	(2.01)%	4.92%	1.00%	—	$133,830		58%
(0.48)	$10.24	4.91%	4.56%	1.00%	—	$214,897		44%
(0.39)	$10.23	0.75%	3.67%	0.97%	0.25%	$231,426		39%
(0.58)	$10.54	0.87%	3.44%	0.97%	0.25%	$265,532		116%

(0.33)	$8.65	(6.22)%	3.52%	1.76%	—	$1,427		13%
(0.42)	$9.56	(2.64)%	4.17%	1.75%	—	$3,096		58%
(0.40)	$10.24	4.13%	3.81%	1.75%	—	$2,750		44%
(0.31)	$10.23	(0.10)%	2.92%	1.72%	0.25%	$2,469		39%
(0.50)	$10.55	0.12%	2.63%	1.72%	0.25%	$2,531		116%

(0.42)	$8.65	(5.18)%	4.52%	0.76%	—	$65,438		13%
(0.51)	$9.55	(1.76)%	5.17%	0.75%	—	$45,432		58%
(0.50)	$10.24	5.17%	4.81%	0.75%	—	$54,057		44%
(0.13)	$10.23	(0.41)%	3.92%	0.72%	0.25%	$77,969		39%

(0.33)	$7.82	(7.01)%	3.57%	1.04%	0.84%	$3,880		32%
(0.45)	$8.75	(5.24)%	4.23%	0.96%	0.15%	$20,747		19%
(0.35)	$9.69	4.15%	3.59%	1.00%	0.06%	$52,023		83%
(0.30)	$9.65	1.19%	3.01%	0.96%	0.30%	$67,475		42%
(0.27)	$9.84	(0.02)%	2.23%	0.97%	0.23%	$110,249		144%

(0.27)	$7.82	(7.71)%	2.82%	1.79%	0.84%	$284		32%
(0.38)	$8.75	(5.95)%	3.48%	1.71%	0.15%	$1,466		19%
(0.28)	$9.69	3.37%	2.84%	1.75%	0.06%	$406		83%
(0.23)	$9.65	0.43%	2.26%	1.71%	0.30%	$502		42%
(0.19)	$9.84	(0.77)%	1.41%	1.72%	0.23%	$843		144%

(0.32)	$7.82	(7.08)%	3.82%	0.79%	0.84%	$69		32%
(0.48)	$8.75	(4.91)%	4.48%	0.71%	0.15%	$—	(7)	19%
(0.34)	$9.69	4.18%	3.84%	0.75%	0.06%	$—	(7)	83%
(0.08)	$9.64	(0.19)%	3.26%	0.71%	0.30%	$—	(7)	42%

(6)	Represents less than $0.005.

(7)	Represents less than $1,000.

(8)	From the commencement of investment operations on August 14, 2005.

(9)	From the commencement of investment operations on September 1, 2005.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

FINANCIAL HIGHLIGHTS

SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD INDICATED:

	Net Asset Value, Beginning of Period	Net Investment Income	Net Realized and Unrealized Gains/(Losses) on Investments	Total From Investment Operations	Dividends from Net Investment Income	Distributions from Capital Gains
Intermediate Tax Exempt Bond Fund
Class A Shares
Year Ended November 30, 2008	$9.51	0.29	(0.07)	0.22	(0.29)	(0.01)
Year Ended November 30, 2007	$9.54	0.31	(0.04)	0.27	(0.30)	—
Year Ended November 30, 2006	$9.52	0.31	0.03	0.34	(0.31)	(0.01)
Year Ended November 30, 2005	$9.77	0.30	(0.19)	0.11	(0.30)	(0.06)
Period Ended November 30, 2004 (7)	$10.00	0.25	(0.23)	0.02	(0.25)	—

Intermediate Tax Exempt Bond Fund
Class C Shares
Year Ended November 30, 2008	$9.52	0.22	(0.08)	0.14	(0.22)	(0.01)
Year Ended November 30, 2007	$9.55	0.26	(0.04)	0.22	(0.25)	—
Year Ended November 30, 2006	$9.54	0.34	0.02	0.36	(0.34)	(0.01)
Year Ended November 30, 2005	$9.77	0.26	(0.17)	0.09	(0.26)	(0.06)
Period Ended November 30, 2004 (7)	$10.00	0.20	(0.23)	(0.03)	(0.20)	—

Intermediate Tax Exempt Bond Fund
Class I Shares
Year Ended November 30, 2008	$9.50	0.32	(0.06)	0.26	(0.32)	(0.01)
Year Ended November 30, 2007	$9.54	0.33	(0.05)	0.28	(0.32)	—
Year Ended November 30, 2006	$9.52	0.34	0.03	0.37	(0.34)	(0.01)
Year Ended November 30, 2005	$9.77	0.32	(0.19)	0.13	(0.32)	(0.06)
Period Ended November 30, 2004 (7)	$10.00	0.22	(0.23)	(0.01)	(0.22)	—

(1)	Total return is based on net asset value, which excludes the sales charge or contingent deferred sales charge, if applicable.

(2)	Not annualized for periods less than one year.

(3)	Ratio annualized for periods less than one year.

(4)	Portfolio turnover rate is calculated on the basis of the Fund as a whole without distinguishing between classes of shares issued.

(5)	This voluntary expense decrease is reflected in both the net expense and net investment income/(loss) ratios shown.

(6)	Represents less than $1,000.

(7)	From the commencement of investment operations on February 9, 2004.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

			Ratios to Average Net Assets			Supplemental Data
Total Distributions	Net Asset Value, End of Period	Total Return (1, 2)	Net Investment Income (3)	Net Expenses (3)	Expenses Waiver/ Reimbursement (3, 5)	Net Assets, End of Period (000's)		Portfolio Turnover Rate (4)

(0.30)	$9.43	2.40%	3.13%	0.93%	—	$21,119		6%
(0.30)	$9.51	2.90%	3.22%	0.86%	—	$46,586		15%
(0.32)	$9.54	3.66%	3.30%	0.80%	—	$45,782		11%
(0.36)	$9.52	1.07%	3.03%	0.77%	0.30%	$52,670		16%
(0.25)	$9.77	0.22%	3.18%	0.63%	0.50%	$68,531		19%

(0.23)	$9.43	1.53%	2.38%	1.68%	—	$315		6%
(0.25)	$9.52	2.30%	2.47%	1.61%	—	$3,196		15%
(0.35)	$9.55	3.84%	2.55%	1.55%	—	$—	(6)	11%
(0.32)	$9.54	0.95%	2.43%	1.37%	0.45%	$—	(6)	16%
(0.20)	$9.77	(0.27)%	2.58%	1.23%	0.50%	$—	(6)	19%

(0.33)	$9.43	2.76%	3.38%	0.68%	—	$5,034		6%
(0.32)	$9.50	3.05%	3.47%	0.61%	—	$4,920		15%
(0.35)	$9.54	3.94%	3.55%	0.55%	—	$6,922		11%
(0.38)	$9.52	1.33%	3.28%	0.52%	0.30%	$8,769		16%
(0.22)	$9.77	(0.04)%	3.43%	0.38%	0.50%	$326		19%

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

FINANCIAL HIGHLIGHTS

SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT THE PERIOD INDICATED:

	Net Asset Value, Beginning of Period	Net Investment Income		Net Realized and Unrealized Gains/(Losses) on Investments		Total From Investment Operations		Dividends from Net Investment Income	Net Realized and Unrealized Gains/(Losses) on Investments
Treasury Money Market Fund
Class A Shares
Year Ended November 30, 2008	$1.00	0.01		—		0.01		(0.01)	—	(5)
Year Ended November 30, 2007	$1.00	0.04		—		0.04		(0.04)	—
Year Ended November 30, 2006	$1.00	0.04		—		0.04		(0.04)	—
Year Ended November 30, 2005	$1.00	0.02		—		0.02		(0.02)	—
Year Ended November 30, 2004	$1.00	0.01		—		0.01		(0.01)	—

Treasury Money Market Fund
Class I Shares
Year Ended November 30, 2008	$1.00	0.02		—		0.02		(0.02)	—	(5)
Year Ended November 30, 2007	$1.00	0.04		—		0.04		(0.04)	—
Period Ended November 30, 2006 (7)	$1.00	0.03		—		0.03		(0.03)	—

Money Market Fund
Class A Shares
Year Ended November 30, 2008	$1.00	0.02		—		0.02		(0.02)	—
Year Ended November 30, 2007	$1.00	0.04		—		0.04		(0.04)	—
Year Ended November 30, 2006	$1.00	0.04		—	(5)	0.04		(0.04)	—
Period Ended November 30, 2005 (8)	$1.00	0.01		—	(5)	0.01		(0.01)	—
Year Ended August 31, 2005	$1.00	0.02		—	(5)	0.02		(0.02)	—
Year Ended August 31, 2004	$1.00	—	(5)	—	(5)	—	(5)	— (5)	—

Money Market Fund
Class I Shares
Year Ended November 30, 2008	$1.00	0.02		—		0.02		(0.02)	—
Year Ended November 30, 2007	$1.00	0.05		—		0.05		(0.05)	—
Year Ended November 30, 2006	$1.00	0.04		—	(5)	0.04		(0.04)	—
Period Ended November 30, 2005 (8)	$1.00	0.01		—	(5)	0.01		(0.01)	—
Year Ended August 31, 2005	$1.00	0.02		—	(5)	0.02		(0.02)	—
Year Ended August 31, 2004	$1.00	0.01		—	(5)	0.01		(0.01)	—

(1)	Total return is based on net asset value, which excludes the sales charge or contingent deferred sales charge, if applicable.

(2)	Not annualized for periods less than one year.

(3)	Ratio annualized for periods less than one year.

(4)	This voluntary expense decrease is reflected in both the net expense and net investment income/(loss) ratios shown.

(5)	Represents less than $0.005.

(6)	Represents less than $1,000.

(7)	From the commencement of investment operations on April 3, 2006.

(8)	For the period September 1, 2005 to November 30, 2005.

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

			Ratios to Average Net Assets			Supplemental Data
Total Distributions	Net Asset Value, End of Period	Total Return (1, 2)	Net Investment Income (3)	Net Expenses (3)	Expenses Waiver/ Reimbursement (3, 4)	Net Assets, End of Period (000's)

(0.01)	$1.00	1.35%	1.39%	0.65%	—	$973,252
(0.04)	$1.00	4.21%	4.11%	0.64%	—	$1,256,827
(0.04)	$1.00	4.10%	4.03%	0.60%	0.04%	$1,086,552
(0.02)	$1.00	2.25%	2.19%	0.62%	0.30%	$827,861
(0.01)	$1.00	0.54%	0.55%	0.64%	0.29%	$861,369

(0.02)	$1.00	1.61%	1.64%	0.40%	—	$7,047
(0.04)	$1.00	4.24%	4.36%	0.39%	—	$1,444
(0.03)	$1.00	2.67%	4.03%	0.35%	0.04%	$—	(6)

(0.02)	$1.00	2.26%	2.36%	0.70%	—	$91,466
(0.04)	$1.00	4.56%	4.41%	0.74%	—	$136,165
(0.04)	$1.00	4.03%	3.97%	0.82%	—	$76,215
(0.01)	$1.00	0.80%	2.94%	0.85%	0.15%	$78,491
(0.02)	$1.00	1.55%	1.45%	1.06%	0.17%	$42,404
— (5)	$1.00	0.20%	0.19%	1.12%	0.19%	$68,301

(0.02)	$1.00	2.52%	2.61%	0.45%	—	$11,766
(0.05)	$1.00	4.82%	4.66%	0.49%	—	$11,834
(0.04)	$1.00	4.29%	4.22%	0.57%	—	$12,915
(0.01)	$1.00	0.74%	3.21%	0.60%	0.15%	$39,382
(0.02)	$1.00	2.06%	1.92%	0.55%	0.31%	$37,575
(0.01)	$1.00	0.70%	0.70%	0.62%	0.44%	$120,022

The Notes to the Financial Statements are an integral part of, and should be read in conjunction with, the Financial Statements.

REGIONS MORGAN KEEGAN SELECT FUNDS

NOTES TO THE FINANCIAL STATEMENTS

1	Organization

Regions Morgan Keegan Select Funds (the “Trust”) was organized as a Massachusetts business trust under a Declaration of Trust dated October 15, 1991. The Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Trust consists of eleven portfolios, each with its own investment objective. The accompanying financial statements are for Regions Morgan Keegan Select Mid Cap Growth Fund, Regions Morgan Keegan Select Growth Fund, Regions Morgan Keegan Select Core Equity Fund, Regions Morgan Keegan Select Mid Cap Value Fund, Regions Morgan Keegan Select Value Fund, Regions Morgan Keegan Select Balanced Fund, Regions Morgan Keegan Select Fixed Income Fund, Regions Morgan Keegan Select Limited Maturity Fixed Income Fund, Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund, Regions Morgan Keegan Select Treasury Money Market Fund and Regions Morgan Keegan Select Money Market Fund (each a “Fund” and, collectively, the “Funds”). All Funds, excluding Regions Morgan Keegan Select Treasury Money Market Fund and Regions Morgan Keegan Select Money Market Fund, are referred to as the “Variable Funds”. Regions Morgan Keegan Select Treasury Money Market Fund and Regions Morgan Keegan Select Money Market Fund are referred to as the “Money Market Funds”.

The Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value) for each class of shares. The Variable Funds offer Class A Shares, Class C Shares and Class I Shares, while the Money Market Funds offer Class A Shares and Class I Shares.

Each class of shares in each Fund has identical rights and privileges except with respect to fees paid under the Fund’s distribution plan, shareholder services plan and voting rights on matters affecting a single class of shares. Class A Shares of the Variable Funds are sold at net asset value (“NAV”) plus the applicable front-end sales charge. The sales charge varies depending on the amount purchased. Purchases of Class A Shares of the Variable Funds of $1 million or more are sold at NAV and have a 1% contingent deferred sales charge (“CDSC”) if the shares are redeemed within one year of purchase. Class A Shares of the Money Market Funds are sold at NAV and are not subject to a CDSC. Class C Shares and Class I Shares of the Funds are sold without a sales charge at NAV per share. Class C Shares of the Variable Funds have a 1% CDSC if shares are redeemed within one year of purchase. Class I Shares are available only to a limited group of investors at the discretion of the Funds through special programs like employer-sponsored retirement plans, advisory accounts of the investment adviser and certain programs available through brokers, like wrap accounts. These programs usually involve special conditions and separate fees. The assets of each Fund of the Trust are segregated and a shareholder’s interest is limited to the Fund in which shares are held.

Under the Trust’s organizational documents, its officers and trustees are indemnified against certain liabilities arising out of the performance of their duties to the Funds. In addition, in the normal course of business, the Trust on behalf of the Funds enters into contracts with vendors and others that provide for general indemnifications. The Funds’ maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Funds. Thus, an estimate of the financial impact, if any, of these arrangements cannot be made at this time.

2	Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Funds in the preparation of their financial statements. These policies are in conformity with accounting principles generally accepted in the United States (“GAAP”).

Investment Valuations—Investments in securities listed or traded on a securities exchange are valued at the last quoted sale price on the exchange where the security is primarily traded as of the close of business on the New York Stock Exchange, usually 4:00 p.m. Eastern Time, on the valuation date. Equity securities traded on the Nasdaq Stock Market are valued at the Nasdaq Official Closing Price (“NOCP”) provided by Nasdaq each business day. The NOCP is the most recently reported price as of 4:00:02 p.m. Eastern Time, unless that price is outside the range of the “inside” bid and asked price (i.e., the bid and asked prices that dealers quote to each other when trading for their own accounts); in that case, Nasdaq will adjust the price to equal the inside bid or asked price, whichever is closer. Because of delays in

REGIONS MORGAN KEEGAN SELECT FUNDS

reporting trades, the NOCP may not be the last trade to occur before the market closes. Securities traded in the over-the-counter market and listed securities for which no sales were reported for that date are valued at the last quoted bid price.

Equity and debt securities issued in private placements are valued on the bid side by a primary market dealer. Long-term debt securities (including U.S. government securities, listed corporate bonds, other debt and asset-backed securities, and unlisted securities and private placement securities) are generally valued at the latest price furnished by an independent pricing service or primary market dealer. Short-term debt securities with remaining maturities of more than 60 days for which market quotations are readily available are valued by an independent pricing service or primary market dealer. Short-term debt securities with remaining maturities of 60 days or less are valued at cost with interest accrued or discount accreted to the date of maturity, unless such valuation, in the judgment of Morgan Asset Management, Inc. (the “Adviser”)’s Valuation Committee, does not represent fair value.

Investments in open-end registered investment companies, if any, are valued at NAV as reported by those investment companies. Foreign securities denominated in foreign currencies, if any, are translated from the local currency into U.S. dollars using current exchange rates.

In accordance with Rule 2a-7 under the 1940 Act, investments of the Money Market Funds are valued at amortized cost, which approximates market value. Under the amortized cost method, discount or premium is amortized on a constant basis to the maturity of the security.

Investments for which market quotations are not readily available, or if available quotations are not believed to be reflective of fair value, are valued at fair value as determined by the Adviser’s Valuation Committee using procedures established by and under the supervision of the Trust’s Board of Trustees. The values assigned to fair valued investments are based on available information and do not necessarily represent amounts that might ultimately be realized, since such amounts depend on future developments inherent in long-term investments. Further, because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the investments existed, and the differences could be material.

A Fund may use the fair value of a security to calculate its NAV when, for example, (1) a portfolio security is not traded in a public market or the principal market in which the security trades is closed, (2) trading in a portfolio security is suspended and not resumed prior to the normal market close, (3) a portfolio security is not traded in significant volume for a substantial period, or (4) the Adviser determines that the quotation or price for a portfolio security provided by a dealer or independent pricing services is inaccurate.

Among the more specific factors that are considered by the Valuation Committee in determining the fair value of a security are: (1) type of security; (2) financial statements of the issuer; (3) cost at date of purchase (generally used for initial valuation); (4) size of the Fund’s holding; (5) for restricted securities, the discount from market value of unrestricted securities of the same class at the time of purchase; (6) the existence of a shelf registration for restricted securities; (7) information as to any transactions or offers with respect to the security; (8) special reports prepared by analysts; (9) the existence of merger proposals, tender offers or similar events affecting the security; (10) the price and extent of public trading in similar securities of the issuer or comparable companies; (11) the fundamental analytical data relating to the investment; (12) the nature and duration of restrictions on disposition of the securities; and (13) evaluation of the forces which influence the market in which these securities are purchased and sold.

There can be no assurance that a Fund could purchase or sell a portfolio security at the price used to calculate the Fund’s NAV. Changes in the fair valuation of portfolio securities may be less frequent and of greater magnitude than changes in the price of portfolio securities valued at their last sale price, by an independent pricing service, or based on market quotations.

The Funds have adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157"). In accordance with FAS 157, “fair value” is defined as the price that a Fund would receive upon selling an investment in an orderly transaction to an independent buyer in the principal or most

REGIONS MORGAN KEEGAN SELECT FUNDS

advantageous market for the investment. Various inputs are used in determining the value of a Fund’s investments. FAS 157 establishes a three-tier hierarchy of inputs to establish a classification of fair value measurements for disclosure purposes. The three-tier hierarchy of inputs is summarized in the three broad Levels listed below.

■	Level 1—quoted prices in active markets for identical investments;

■	Level 2—inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active;

■	Level 3—significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments).

Inputs are used in applying the various valuation techniques and broadly refer to the assumptions that market participants use to make valuation decisions, including assumptions about risk. Inputs may include price information, volatility statistics, specific and broad credit data, liquidity statistics, and other factors. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by the Funds. The Funds consider observable data to be that market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by independent sources that are actively involved in the relevant market. The categorization of a financial instrument within the hierarchy is based upon the pricing transparency of the instrument and does not necessarily correspond to the Funds’ perceived risk of that instrument.

Investments whose values are based on quoted market prices in active markets, and are therefore classified within Level 1, include active listed equities, certain U.S. government obligations, and certain money market securities. Investments that trade in markets that are not considered to be active, but are valued based on quoted market prices, dealer quotations or alternative pricing sources supported by observable inputs are classified within Level 2. These include certain U.S. government and sovereign obligations, most government agency securities, investment-grade corporate bonds, certain mortgage products, state, municipal and provincial obligations. Investments classified within Level 3 have significant unobservable inputs, as they trade infrequently or not at all.

The following is a summary of the inputs used to value the Fund’s investments as of November 30, 2008:

	Investments in Securities
Valuation Inputs	Mid Cap Growth Fund		Growth Fund		Core Equity Fund	Mid Cap Value Fund
Level 1—Quoted Prices	$230,164,368	(1)	$255,756,196	(2)	$8,801,962	$33,708,673
Level 2—Other Significant Observable Inputs	34,546,558		14,879,068		—	655,647
Level 3—Significant Unobservable Inputs	—		—		—	—

Total	$264,710,926		$270,635,264		$8,801,962	$34,364,320

	Investments in Securities
Valuation Inputs	Value Fund		Balanced Fund		Fixed Income Fund	Limited Maturity Fixed Income Fund
Level 1—Quoted Prices	$163,226,241		$85,888,910	(3)	$13,754,954	$2,351,455
Level 2—Other Significant Observable Inputs	—		53,880,504		120,171,899	2,913,160
Level 3—Significant Unobservable Inputs	—		—		—	—

Total	$163,226,241		$139,769,414		$133,926,853	$5,264,615

REGIONS MORGAN KEEGAN SELECT FUNDS

	Investments in Securities
Valuation Inputs	Intermediate Tax Exempt Bond Fund	Treasury Money Market Fund	Money Market Fund
Level 1—Quoted Prices	$770,745	$92,107,880	$5,813,694
Level 2—Other Significant Observable Inputs	25,433,326	887,166,615	96,968,719
Level 3—Significant Unobservable Inputs	—	—	—

Total	$26,204,071	$979,274,495	$102,782,413

(1)	Includes written options valued at $(119,000).

(2)	Includes written options valued at $(753,000).

(3)	Includes written options valued at $(35,250).

The following is a reconciliation between the beginning and ending balances of investments in which significant unobservable inputs (Level 3) were used in determining value:

	Investments in Securities
	Fixed Income Fund	Limited Maturity Fixed Income Fund
Balance as of November 30, 2007	$1,851,290	$476,388
Net sales at cost	(950,000)	(331,055)
Realized losses	(1,050,000)	(178,451)
Change in unrealized appreciation	148,710	33,118
Accretion/(amortization)	—	—

Balance as of November 30, 2008	$—	$—

Investment Transactions and Investment Income—Securities transactions are recorded on the trade date for financial reporting purposes. Realized gains and losses from securities transactions are recorded using the identified cost basis. Dividend income is recorded on the ex-dividend date. Interest income, including amortization of premiums and accretion of discounts, is accrued on a daily basis.

Federal Income Taxes—Each Fund of the Trust is treated as a separate corporation for federal tax purposes. No provision for federal income or excise taxes is required because each Fund intends to continue to qualify each year as a regulated investment company under Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended (the “Code”), and to distribute substantially all its net investment income and net realized capital gains to its shareholders.

In July 2006, FASB released FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”), an interpretation of FASB Statement No. 109. FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the accounting and disclosure of tax positions taken or expected to be taken in the course of preparing the Fund’s tax returns to determine whether the tax positions are more likely than not to be sustained by the applicable tax authority. Tax positions not deemed to meet the more likely than not threshold would be recorded as a tax benefit or expense in the current year.

The Funds have reviewed all taxable years that are open for examination (i.e., not barred by the applicable statute of limitations) by taxing authorities of all major taxing jurisdictions, including the Internal Revenue Service. As of November 30, 2008, open taxable years consisted of the taxable years ended November 30, 2005 through November 30, 2008. No examination of any Fund is currently in progress.

Each Fund has reviewed all its open taxable years for all major taxing jurisdictions and concluded that application of FIN 48 resulted in no effect to the Fund’s financial position or results of operations. There is no tax liability resulting

REGIONS MORGAN KEEGAN SELECT FUNDS

from unrecognized tax benefits relating to uncertain income tax positions taken or expected to be taken on any Fund’s tax return for the taxable year ended November 30, 2008. The Funds also are not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months.

Expenses—Expenses directly attributable to a Fund are charged directly to that Fund, while expenses which are attributable to more than one Fund of the Trust are allocated among the respective Funds based upon relative net assets. Expenses directly attributable to a class of shares are charged directly to that class.

Class Allocations—The investment income, fees and expenses (other than class specific fees and expenses) and realized and unrealized gains and losses of a Fund are allocated to each class of shares based upon their relative net assets or another appropriate basis on the date the income is earned or the expenses and realized and unrealized gains and losses are incurred.

Dividends and Other Distributions to Shareholders—Each Fund pays dividends to its shareholders from its net investment income. Dividends for Regions Morgan Keegan Select Mid Cap Growth Fund, Regions Morgan Keegan Select Growth Fund, Regions Morgan Keegan Select Core Equity Fund, Regions Morgan Keegan Select Mid Cap Value Fund, Regions Morgan Keegan Select Value Fund and Regions Morgan Keegan Select Balanced Fund, if any, are declared and paid quarterly, while dividends for all other Funds are declared daily and paid monthly. Each Fund also pays distributions at least annually from its net realized capital gains, if any. Dividends are declared separately for each share class. No share class has preferential dividend rights; differences in per share dividend rates are generally due to differences in class-specific fees and expenses. Dividends and other distributions to shareholders are recorded on the ex-distribution date. The tax composition of each Fund’s distributions for each calendar year is reported on IRS Form 1099-DIV.

The amounts of dividends from net investment income and distributions from net realized capital gains are determined in accordance with federal income tax regulations, which may differ from GAAP. These “book/tax” differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature (e.g., reclassification of market discounts, net operating losses, paydowns and distributions), they are reclassified within the composition of net assets based on their federal tax treatment; temporary differences do not require reclassification. To the extent distributions from net investment income and net realized capital gains exceed such income and capital gains for tax purposes, they are reported as return of capital.

Restricted Securities—The Variable Funds may purchase investment securities which are unregistered and thus restricted as to resale. These securities, if any, are valued by the Variable Funds after giving due consideration to pertinent factors including recent private sales, market conditions and the issuer’s financial performance. Where future disposition of these securities requires registration under the Securities Act of 1933, the Variable Funds have the right to include these securities in such registration, generally without cost to the Funds. The Variable Funds have no right to require registration of unregistered securities. At November 30, 2008, the Variable Funds did not own any restricted securities.

Repurchase Agreements—The Funds may purchase instruments from financial institutions, such as banks and broker-dealers, subject to the seller’s agreement to repurchase them at an agreed-upon time and price (“repurchase agreement”). The Funds may invest in repurchase agreements with institutions that are deemed by the Adviser to be of good standing and creditworthy. A third party custodian bank takes possession of the underlying securities (“collateral”) of a repurchase agreement, the value of which is required at all times to at least equal the principal amount of the repurchase transaction and accrued interest. In the event of counterparty default on the obligation to repurchase, each Fund has the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. However, there could be potential losses to the Funds in the event of default or bankruptcy by the counterparty to the agreement if the Funds are delayed or prevented from exercising their rights to dispose of the collateral, including the risk of possible decline in the value of the collateral during the period while the Funds seek to assert their rights.

REGIONS MORGAN KEEGAN SELECT FUNDS

Securities Lending—The Funds have established a securities lending agreement with The Bank of New York Mellon as securities lending agent in which a Fund may lend its portfolio securities to qualified borrowers in exchange for collateral consisting of either cash or U.S. government securities in an amount at least equal to the market value of the securities on loan. Cash collateral is invested in approved investments defined in the securities lending agreement. Earnings on collateral are allocated between the securities lending agent, as a fee for its services under the program, and the Funds, according to agreed-upon rates. In the event of counterparty default, a Fund may be subject to potential loss if it is delayed or prevented from exercising its right to dispose of the collateral. The Funds bear risk in the event that invested collateral is not sufficient to meet obligations due on loans. The Trust and Bank of New York Mellon have entered into a credit support agreement related to two securities owned by the Bank of New York Institutional Cash Reserves Fund which are currently in default. The Bank of New York Mellon has agreed to support one defaulted security up to 100% of its value and a second defaulted security up to 80% of its value. The approved investments for the cash collateral are valued at amortized cost or at par (which approximates fair value) with the exception of the two securities owned by the Bank of New York Institutional Cash Reserves Fund which are currently in default and are being valued at the amounts supported by the aforementioned credit support agreement.

Options Writing—When a Fund writes an option, an amount equal to the premium received by the Fund is included in the Statement of Assets and Liabilities as a liability. The amount of the liability is subsequently marked to market to reflect the current value of the option written in accordance with the Fund's policies on investment valuations discussed above. Premiums received from writing options which expire are treated as realized gains. Premiums received from writing options which are exercised or are closed are added to or offset against the proceeds or amount paid on the transaction to determine the realized gain or loss. If a put option is exercised, the premium reduces the cost basis of the securities purchased by the Fund. The Fund, as writer of an option, may have no control over whether the underlying securities may be sold (call) or purchased (put) and, as a result, bears the market risk of an unfavorable change in the price of the securities underlying the written option. Risk of loss is in excess of amounts recorded on the balance sheet.

When-Issued and Delayed Delivery Transactions—The Funds may engage in when-issued or delayed delivery transactions. The Funds record when-issued securities on the trade date and maintain security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are marked to market daily and begin earning interest on the settlement date. Losses may occur on these transactions due to changes in market conditions or the failure of counterparties to perform under the contract.

Use of Estimates—The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3	Agreements and Other Transactions with Affiliates

Investment Adviser—The Trust, on behalf of the Funds, has entered into Investment Advisory Agreements with the Adviser, a wholly owned subsidiary of MK Holding, Inc., which is a wholly owned subsidiary of Regions Financial Corporation (“Regions”). Under the terms of the agreements, the Funds are charged the following annual management fees which are calculated daily and paid monthly based on the average daily net assets of the Funds. The Adviser may voluntarily choose to waive any portion of its fee.

Fund	Annual Fee
Mid Cap Growth Fund	0.75%
Growth Fund	0.75%
Core Equity Fund	0.75%
Mid Cap Value Fund	0.75%
Value Fund	0.75%
Balanced Fund	0.75%
Fixed Income Fund	0.50%
Limited Maturity Fixed Income Fund	0.40	%(1)
Intermediate Tax Exempt Bond Fund	0.25%
Treasury Money Market Fund	0.20	%(2)
Money Market Fund	0.25%

(1)

Effective April 1, 2008, the Adviser voluntarily agreed to waive fees and reimburse expenses to the extent that the Fund’s total annual operating expenses (excluding brokerage, interest, taxes, and extraordinary expenses) exceed 1.00%, 1.75% and 0.75% of

REGIONS MORGAN KEEGAN SELECT FUNDS

net assets of Class A Shares, Class C Shares and Class I Shares, respectively, on an annualized basis for the period that the voluntary waiver is in effect. The Adviser will evaluate the continuance of this voluntary waiver at each month-end and it can terminate this voluntary waiver at any time.

(2)

In light of recent extraordinary market events, effective November 20, 2008, the Adviser has voluntarily agreed to waive fees and reimburse expenses to the extent necessary to prevent a negative yield for each class of shares of the Fund. This undertaking is voluntary and may be modified or discontinued by the Adviser at any time.

Investment Sub-Adviser to Regions Morgan Keegan Select Mid Cap Value Fund—Channing Capital Management, LLC (“CCM”) serves as the sub-adviser to Regions Morgan Keegan Select Mid Cap Value Fund pursuant to an Investment Sub-advisory Agreement with the Adviser and the Trust on behalf of Regions Morgan Keegan Select Mid Cap Value Fund. For the services provided and the expenses assumed by CCM pursuant to the Sub-advisory Agreement, the Adviser, not the Fund, pays CCM an annual sub-advisory fee of 0.325% based on the average daily net assets of Regions Morgan Keegan Select Mid Cap Value Fund.

Administrator and Sub-Administrators—The Trust and Morgan Keegan & Company, Inc. (“Morgan Keegan”), a wholly owned subsidiary of Regions and an affiliate of the Adviser, have entered into an Administration Agreement, under which Morgan Keegan provides certain administrative personnel and services for an annual fee of 0.065% based on the average daily net assets of the Funds. Morgan Keegan also provides an employee to serve as the Funds’ Chief Compliance Officer for which Morgan Keegan receives no additional compensation from the Funds.

The Trust and Regions Bank, N.A. (“Regions Bank”) have entered into a Sub-Administrative Services Agreement under which Regions Bank provides certain administrative services for an annual fee of 0.025% of the average daily net assets of the Funds.

Fund Accountant—The Trust and Morgan Keegan have entered into a Fund Accounting Service Agreement, under which Morgan Keegan provides portfolio accounting services to the Funds for an annual fee of 0.03% based on the average daily net assets of the Funds.

Distributor—The Trust has adopted a Distribution Plan pursuant to Rule 12b-1 under the 1940 Act (“12b-1 Plan”) with respect to Class C Shares of the Variable Funds. The 12b-1 Plan compensates Morgan Keegan, the Funds’ primary Distributor, and other dealers and investment representatives for services and expenses relating to the sale and distribution of the Variable Funds’ shares. Under the Class C Shares’ 12b-1 Plan, the Trust will pay a fee at an annual rate of up to 0.75% of the average daily net assets with respect to Class C Shares of the Variable Funds.

Shareholder Services Agent—The Trust on behalf of the Funds and Morgan Keegan have entered into a Shareholder Services Agreement, under which Morgan Keegan provides certain services for shareholders and maintains shareholder accounts for an annual fee of 0.25% of the average daily net assets of the Funds’ Class A Shares and Class C Shares.

Sales Charges—Morgan Keegan received commissions on the sale of shares of the Variable Funds. During the fiscal year ended November 30, 2008, Morgan Keegan received front-end sales charges related to Class A Shares and CDSCs related to Class A Shares and Class C Shares as follows:

	Front End Sales Charges	Contingent Deferred Sales Charges
	Class A Shares	Class A Shares	Class C Shares
Mid Cap Growth Fund	$12,284	$—	$1,841
Growth Fund	1,851	—	683
Core Equity Fund	550	302	—
Mid Cap Value Fund	222	102	653
Value Fund	—	—	—
Balanced Fund	483	436	2,406
Fixed Income Fund	2	—	2,010
Limited Maturity Fixed Income Fund	656	—	1,761
Intermediate Tax Exempt Bond Fund	10	9,235	990

REGIONS MORGAN KEEGAN SELECT FUNDS

Transfer Agent and Dividend Disbursing Agent—Morgan Keegan serves as the Transfer and Dividend Disbursing Agent for the Funds. Pursuant to the Transfer Agency and Service Agreement, each Fund pays Morgan Keegan an annual base fee per share class plus a variable fee based on the number of shareholder accounts.

Custodian—Regions Bank acts as Custodian for all of the Funds. The fee is based on the level of each Fund’s average daily net assets for the period, plus out-of-pocket expenses.

Trustees and Officers—Certain of the officers and trustees of the Trust are also officers or directors of the Adviser, Morgan Keegan or Regions. Such officers and trustees of the Trust who are “interested persons” as defined in the 1940 Act receive no salary or fees from the Funds.

Prior to September 30, 2008, each trustee who is not an interested person as described above (an “Independent Trustee”) received from the Trust an annual retainer of $4,000 and a fee of $1,000 per quarterly meeting with reimbursement for related expenses for each meeting of the Board attended. Effective October 1, 2008, each Independent Trustee receives from the Trust an annual retainer of $16,000 and a fee of $3,000 per quarterly meeting with reimbursement for related expenses for each meeting of the Board attended. Each chairperson of the Independent Trustees Committee and Audit Committee receives from the Trust annual compensation of $500. An additional $1,500 is paid to the Independent Trustees for attending special Board meetings in person, and an additional $500 is paid for attending special Board meetings by telephone. For committee meetings that are not held in conjunction with a full Board meeting, an additional $1,000 is paid to the Independent Trustees for attending in-person committee meetings, and $500 is paid for attending telephonic committee meetings. No officer or trustee is entitled to receive pension or retirement benefits from the Trust.

4	Investment Transactions

During the fiscal year ended November 30, 2008, cost of purchases and proceeds from sales of investment securities (excluding short-term securities and U.S. government obligations) for each Fund were as follows:

Investment Transactions:

	Long-Term Government Securities		All Other
Fund	Purchases	Sales	Purchases	Sales
Mid Cap Growth Fund	$—	$—	$151,571,636	$118,730,171
Growth Fund	—	—	99,780,561	215,718,047
Core Equity Fund	—	—	40,941,702	88,506,305
Mid Cap Value Fund	—	—	32,355,056	50,168,981
Value Fund	—	—	386,778,250	387,736,332
Balanced Fund	—	8,593,176	60,503,291	52,758,697
Fixed Income Fund	6,919,477	23,509,480	12,661,040	30,087,674
Limited Maturity Fixed Income Fund	—	5,168,168	3,072,783	13,970,022
Intermediate Tax Exempt Bond Fund	—	—	2,146,746	30,044,832

5	Securities Lending

As of November 30, 2008, the Funds had securities on loan as follows:

Fund	Cash Received as Collateral	Value of Securities Loaned
Mid Cap Growth Fund	$48,524,300	$47,597,457
Growth Fund	21,386,127	21,077,540
Mid Cap Value Fund	684,701	664,872
Balanced Fund	12,992,960	12,848,547
Fixed Income Fund	8,564,259	8,433,857
Limited Maturity Fixed Income Fund	917,275	900,408

REGIONS MORGAN KEEGAN SELECT FUNDS

6	Option Transactions

Transactions in options written during the fiscal year ended November 30, 2008 were as follows:

Options Transactions:

	Mid Cap Growth Fund		Growth Fund
	Number of Contracts	Premiums Received	Number of Contracts	Premiums Received
Options outstanding at November 30, 2007	—	$—	—	$—
Options written	5,066	1,210,633	2,400	1,120,759
Options terminated in closing purchase transactions	(2,866)	(826,109)	(400)	(578,032)
Options expired	(1,000)	(134,499)	—	—
Options exercised	—	—	—	—

Options outstanding at November 30, 2008	1,200	$250,025	2,000	$542,727

	Core Equity		Value Fund
	Number of Contracts	Premiums Received	Number of Contracts	Premiums Received
Options outstanding at November 30, 2007	—	$—	—	$—
Options written	480	125,149	1,900	206,467
Options terminated in closing purchase transactions	(480)	(125,149)	(1,900)	(206,467)
Options expired	—	—	—	—
Options exercised	—	—	—	—

Options outstanding at November 30, 2008	—	$—	—	$—

	Balanced Fund
	Number of Contracts	Premiums Received
Options outstanding at November 30, 2007	—	$—
Options written	7,110	2,318,448
Options terminated in closing purchase transactions	(6,860)	(2,269,978)
Options expired	—	—
Options exercised	—	—

Options outstanding at November 30, 2008	250	$48,470

REGIONS MORGAN KEEGAN SELECT FUNDS

7	Capital Share Transactions

Capital share transactions for the Funds were as follows:

	Mid Cap Growth Fund
	Year Ended November 30, 2008		Year Ended November 30, 2007
Class A Shares	Shares	Dollars	Shares	Dollars
Shares sold	1,768,216	$27,436,057	1,751,324	$30,274,539
Shares issued to shareholders in payment of distributions declared	1,660,480	27,298,294	2,049,165	33,012,051
Shares redeemed	(9,879,284)	(151,508,605)	(5,956,872)	(102,124,018)

Net change resulting from Class A Share transactions	(6,450,588)	$(96,774,254)	(2,156,383)	$(38,837,428)

	Year Ended November 30, 2008		Year Ended November 30, 2007
Class C Shares	Shares	Dollars	Shares	Dollars
Shares sold	87,612	$1,274,474	257,765	$4,364,168
Shares issued to shareholders in payment of distributions declared	73,083	1,149,595	71,683	1,113,240
Shares redeemed	(247,510)	(3,480,115)	(254,865)	(4,227,362)

Net change resulting from Class C Share transactions	(86,815)	$(1,056,046)	74,583	$1,250,046

	Year Ended November 30, 2008		Year Ended November 30, 2007
Class I Shares	Shares	Dollars	Shares	Dollars
Shares sold	10,916,039	$173,674,082	3,744,398	$64,210,251
Shares issued to shareholders in payment of distributions declared	141,718	2,351,102	18,212	295,395
Shares redeemed	(2,689,450)	(39,985,786)	(410,789)	(7,443,929)

Net change resulting from Class I Share transactions	8,368,307	$136,039,398	3,351,821	$57,061,717

Net change resulting from Fund Share transactions	1,830,904	$38,209,098	1,270,021	$19,474,335

	Growth Fund
	Year Ended November 30, 2008		Year Ended November 30, 2007
Class A Shares	Shares	Dollars	Shares	Dollars
Shares sold	984,892	$18,444,042	1,651,657	$30,908,767
Shares issued to shareholders in payment of distributions declared	405,618	8,065,482	13,824	274,626
Shares redeemed	(12,116,853)	(233,794,296)	(4,739,930)	(91,478,959)

Net change resulting from Class A Share transactions	(10,726,343)	$(207,284,772)	(3,074,449)	$(60,295,566)

	Year Ended November 30, 2008		Year Ended November 30, 2007
Class C Shares	Shares	Dollars	Shares	Dollars
Shares sold	37,805	$673,516	192,416	$3,609,917
Shares issued to shareholders in payment of distributions declared	5,483	105,378	—	—
Shares redeemed	(139,339)	(2,548,060)	(120,949)	(2,253,341)

Net change resulting from Class C Share transactions	(96,051)	$(1,769,166)	71,467	$1,356,576

REGIONS MORGAN KEEGAN SELECT FUNDS

	Growth Fund, continued
	Year Ended November 30, 2008		Year Ended November 30, 2007
Class I Shares	Shares	Dollars	Shares	Dollars
Shares sold	10,400,699	$202,097,827	5,495,469	$104,046,050
Shares issued to shareholders in payment of distributions declared	72,503	1,373,374	1,304	26,318
Shares redeemed	(4,734,166)	(88,630,180)	(1,141,356)	(22,476,358)

Net change resulting from Class I Share transactions	5,739,036	$114,841,021	4,355,417	$81,596,010

Net change resulting from Fund Share transactions	(5,083,358)	$(94,212,917)	1,352,435	$22,657,020

	Core Equity Fund
	Year Ended November 30, 2008		Year Ended November 30, 2007
Class A Shares	Shares	Dollars	Shares	Dollars
Shares sold	31,796	$643,016	37,870	$928,561
Shares issued to shareholders in payment of distributions declared	28,132	591,558	46,976	1,059,997
Shares redeemed	(107,248)	(2,052,442)	(103,666)	(2,458,347)

Net change resulting from Class A Share transactions	(47,320)	$(817,868)	(18,820)	$(469,789)

	Year Ended November 30, 2008		Year Ended November 30, 2007
Class C Shares	Shares	Dollars	Shares	Dollars
Shares sold	—	$—	—	$—
Shares issued to shareholders in payment of distributions declared	1	16	1	21
Shares redeemed	—	—	—	—

Net change resulting from Class C Share transactions	1	$16	1	$21

	Year Ended November 30, 2008		Year Ended November 30, 2007
Class I Shares	Shares	Dollars	Shares	Dollars
Shares sold	121,880	$2,461,648	166,812	$3,991,787
Shares issued to shareholders in payment of distributions declared	339,029	7,164,405	522,173	11,792,542
Shares redeemed	(2,402,621)	(46,381,131)	(1,504,132)	(35,187,879)

Net change resulting from Class I Share transactions	(1,941,712)	$(36,755,078)	(815,147)	$(19,403,550)

Net change resulting from Fund Share transactions	(1,989,031)	$(37,572,930)	(833,966)	$(19,873,318)

REGIONS MORGAN KEEGAN SELECT FUNDS

	Mid Cap Value Fund
	Year Ended November 30, 2008		Year Ended November 30, 2007
Class A Shares	Shares	Dollars	Shares	Dollars
Shares sold	732,935	$7,038,561	1,411,662	$15,936,671
Shares issued to shareholders in payment of distributions declared	199,719	2,042,308	117,701	1,273,524
Shares redeemed	(4,413,669)	(42,409,189)	(3,312,708)	(36,768,194)

Net change resulting from Class A Share transactions	(3,481,015)	$(33,328,320)	(1,783,345)	$(19,557,999)

	Year Ended November 30, 2008		Year Ended November 30, 2007
Class C Shares	Shares	Dollars	Shares	Dollars
Shares sold	36,872	$347,797	100,200	$1,098,548
Shares issued to shareholders in payment of distributions declared	1,449	14,329	1,868	19,743
Shares redeemed	(74,663)	(677,797)	(133,609)	(1,466,356)

Net change resulting from Class C Share transactions	(36,342)	$(315,671)	(31,541)	$(348,065)

	Year Ended November 30, 2008		Year Ended November 30, 2007
Class I Shares	Shares	Dollars	Shares	Dollars
Shares sold	3,068,006	$30,137,950	1,610,996	$17,958,704
Shares issued to shareholders in payment of distributions declared	35,025	355,538	17	186
Shares redeemed	(1,108,529)	(10,461,963)	(107,139)	(1,221,423)

Net change resulting from Class I Share transactions	1,994,502	$20,031,525	1,503,874	$16,737,467

Net change resulting from Fund Share transactions	(1,522,855)	$(13,612,466)	(311,012)	$(3,168,597)

	Value Fund
	Year Ended November 30, 2008		Year Ended November 30, 2007
Class A Shares	Shares	Dollars	Shares	Dollars
Shares sold	801,720	$14,834,820	646,271	$12,172,657
Shares issued to shareholders in payment of distributions declared	136,724	2,729,019	82,085	1,540,871
Shares redeemed	(8,577,541)	(169,021,086)	(3,641,802)	(67,356,298)

Net change resulting from Class A Share transactions	(7,639,097)	$(151,457,247)	(2,913,446)	$(53,642,770)

	Year Ended November 30, 2008		Year Ended November 30, 2007
Class C Shares	Shares	Dollars	Shares	Dollars
Shares sold	22,106	$413,241	81,218	$1,507,291
Shares issued to shareholders in payment of distributions declared	1,169	23,586	—	—
Shares redeemed	(64,148)	(1,181,605)	(96,991)	(1,786,632)

Net change resulting from Class C Share transactions	(40,873)	$(744,778)	(15,773)	$(279,341)

REGIONS MORGAN KEEGAN SELECT FUNDS

	Value Fund, continued
	Year Ended November 30, 2008		Year Ended November 30, 2007
Class I Shares	Shares	Dollars	Shares	Dollars
Shares sold	9,662,597	$188,227,158	1,721,958	$31,741,194
Shares issued to shareholders in payment of distributions declared	71,008	1,216,581	1,226	24,139
Shares redeemed	(2,202,809)	(39,457,655)	(224,344)	(4,408,035)

Net change resulting from Class I Share transactions	7,530,796	$149,986,084	1,498,840	$27,357,298

Net change resulting from Fund Share transactions	(149,174)	$(2,215,941)	(1,430,379)	$(26,564,813)

	Balanced Fund
	Year Ended November 30, 2008		Year Ended November 30, 2007
Class A Shares	Shares	Dollars	Shares	Dollars
Shares sold	636,108	$10,092,803	1,167,965	$19,345,807
Shares issued to shareholders in payment of distributions declared	929,802	14,726,915	438,799	7,024,579
Shares redeemed	(9,001,778)	(141,094,991)	(2,841,848)	(46,980,396)

Net change resulting from Class A Share transactions	(7,435,868)	$(116,275,273)	(1,235,084)	$(20,610,010)

	Year Ended November 30, 2008		Year Ended November 30, 2007
Class C Shares	Shares	Dollars	Shares	Dollars
Shares sold	16,135	$259,534	386,005	$6,773,110
Shares issued to shareholders in payment of distributions declared	37,883	599,941	2,112	33,878
Shares redeemed	(267,510)	(4,140,410)	(40,652)	(680,555)

Net change resulting from Class C Share transactions	(213,492)	$(3,280,935)	347,465	$6,126,433

	Year Ended November 30, 2008		Year Ended November 30, 2007
Class I Shares	Shares	Dollars	Shares	Dollars
Shares sold	10,000,472	$156,743,350	37,600	$612,788
Shares issued to shareholders in payment of distributions declared	74,672	1,106,306	59	936
Shares redeemed	(2,149,010)	(32,098,517)	(57,475)	(929,414)

Net change resulting from Class I Share transactions	7,926,134	$125,751,139	(19,816)	$(315,690)

Net change resulting from Fund Share transactions	276,774	$6,194,931	(907,435)	$(14,799,267)

REGIONS MORGAN KEEGAN SELECT FUNDS

	Fixed Income Fund
	Year Ended November 30, 2008		Year Ended November 30, 2007
Class A Shares	Shares	Dollars	Shares	Dollars
Shares sold	1,407,211	$13,302,723	1,708,474	$16,966,124
Shares issued to shareholders in payment of distributions declared	100,180	938,352	236,019	2,333,475
Shares redeemed	(8,679,018)	(81,519,365)	(8,926,582)	(88,880,708)

Net change resulting from Class A Share transactions	(7,171,627)	$(67,278,290)	(6,982,089)	$(69,581,109)

	Year Ended November 30, 2008		Year Ended November 30, 2007
Class C Shares	Shares	Dollars	Shares	Dollars
Shares sold	82,542	$782,533	327,617	$3,212,641
Shares issued to shareholders in payment of distributions declared	3,910	36,614	5,022	49,287
Shares redeemed	(245,451)	(2,310,141)	(277,237)	(2,722,588)

Net change resulting from Class C Share transactions	(158,999)	$(1,490,994)	55,402	$539,340

	Year Ended November 30, 2008		Year Ended November 30, 2007
Class I Shares	Shares	Dollars	Shares	Dollars
Shares sold	6,637,475	$62,753,499	1,973,424	$19,580,874
Shares issued to shareholders in payment of distributions declared	56,233	511,630	8,794	86,616
Shares redeemed	(3,883,472)	(36,180,451)	(2,507,207)	(24,535,301)

Net change resulting from Class I Share transactions	2,810,236	$27,084,678	(524,989)	$(4,867,811)

Net change resulting from Fund Share transactions	(4,520,390)	$(41,684,606)	(7,451,676)	$(73,909,580)

	Limited Maturity Fixed Income Fund
	Year Ended November 30, 2008		Year Ended November 30, 2007
Class A Shares	Shares	Dollars	Shares	Dollars
Shares sold	75,646	$652,690	210,859	$1,946,383
Shares issued to shareholders in payment of distributions declared	25,391	217,264	108,099	1,001,212
Shares redeemed	(1,975,460)	(16,622,979)	(3,318,054)	(30,912,222)

Net change resulting from Class A Share transactions	(1,874,423)	$(15,753,025)	(2,999,096)	$(27,964,627)

	Year Ended November 30, 2008		Year Ended November 30, 2007
Class C Shares	Shares	Dollars	Shares	Dollars
Shares sold	1,807	$15,424	229,597	$2,070,024
Shares issued to shareholders in payment of distributions declared	1,966	16,627	2,806	25,391
Shares redeemed	(135,041)	(1,150,241)	(106,798)	(958,842)

Net change resulting from Class C Share transactions	(131,268)	$(1,118,190)	125,605	$1,136,573

REGIONS MORGAN KEEGAN SELECT FUNDS

	Limited Maturity Fixed Income Fund, continued
	Year Ended November 30, 2008		Year Ended November 30, 2007
Class I Shares	Shares	Dollars	Shares	Dollars
Shares sold	8,780	$70,152	—	$—
Shares issued to shareholders in payment of distributions declared	1	4	—	5
Shares redeemed	—	—	—	—

Net change resulting from Class I Share transactions	8,781	$70,156	0	$5

Net change resulting from Fund Share transactions	(1,996,910)	$(16,801,059)	(2,873,491)	$(26,828,049)

	Intermediate Tax Exempt Bond Fund
	Year Ended November 30, 2008		Year Ended November 30, 2007
Class A Shares	Shares	Dollars	Shares	Dollars
Shares sold	197,743	$1,881,857	1,171,999	$11,016,342
Shares issued to shareholders in payment of distributions declared	10,013	95,164	18,439	174,302
Shares redeemed	(2,869,957)	(27,262,411)	(1,087,556)	(10,283,788)

Net change resulting from Class A Share transactions	(2,662,201)	$(25,285,390)	102,882	$906,856

	Year Ended November 30, 2008		Year Ended November 30, 2007
Class C Shares	Shares	Dollars	Shares	Dollars
Shares sold	14,001	$133,553	409,583	$3,856,629
Shares issued to shareholders in payment of distributions declared	1,404	13,360	1,168	11,067
Shares redeemed	(317,522)	(3,040,726)	(75,203)	(710,266)

Net change resulting from Class C Share transactions	(302,117)	$(2,893,813)	335,548	$3,157,430

	Year Ended November 30, 2008		Year Ended November 30, 2007
Class I Shares	Shares	Dollars	Shares	Dollars
Shares sold	310,514	$2,957,665	61,957	$581,306
Shares issued to shareholders in payment of distributions declared	989	9,369	936	8,842
Shares redeemed	(295,356)	(2,808,282)	(270,902)	(2,566,716)

Net change resulting from Class I Share transactions	16,147	$158,752	(208,009)	$(1,976,568)

Net change resulting from Fund Share transactions	(2,948,171)	$(28,020,451)	230,421	$2,087,718

REGIONS MORGAN KEEGAN SELECT FUNDS

	Treasury Money Market Fund
	Year Ended November 30, 2008		Year Ended November 30, 2007
Class A Shares	Shares	Dollars	Shares	Dollars
Shares sold	1,814,032,807	$1,814,032,807	2,506,725,015	$2,506,725,015
Shares issued to shareholders in payment of distributions declared	4,528,286	4,528,286	9,298,041	9,298,041
Shares redeemed	(2,102,862,512)	(2,102,862,512)	(2,346,455,324)	(2,346,455,324)

Net change resulting from Class A Share transactions	(284,301,419)	$(284,301,419)	169,567,732	$169,567,732

	Year Ended November 30, 2008		Year Ended November 30, 2007
Class I Shares	Shares	Dollars	Shares	Dollars
Shares sold	17,116,780	$17,116,780	1,789,258	$1,789,258
Shares issued to shareholders in payment of distributions declared	29,722	29,722	11,976	11,976
Shares redeemed	(11,553,864)	(11,553,864)	(357,577)	(357,577)

Net change resulting from Class I Share transactions	5,592,638	$5,592,638	1,443,657	$1,443,657

Net change resulting from Fund Share transactions	(278,708,781)	$(278,708,781)	171,011,389	$171,011,389

	Money Market Fund
	Year Ended November 30, 2008		Year Ended November 30, 2007
Class A Shares	Shares	Dollars	Shares	Dollars
Shares sold	155,878,581	$155,878,581	173,656,658	$173,656,658
Shares issued to shareholders in payment of distributions declared	2,115,989	2,115,989	2,215,459	2,215,459
Shares redeemed	(202,730,716)	(202,730,716)	(115,882,062)	(115,882,062)

Net change resulting from Class A Share transactions	(44,736,146)	$(44,736,146)	59,990,055	$59,990,055

	Year Ended November 30, 2008		Year Ended November 30, 2007
Class I Shares	Shares	Dollars	Shares	Dollars
Shares sold	45,036,835	$45,036,835	136,082,658	$136,082,658
Shares issued to shareholders in payment of distributions declared	4,912	4,912	8,922	8,922
Shares redeemed	(45,105,432)	(45,105,432)	(137,165,491)	(137,165,491)

Net change resulting from Class I Share transactions	(63,685)	$(63,685)	(1,073,911)	$(1,073,911)

Net change resulting from Fund Share transactions	(44,799,831)	$(44,799,831)	58,916,144	$58,916,144

REGIONS MORGAN KEEGAN SELECT FUNDS

8	Federal Tax Information

Because federal income tax regulations differ in certain respects from GAAP, income and capital gain distributions determined in accordance with tax regulations may differ from net investment income and realized gains recognized for financial reporting purposes. These differences are primarily due to differing treatments for net operating losses, discount accretion/premium amortization on debt securities, real estate investment trust adjustments, paydown gains and losses, distribution reclassifications and the utilization of earnings and profits distributed to the shareholders on redemption of shares as part of the dividends paid deduction for income tax purposes.

Permanent book and tax differences, if any, relating to shareholder distributions will result in reclassifications to paid-in capital or to undistributed capital gains. These reclassifications have no effect on net assets or NAVs per share. Any undistributed net income and realized gain remaining at fiscal year-end is distributed in the following year.

For the fiscal year ended November 30, 2008, permanent differences identified and reclassified among the components of net assets were as follows:

Fund	Paid-In Capital	Undistributed Net Investment Income	Accumulated Net Realized Gain/(Loss)
Mid Cap Growth Fund	$(661,482)	$561,918	$99,564
Growth Fund	—	(999)	999
Core Equity Fund	3,000,000	—	(3,000,000)
Mid Cap Value Fund	—	(899)	899
Value Fund	—	(537)	537
Balanced Fund	—	22,664	(22,664)
Fixed Income Fund	—	61,688	(61,688)
Limited Maturity Fixed Income Fund	—	21,806	(21,806)
Intermediate Tax Exempt Bond Fund	(202)	(9,141)	9,343

Net investment income, net realized gains/(losses) and net assets were not affected by these reclassifications.

The tax character of distributions as reported on the Statements of Changes in Net Assets for the years ended November 30, 2008 and 2007 were as follows:

	2008		2007
Fund	Ordinary Income(1)	Long-Term Capital Gains	Ordinary Income(1)	Long-Term Capital Gains
Mid Cap Growth Fund	$—	$44,630,970	$946,737	$45,152,575
Growth Fund	352,102	15,164,640	675,005	—
Core Equity Fund	2,121,657	7,791,004	713,828	20,715,395
Mid Cap Value Fund	100,951	4,402,483	—	3,021,142
Value Fund	2,464,913	3,385,925	2,464,265	—
Balanced Fund	2,309,759	14,749,763	2,059,663	5,336,883
Fixed Income Fund	6,863,163	—	11,111,683	—
Limited Maturity Fixed Income Fund	403,349	—	1,735,263	—
Intermediate Tax Exempt Bond Fund(2)	1,173,846	46,874	1,630,076	—
Treasury Money Market Fund	16,008,603	—	49,263,776	—
Money Market Fund	3,166,232	—	5,144,966	—

(1)	For tax purposes, short-term capital gain distributions are considered ordinary income distributions.

(2)	$1,220,720 and $1,630,076 of the amounts included as ordinary income in 2008 and 2007, respectively, are tax exempt.

REGIONS MORGAN KEEGAN SELECT FUNDS

As of November 30, 2008, the components of distributable earnings on a tax basis were as follows:

Fund	Undistributed Ordinary Income	Undistributed Long-Term Capital Gains	Net Unrealized Appreciation/ (Depreciation)	Capital Loss Carryforward	Other Temporary Adjustments
Mid Cap Growth Fund	$—	$1,302,425	$(90,013,312)	$—	$—
Growth Fund	440,612	—	(17,772,992)	(4,033,731)	(37,835)
Core Equity Fund	11,066	5,165,217	(1,319,961)	—	(12,913)
Mid Cap Value Fund	44,952	—	(4,678,229)	(3,024,567)	(8,333)
Value Fund	679,061	—	(26,340,658)	(7,257,224)	(5,559)
Balanced Fund	571,602	—	(1,194,374)	(818,419)	—
Fixed Income Fund	381,751	—	(12,060,324)	(22,936,412)	(381,751)
Limited Maturity Fixed Income Fund	30,350	—	(93,937)	(10,082,916)	(9,307)
Intermediate Tax Exempt Bond Fund(1)	54,902	78,017	236,677	—	(64,043)
Treasury Money Market Fund	1,570,888	—	—	—	(127,183)
Money Market Fund	86,876	—	—	(200,761)	(95,716)

(1)	Amounts included as undistributed ordinary income are tax exempt.

The difference between book-basis and tax-basis net unrealized appreciation/(depreciation) is attributable in part to the tax deferral of losses on wash sales and differing treatments for discount accretion/premium amortization on debt securities.

Withholding taxes on foreign interest and dividends have been provided for in accordance with the applicable country’s tax rules and rates.

Tax Basis Unrealized Appreciation/(Depreciation) on Investments and Distributions—As of November 30, 2008, the Funds’ cost of investments for federal income tax purposes, the aggregate gross unrealized appreciation for all investments for which there was an excess of value over tax cost and the aggregate gross unrealized depreciation for all securities for which there was an excess of tax cost over the value were as follows:

Fund	Cost of Investments	Gross Unrealized Appreciation	Gross Unrealized (Depreciation)	Net Unrealized Appreciation/ (Depreciation)
Mid Cap Growth Fund	$354,974,263	$18,623,718	$(108,637,030)	$(90,013,312)
Growth Fund	288,950,983	34,010,424	(51,783,416)	(17,772,992)
Core Equity Fund	10,121,923	627,385	(1,947,346)	(1,319,961)
Mid Cap Value Fund	39,042,549	3,449,340	(8,127,569)	(4,678,229)
Value Fund	189,566,899	9,598,476	(35,939,134)	(26,340,658)
Balanced Fund	141,012,258	14,637,072	(15,831,446)	(1,194,374)
Fixed Income Fund	145,987,177	2,055,442	(14,115,766)	(12,060,324)
Limited Maturity Fixed Income Fund	5,358,552	53,643	(147,580)	(93,937)
Intermediate Tax Exempt Bond Fund	25,967,394	441,296	(204,619)	236,677
Treasury Money Market Fund	979,274,495	—	—	—
Money Market Fund	102,782,413	—	—	—

REGIONS MORGAN KEEGAN SELECT FUNDS

Capital Loss Carryforwards—As of November 30, 2008, the following Funds had capital loss carryforwards, which will reduce the Funds’ taxable income arising from future net realized gains on investments, if any, to the extent permitted by the Code, and thus will reduce the amount of the distributions to shareholders which would otherwise be necessary to relieve the Funds of any liability for federal tax. Pursuant to the Code, such capital loss carryforwards will expire as follows:

Fund	Expiring in 2009	Expiring in 2010	Expiring in 2011	Expiring in 2012	Expiring in 2013	Expiring in 2014	Expiring in 2015	Expiring in 2016	Total
Growth Fund	$—	$—	$—	$—	$—	$—	$—	$4,033,731	$4,033,731
Mid Cap Value Fund	—	—	—	—	—	—	—	3,024,567	3,024,567
Value Fund	—	—	—	—	—	—	—	7,257,224	7,257,224
Balanced Fund	—	—	—	—	—	—	—	818,419	818,419
Fixed Income Fund	—	—	—	1,419,944	209,164	3,069,321	10,886,297	7,351,686	22,936,412
Limited Maturity Fixed Income Fund	—	—	433,974	2,704,075	1,268,755	1,335,125	2,440,082	1,900,905	10,082,916
Money Market Fund	2,572	54	18,234	24,650	149,661	13	2,890	2,687	200,761

As of November 30, 2008, Fixed Income Fund and Money Market Fund had capital loss carryforwards of $214,873 and $31, respectively, subject to any applicable limitations on availability to offset future capital gains, if any, as the successor of a merger.

9	Investment Risk

Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund invests primarily in municipal debt securities. The ability of the issuers of the securities held by the Fund to meet their obligations might be affected by economic developments in a specific state or region.

Regions Morgan Keegan Select Fixed Income Fund and Regions Morgan Keegan Select Limited Maturity Fixed Income Fund may invest in investment grade and below investment grade debt securities, including mortgage-backed and asset-backed securities. Below investment grade debt securities, commonly known as “junk bonds,” involve a higher degree of credit risk than investment grade debt securities. In the event of an unanticipated default, a Fund would experience a reduction in its income, a decline in the market value of the securities so affected and a decline in the NAV of its shares. During an economic downturn or period of rising interest rates, highly leveraged and other below investment grade issuers may experience financial stress that could adversely affect their ability to service principal and interest payment obligations, to meet projected business goals and to obtain additional financing. The market prices of below investment grade debt securities are generally less sensitive to interest rate changes than higher-rated investments but are more sensitive to adverse economic or political changes or individual developments specific to the issuer than higher-rated investments. Periods of economic or political uncertainty and change can be expected to result in significant volatility of prices for these securities. Rating services consider these securities to be speculative in nature.

10	U.S. Treasury Temporary Guarantee Program for Money Market Funds

In October 2008, the Board of Trustees approved Money Market Fund’s participation in the Temporary Guarantee Program for Money Market Funds (the “Program”) offered by the United States Department of the Treasury (the “Treasury”). To participate, the Adviser paid a fee of 0.01% of Money Market Fund’s net assets as of September 19, 2008.

Under the Program, the Treasury guarantees the value of shares of a participating money market fund outstanding as of September 19, 2008 at $1.00 per share if the fund’s net asset value falls below $0.995 and the fund’s board decides to liquidate the fund. The Program covers the lesser of a shareholder’s account value on September 19, 2008, or on the date of liquidation.

The initial term of the Program expired on December 18, 2008. The Treasury has announced that the Program will be extended for a second term, which expires on April 30, 2009. Continued participation in each extension of the Program

REGIONS MORGAN KEEGAN SELECT FUNDS

will require payment of an additional fee. The Board of Trustees has determined that continued participation in the Program is in the best interest of Money Market Fund and its shareholders. The Adviser has paid the Treasury an amount equal to 0.015% of Money Market Fund’s net assets as of September 19, 2008 for Money Market Fund’s continued participation in the Program.

If the Program is extended beyond April 30, 2009, the Board of Trustees will consider whether to continue to participate. There is no assurance that Money Market Fund will continue to participate in the Program.

As of the time of this report, assets available to the Program to support all participating money market funds are limited to $50 billion and payments under the Program are dependent on the availability of assets in the Program at the time a request for payment is made. Payments will be made on a first-come-first-served basis.

11	Subsequent Event

On January 21, 2009, Regions Financial Corporation announced that Pioneer Investment Management, Inc. (“Pioneer”) has signed a definitive agreement to acquire the Funds, subject to shareholder approval. If the necessary approvals are obtained, the Funds will be reorganized into new or existing Pioneer Funds with generally similar investment objectives, strategies and risks. Shareholders of the Funds will receive a proxy statement/prospectus in advance of the shareholder meetings at which shareholders will vote on the proposed fund reorganizations. The proxy statement/prospectus will contain additional information about the reorganizations. The transaction is subject to customary closing conditions and is expected to be completed in the second quarter of 2009.

A condition of the Pioneer agreement to acquire the Funds is to cease all securities lending activities which, in turn, would trigger an “in-kind” transfer of the participating Funds’ ownership interest of the investments of the Bank of New York Institutional Cash Reserves Fund that the participating Funds invest their cash collateral as described in note 2, “Securities Lending”, and for which the values of certain investments are supported by a credit support agreement issued by the Bank of New York Mellon. Regions Bank has agreed to purchase these investments at a value equal to the credit support agreement provided by Bank of New York Mellon or to otherwise make the participating Funds whole upon this event.

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of The Regions Morgan Keegan Select Funds:

In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Regions Morgan Keegan Select Mid Cap Growth Fund, Regions Morgan Keegan Select Growth Fund, Regions Morgan Keegan Select Core Equity Fund, Regions Morgan Keegan Select Mid Cap Value Fund, Regions Morgan Keegan Value Fund, Regions Morgan Keegan Select Balanced Fund, Regions Morgan Keegan Select Fixed Income Fund, Regions Morgan Keegan Select Limited Maturity Fixed Income Fund, Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund, Regions Morgan Keegan Select Treasury Money Market Fund and Regions Morgan Keegan Select Money Market Fund (hereafter referred to as the “Funds”) at November 30, 2008, the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years in the periods then ended, and the financial highlights for the years or periods presented, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at November 30, 2008 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

Chicago, IL

January 28, 2009

BOARD OF TRUSTEES AND TRUST OFFICERS

The following tables set forth information concerning the trustees and officers of the Funds. An asterisk (*) indicates the trustees who are “interested persons” of the Funds as defined by the 1940 Act by virtue of their positions with the Adviser, Morgan Keegan and/or Regions, the publicly held parent of the Adviser, or its other subsidiaries. The Statement of Additional Information for the Funds includes additional information about the Funds’ trustees and is available upon request, without charge, by calling the Funds toll-free at 877-757-7424.

TRUSTEES

Name, Address(1), Age, Position(s) held with Funds, Term of Office(2), Length of Service	Principal Occupation(s) During Past Five Years and Other Directorships held by Trustee

J. Kenneth Alderman* DOB 7/10/1952, Trustee, Since 2003 Chairman, Since 2008	Mr. Alderman has been President of Regions Morgan Keegan Trust and Vice-Chairman and Chief Executive Officer of Morgan Asset Management, Inc. since 2002. He has been Executive Vice President of Regions Financial Corporation since 2000. He is a Certified Public Accountant and he holds the Chartered Financial Analyst designation.

Albert C. Johnson DOB 10/24/1944, Trustee, Since 2005	Mr. Johnson has been an independent financial consultant since 1998. He also has served as a Director of Hibbett Sports, Inc. since 2008 and Books-A-Million, Inc. since 2005. He was Senior Vice President and Chief Financial Officer of Dunn Investment Company (construction) from 1994 to 1998. He also was with Arthur Andersen LLP from 1965 to 1994, retiring as the Managing Partner of the firm’s Birmingham Office.

James Stillman R. McFadden DOB 9/26/1957, Trustee, Since 2003	Mr. McFadden has been Chief Manager of McFadden Communications, LLC (commercial printing) since 2002. He also has served as a director for several private companies since 1997.

W. Randall Pittman DOB 11/11/1953, Trustee, Since 2003	Mr. Pittman has been Vice President of Samford University since 2008. From 2002 to 2008, he was Chief Financial Officer of Emageon Inc. (healthcare information systems). From 1999 to 2002, he was Chief Financial Officer of BioCryst Pharmaceuticals, Inc. (biotechnology). From 1998 to 1999, he was Chief Financial Officer of ScandiPharm, Inc. (pharmaceuticals). From 1995 to 1998, he served as Senior Vice President – Finance of CaremarkRx (pharmacy benefit management). From 1983 to 1995, he held various positions with AmSouth Bancorporation (bank holding company), including Executive Vice President and Controller.

Mary S. Stone DOB 8/19/1950, Trustee, Since 2003	Ms. Stone has been a professor at the University of Alabama Culverhouse School of Accountancy since 1981 and held the Hugh Culverhouse Endowed Chair of Accountancy since 2002. She has served as Director of the Culverhouse School of Accountancy since 2004. She is also a former member of Financial Accounting Standards Advisory Council, AICPA, Accounting Standards Executive Committee and AACSB International Accounting Accreditation Committee. She is a Certified Public Accountant.

BOARD OF TRUSTEES AND TRUST OFFICERS

Name, Address(1), Age, Position(s) held with Funds, Term of Office(2), Length of Service	Principal Occupation(s) During Past Five Years and Other Directorships held by Trustee

Archie W. Willis, III DOB 11/13/1957, Trustee, Since 2003	Mr. Willis has been President of Community Capital (financial advisory and real estate development) since 1999 and Vice President of Community Realty Company (real estate brokerage) since 1999. He was a First Vice President of Morgan Keegan & Company, Inc. from 1991 to 1999. He also has served as a Director of Memphis Telecom, LLC since 2001 and a Member of the Advisory Board of Tri-State Bank of Memphis since 2006.
(1)	The address of each trustee is c/o the Trust, 50 North Front Street, 21st Floor, Memphis, Tennessee 38103.

(2)	Each trustee serves until his or her resignation or retirement.

OFFICERS

Name, Address(1), Age, Position(s) held with Funds, Term of Office(2), Length of Service	Principal Occupation(s) During Past Five Years

Brian B. Sullivan DOB 1/4/1955, President, Since 2006	Mr. Sullivan has served as President and Chief Investment Officer of Morgan Asset Management, Inc. since 2006. From 1999 to 2002 and from 2005 to 2007, Mr. Sullivan has served as President of AmSouth Asset Management, Inc., which merged into Morgan Asset Management, Inc. in late 2007. From 1996 to 1999 and from 2002 to 2005, Mr. Sullivan served as Vice President of AmSouth Asset Management, Inc. Since joining AmSouth Bank in 1982 through 1996, Mr. Sullivan served in various capacities including Equity Research Analyst and Chief Fixed Income Officer and was responsible for Employee Benefits Portfolio Management and Regional Trust Investments. He holds the Chartered Financial Analyst designation.

J. Thompson Weller DOB 4/2/1965, Treasurer, Since 2006 and Assistant Secretary, Since 2003	Mr. Weller has been a Managing Director and Controller of Morgan Keegan & Company, Inc. since 2001. He was Senior Vice President and Controller of Morgan Keegan & Company, Inc. from 1998 to 2001, Controller and First Vice President from 1997 to 1998, Controller and Vice President from 1995 to 1997 and Assistant Controller from 1992 to 1995. Mr. Weller also served as a Business Systems Analyst in the Investment Information Division of Metropolitan Life Insurance Co. from 1991 to 1992. Mr. Weller was also with Arthur Andersen & Co. in 1988 and Andersen Consulting from 1989 to 1991.

Charles D. Maxwell DOB 5/14/1954, Secretary and Assistant Treasurer, Since 2003	Mr. Maxwell has been Executive Managing Director, Chief Financial Officer, Treasurer and Secretary of Morgan Keegan & Company, Inc. since 2006. Mr. Maxwell previously served as Managing Director of Morgan Keegan & Company, Inc. from 1998 to 2006 and Assistant Treasurer and Assistant Secretary of Morgan Keegan & Company, Inc. from 1994 to 2006. Mr. Maxwell has been Secretary and Treasurer of Morgan Asset Management, Inc. since 1993. He was Senior Vice President of Morgan Keegan & Company, Inc. from 1995 to 1997. Mr. Maxwell also was with the accounting firm of Ernst & Young LLP from 1976 to 1986 and served as a Senior Manager from 1984 to 1986.

BOARD OF TRUSTEES AND TRUST OFFICERS

Name, Address(1), Age, Position(s) held with Funds, Term of Office(2), Length of Service	Principal Occupation(s) During Past Five Years

Michele F. Wood DOB 4/29/1969, Chief Compliance Officer, Since 2006	Ms. Wood has been the Chief Compliance Officer of Morgan Asset Management, Inc. since 2006 and is also a Senior Vice President of Morgan Keegan & Company, Inc. She was a Senior Attorney and First Vice President of Morgan Keegan & Company, Inc. from 2002 to 2006. She was a Staff Attorney with FedEx Corporation from 2001 to 2002 specializing in employment litigation. She was an Associate with Ford & Harrison LLP from 1997 to 2001.
(1)	The address of Messrs. Sullivan, Weller and Maxwell and Ms. Wood is 50 North Front Street, Memphis, Tennessee 38103.

(2)	Officers of the Funds are elected and appointed by the Board of Trustees and hold office until they resign, are removed or are otherwise disqualified to serve.

SUPPLEMENTAL INFORMATION

BOARD APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT (UNAUDITED)

On November 20, 2008, the continuance of the investment advisory agreements between Morgan Asset Management, Inc. (“Adviser”) and Regions Morgan Keegan Select Funds (the “Trust”), with respect to Regions Morgan Keegan Select Mid Cap Growth Fund (“Mid Cap Growth Fund”), Regions Morgan Keegan Select Growth Fund (“Growth Fund”), Regions Morgan Keegan Select Core Equity Fund (“Core Equity Fund”), Regions Morgan Keegan Select Mid Cap Value Fund (“Mid Cap Value Fund”), Regions Morgan Keegan Select Value Fund (“Value Fund”), Regions Morgan Keegan Select Balanced Fund (“Balanced Fund”), Regions Morgan Keegan Select Fixed Income Fund (“Fixed Income Fund”), Regions Morgan Keegan Select Limited Maturity Fixed Income Fund (“Limited Maturity Fixed Income Fund”), Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund (“Intermediate Tax Exempt Bond Fund”), Regions Morgan Keegan Select Treasury Money Market Fund (“Treasury Money Market Fund”) and Regions Morgan Keegan Select Money Market Fund (“Money Market Fund”), each a series of the Trust (each a “Fund” and collectively, the “Funds”), were considered and unanimously approved by the Trust’s Board of Trustees and separately by the Trustees who are not “interested persons” of the Funds within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Independent Trustees”). In addition, the continuance of the investment sub-advisory agreement between Adviser and Channing Capital Management, LLC (“CCM”), with respect to Mid Cap Value Fund, was considered and unanimously approved by the Trust’s Board of Trustees and separately by the Independent Trustees. The Board previously met in person on August 25, 2008 and continued the investment advisory agreements and the sub-advisory agreement (collectively, the “Agreements”) through December 31, 2008.

In evaluating the Agreements, the Board reviewed information furnished by Adviser and CCM in response to questions submitted by independent counsel to the Independent Trustees. The Independent Trustees were assisted by independent legal counsel during their deliberations and met separately from representatives of Adviser to discuss the contract review.

In approving the continuance of each Agreement, the Board determined that the terms of the Agreement are fair and reasonable and that approval of the Agreement on behalf of the applicable Fund is in the best interests of that Fund. The Board specifically considered the following, among other things, as relevant to its deliberations: (1) the nature, extent, and quality of the services provided by Adviser and CCM under the Agreements; (2) the performance of each Fund compared to its benchmark index and a peer group of investment companies; (3) the costs of the services provided and profits realized by Adviser and CCM from their relationships with the Funds; (4) the extent to which economies of scale might be realized as a Fund grows; and (5) whether fee levels reflect any such potential economies of scale for the benefit of investors in a Fund. The Board also evaluated the terms of the Agreements, the overall fairness of the Agreements to each Fund and whether the Agreements were in the best interests of the Funds. In their deliberations, the Board did not identify any single factor or information as all-important or controlling, and each Trustee may have attributed different importance to the various factors.

With respect to the nature, extent, and quality of the services provided by Adviser and CCM, the Board considered Adviser’s and CCM’s investment processes, the qualifications and experience of the portfolio managers, and the experience and staffing of Adviser’s and CCM’s investment research personnel who perform services for the Funds. The Board also noted the extensive responsibilities that Adviser has as investment adviser to the Funds, and that CCM has as sub-adviser to Mid-Cap Value Fund. In particular, the Board considered the responsibility for making investment decisions on behalf of the Funds and placing all orders for the purchase and sale of investments for the Funds. The Board further considered Adviser’s and CCM’s policies and procedures for the selection of brokers and dealers and for obtaining research from those brokers and dealers and reviewed the products Adviser receives in connection with soft dollars generated by Fund brokerage. In considering the financial condition of Adviser and CCM, the Board reviewed financial information regarding each company and its affiliates (as applicable).

With respect to performance of the Funds, the Board considered the performance of each Fund relative to its benchmark index and a peer group of investment companies pursuing broadly similar strategies. The Board also considered performance in relation to the degree of risk undertaken by the portfolio manager. The Board noted that

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during the past year, the performance of the Value Fund exceeded its benchmark and the performance of the Balanced Fund exceeded its blended index. The Board also noted that during the past year Mid Cap Growth Fund and Growth Fund each were in line with their respective benchmarks, while the performance of Money Market Fund and Treasury Money Market Fund remained satisfactory. Further, the Board observed that Core Equity Fund, Mid Cap Value Fund, Limited Maturity Fixed Income Fund, Fixed Income Fund and Tax-Exempt Bond Fund each underperformed their respective benchmarks. In considering the performance of each Fund, the Board noted the extraordinary market developments in 2008. Additionally, the Board considered that Core Equity Fund and Limited Maturity Fixed Income Fund had experienced significant net redemptions in 2008. The Board discussed each Fund’s performance with Adviser or CCM and the steps that Adviser or CCM had taken, or intended to take, to improve performance.

The Board also examined the fees payable under the Agreements and the total expense ratio of each Fund in light of the fees and total expense ratios for its peer group. The Board noted that the advisory fee for each of Limited Maturity Fixed Income Fund and Tax-Exempt Bond Fund was below the average for its peer group, while the total expense ratio for each of these Funds was slightly above the peer group average. For Mid Cap Growth Fund, the Board noted that the advisory fee was above average for its peer group, while the total expense ratio for the Fund was below the average for its peer group. The Board noted that the advisory fees for all other Funds were slightly above average for the applicable peer group, while the total expense ratios were near the median for the peer group. In this connection, the Board evaluated Adviser’s and CCM’s costs and profitability in providing services to the Funds, including the costs associated with personnel, systems, infrastructure, and certain other expenses necessary to perform their functions. The Board determined that CCM’s profitability with respect to Mid Cap Value Fund and Adviser’s profitability on a fund-by-fund and complex-wide basis were not excessive. The Board also determined that, other than the service fees for other services provided to the Funds by affiliates of Adviser and certain soft-dollar research services Adviser obtains, Adviser and its affiliates do not receive any material ancillary benefits as a result of Adviser’s relationship with the Funds. In addition, the Board noted that for Limited Maturity Fixed Income Fund, Adviser has voluntarily waived a portion of its fees since April 1, 2008. Further, the Board noted that, effective November 20, 2008, Adviser has voluntarily agreed to waive fees and reimburse expenses to the extent necessary to prevent a negative yield for each class of shares of Treasury Money Market Fund.

The Board discussed other factors, including economies of scale as Fund asset levels increased, the level of fees Adviser and CCM charge to other accounts for the same or similar services, Adviser’s and CCM’s compliance systems, and the Funds’ compliance issues during the past year.

Based on its review of the Agreements, the Board was satisfied that: (1) the Funds were likely to benefit from the nature, quality, and extent of Adviser’s and CCM’s services; and (2) Adviser and CCM have the resources to provide the services and to carry out their responsibilities under the Agreements. The Board also concluded that Adviser’s and CCM’s compensation, including ancillary benefits, is fair and reasonable.

Based on the foregoing, the Board, and the Independent Trustees voting separately, approved continuation of the Agreements as in the best interest of the respective Funds.

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PRIVACY POLICY NOTICE

Regions Morgan Keegan Select Funds, their distributor (Morgan Keegan & Company, Inc.) and their agents (referred to as the “Funds,” “we” or “us”) recognize that consumers (referred to as “you” or “your”) expect us to protect both your assets and financial information. We respect your right to privacy and your expectation that all personal information about you or your account will be maintained in a secure manner. We are committed to maintaining the confidentiality, security and integrity of client and shareholder information. We want you to understand the Funds’ policy that governs the handling of your information, how the Funds gather information, how that information is used and how it is kept secure.

Information the Funds Collect

The Funds collect nonpublic personal information about you from the following sources:

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We may receive information from you, or from your financial representative, on account applications, other forms or electronically (such as through the Funds’ website or other electronic trading mechanisms). Examples of this information include your name, address, social security number, assets and income.

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We may receive information from you, or from your financial representative, through transactions with us or others, correspondence and other communications. Examples of this information include specific investments and your account balances.

■	We may obtain other personal information from you in connection with providing you a financial product or service. Examples of this information include depository, debit or credit account numbers.

Information Sharing Policy

The Funds may share the nonpublic personal information about you, as described above, with financial or non-financial companies or other entities, including companies that may be affiliated with the Funds and other nonaffiliated third parties, for the following purposes:

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We may share information when it is necessary and required to process a transaction or to service a customer relationship. For example, information may be shared with a company that provides account record keeping services or a company that provides proxy services to shareholders.

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We may share information when it is required or permitted by law. For example, information may be shared in response to a subpoena or to protect you against fraud or with someone who has established a legal beneficial interest, such as a power of attorney.

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We may disclose all of the information we collect, as described above, to companies that perform marketing or other services on our behalf or to other financial institutions with whom we have agreements, for the limited purpose of jointly offering, endorsing or sponsoring a financial product or service. For example, we may share information about you for these limited purposes with the bank, broker-dealer or other financial intermediary through whom you purchased the Funds’ products or services, or with providers of marketing, legal, accounting or other professional services. The Funds will not, however, disclose a consumer’s account number or similar form of access number or access code for credit card, deposit or transaction accounts to any non-affiliated third party for use in telemarketing, direct mail or other marketing purposes.

Except as described above, the Funds do not share customer information. We will not rent, sell, trade or otherwise release or disclose any personal information about you. Any information you provide to us is for the Funds’ use only. If you decide to close your account(s) or become an inactive customer, we will adhere to the privacy policies and practices as described in this notice.

Information Security

When the Funds share nonpublic customer information with third parties hired to facilitate the delivery of certain products or services to our customers, such information is made available for limited purposes and under controlled

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circumstances designed to protect our customers’ privacy. We require third parties to comply with our standards regarding security and confidentiality of such information. We do not permit them to use that information for their own or any other purposes, or rent, sell, trade or otherwise release or disclose the information to any other party. These requirements are reflected in written agreements between the Funds and the third party service providers.

The Funds protect your personal information in several ways. We maintain physical, electronic and procedural safeguards to guard your nonpublic personal information. Each of the following sections explains an aspect of the Funds’ commitment to protecting your personal information and respecting your privacy.

Employee Access to Information

All of the Funds’ employees and agents must adhere to the Funds’ policy on confidentiality. Access to customer information is authorized for business purposes only, and the degree of access is based on the sensitivity of the information and on an employee’s or agent’s need to know the information in order to service a customer’s account or comply with legal requirements.

Visiting the Funds’ Website

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The Funds’ website (www.rmkfunds.com) gathers and maintains statistics about the number of visitors as well as what information is viewed most frequently. This information is used to improve the content and level of service we provide to our clients and shareholders.

■	Information or data entered into a website will be retained.

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Where registration to a website or re-entering personal information on a website is required, “cookies” are used to improve your online experience. A cookie is a way for websites to recognize whether or not you have visited the site before. It is a small file that is stored on your computer that identifies you each time you re-visit our site so you don’t have to resubmit personal information. Cookies provide faster access into the website.

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We may also collect non-personally identifiable Internet Protocol (“IP”) addresses for all other visitors to monitor the number of visitors to the site. These non-personally identifiable IP addresses are never shared with any third party.

E-mail

If you have opted to receive marketing information from the Funds by e-mail, it is our policy to include instructions in all marketing messages on how to unsubscribe from subsequent e-mail programs. Some products or services from the Funds are intended to be delivered and serviced electronically. E-mail communication may be utilized in such cases. If you participate in an employer-sponsored retirement plan, we may, at your employer’s request, send you e-mail on matters pertaining to the retirement plan.

Please do not provide any account or personal information such as social security numbers, account numbers or account balances within your e-mail correspondence to us. We cannot use e-mail to execute transaction instructions, provide personal account information or change account registration. We can, however, use e-mail to provide you with the necessary forms. You can also use customer service to do so. Call us toll-free at 877-757-7424.

Surveys/Aggregate Data

Periodically, the Funds may conduct surveys about financial products and services or review elements of customer information in an effort to forecast future business needs. The Funds then generate reports that include aggregate data regarding its customers. Aggregate data classifies customer information in various ways but that does not identify individual customers. These reports may also include information on website traffic patterns and related information. These reports are used for the Funds’ planning, statistical and other corporate purposes. Aggregate data may also be shared with external parties, such as marketing organizations. However, no information is shared by which any individual customer could be identified.

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Changes to Our Privacy Statement

The Funds reserve the right to modify or remove parts of this privacy statement at any time. Notice will be provided to you in advance of any changes that would affect your rights under this policy statement.

PROXY VOTING POLICIES & RECORD OF VOTING ACTIVITY

The Funds vote proxies related to their portfolio securities according to a set of policies and procedures approved by the Funds’ Board of Trustees. You may view the proxy voting activity for each Fund during the most recent twelve month period ended June 30 as well as a description of the policies and procedures, without charge, by calling 877-757-7424, by visiting the Fund’s website at www.rmkfunds.com or by visiting the SEC’s website at www.sec.gov.

QUARTERLY REPORTS ON PORTFOLIO HOLDINGS

The Funds file their complete schedules of portfolio holdings as of the first and third quarters of their fiscal years on Form N-Q with the SEC no more than sixty days after the close of those quarters. You may obtain the Funds’ Form N-Q filings, without charge, by calling 877-757-7424 or you may view these filings by visiting the SEC’s website at www.sec.gov. The Funds’ last Form N-Q filing is available on the Funds’ website at www.rmkfunds.com. The Funds’ Form N-Q filings may also be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Call 800-SEC-0330 for information on the operation of the Public Reference Room. A description of the Funds’ policies and procedures with respect to disclosure of its portfolio securities is available in the Funds’ Statement of Additional Information.

FEDERAL TAX INFORMATION (UNAUDITED)

For the fiscal year ended November 30, 2008, the amount of capital gain dividends designated by Mid Cap Growth Fund, Growth Fund, Core Equity Fund, Mid Cap Value Fund, Value Fund, Balanced Fund, and Intermediate Tax Exempt Bond Fund were $44,630,970, $15,164,640, $10,791,004, $4,402,483, $3,385,925, $14,749,763 and $46,874, respectively. These amounts may include earnings and profits distributed to shareholders on the redemption of shares as part of the dividend paid deduction.

For the fiscal year ended November 30, 2008, 89.8%, 72.0% and 61.3% of the income dividends paid by Growth Fund, Value Fund and Balanced Fund, respectively, (1) qualified as “qualified dividend income,” which generally is subject to a maximum tax rate of 15%, for individual stockholders (complete information is reported on Form 1099-DIV) and (2) qualified for the dividends-received deduction available to corporate stockholders.

SUPPLEMENTAL INFORMATION

SERVICE PROVIDERS

INVESTMENT ADVISER Morgan Asset Management, Inc. 1901 6th Avenue North, 4th Floor Birmingham, Alabama 35203	SUB-ADVISER TO REGIONS MORGAN KEEGAN SELECT MID CAP VALUE FUND Channing Capital Management, LLC 10 South LaSalle Street, Suite 2650 Chicago, Illinois 60603

CUSTODIAN Regions Bank 1901 6th Avenue North, 4th Floor Birmingham, Alabama 35203	LEGAL COUNSEL K&L Gates LLP 1601 K Street, N.W. Washington, DC 20006

ADMINISTRATOR, DISTRIBUTOR & TRANSFER AGENT Morgan Keegan & Company, Inc. Morgan Keegan Tower 50 North Front Street Memphis, Tennessee 38103	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PricewaterhouseCoopers LLP One North Wacker Chicago, Illinois 60606

Shares of Regions Morgan Keegan Select Funds, like shares of all mutual funds, are not bank deposits or obligations, are not guaranteed by any bank and are not insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. Investment in mutual funds involves investment risk, including possible loss of principal.

This report is authorized for distribution to prospective investors only when preceded or accompanied by the Funds’ prospectus. An investor should consider each Fund’s investment objectives, risks and charges and expenses carefully before investing or sending money. This and other important information about the investment company can be found in the Funds’ prospectus. To obtain a prospectus, call toll-free 877-757-7424. Please read the prospectus carefully before investing.

REGIONS MORGAN KEEGAN FUND COMPLEX

The Regions Morgan Keegan fund complex offers mutual funds with a broad variety of investment objectives to meet the financial needs of all types of investors. With approximately $2 billion in assets, the fund complex includes five equity funds, one balanced fund, two bond funds, one tax-exempt bond fund and two money market funds. You may see an overview of each Fund by visiting the Funds’ website at www.rmkfunds.com. You may also download each Fund's most recent marketing flyer, prospectus, and annual and semi-annual reports to shareholders.

REGIONS MORGAN KEEGAN SELECT FAMILY OF FUNDS

■	EQUITY FUNDS

Regions Morgan Keegan Select Mid Cap Growth Fund

Regions Morgan Keegan Select Growth Fund

Regions Morgan Keegan Select Core Equity Fund

Regions Morgan Keegan Select Mid Cap Value Fund

Regions Morgan Keegan Select Value Fund

■	BALANCED FUND

Regions Morgan Keegan Select Balanced Fund

■	BOND FUNDS

Regions Morgan Keegan Select Fixed Income Fund

Regions Morgan Keegan Select Limited Maturity Fixed Income Fund

■	TAX-EXEMPT BOND FUND

Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund

■	MONEY MARKET FUNDS

Regions Morgan Keegan Select Treasury Money Market Fund

Regions Morgan Keegan Select Money Market Fund